                                                                    EXHIBIT 99.1



                           LOAN AND SECURITY AGREEMENT

                                  by and among

                   CONGRESS FINANCIAL CORPORATION (SOUTHERN),
                             as Administrative Agent

                                BANKBOSTON, N.A.,
                               as Collateral Agent

                                       and

        DYERSBURG CORPORATION, DYERSBURG FABRICS LIMITED PARTNERSHIP, I, DYERSBURG FABRICS INC., UNITED KNITTING, INC., UNITED KNITTING LIMITED PARTNERSHIP, I, IQUE, INC., IQUE LIMITED PARTNERSHIP, I, AIH INC., AND
                           ALAMAC KNIT FABRICS, INC.,
                                  as Borrowers




                             Dated: August 17, 1999

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

SECTION 1.        DEFINITIONS...................................................................................-2-

SECTION 2.        CREDIT FACILITIES............................................................................-22-
         2.1      Revolving Loans..............................................................................-22-
         2.2      Letter of Credit Accommodations..............................................................-24-
         2.3      Term Loan....................................................................................-27-
         2.4      Availability Reserves........................................................................-28-
         2.5      Borrowers' Representative....................................................................-28-

SECTION 3.        INTEREST AND FEES............................................................................-28-
         3.1      Interest.....................................................................................-28-
         3.2      Origination Fee..............................................................................-30-
         3.3      Syndication Fee.  ...........................................................................-31-
         3.4      Collateral Agent Fee.........................................................................-31-
         3.5      Administrative Agent Fee.....................................................................-31-
         3.6      Unused Line Fee..............................................................................-31-
         3.7      Changes in Laws and Increased Costs of Loans.................................................-31-
         3.8      Maximum Interest.............................................................................-32-
         3.9      Nature and Extent of Each Borrower's Liability...............................................-34-

SECTION 4.        CONDITIONS PRECEDENT.........................................................................-35-
         4.1      Conditions Precedent to Initial Loans and Letter of Credit Accommodations....................-36-
         4.2      Conditions Precedent to All Loans and Letter of Credit Accommodations........................-38-

SECTION 5.        SECURITY INTEREST............................................................................-39-
         5.1      Grant of Security Interest...................................................................-39-
         5.2      Exclusion for Margin Stock...................................................................-40-
         5.3      Exclusion for Certain Contracts and Leases...................................................-40-
         5.4      Foreign Subsidiary Stock.....................................................................-40-
         5.5      Offshore Equipment...........................................................................-40-

SECTION 6.        LOAN ADMINISTRATION..........................................................................-40-
         6.1.     Manner of Borrowing and Funding Revolving Loans..............................................-40-
         6.2.     Defaulting Lenders...........................................................................-43-
         6.3.     Special Provisions Governing LIBOR Rate Loans................................................-44-
         6.4.     Loan Accounts; the Register; Account Stated..................................................-44-
         6.5      Collection of Accounts.......................................................................-45-
         6.6      Payments.....................................................................................-46-
         6.7.     Prepayments..................................................................................-46-
         6.8      Telephone Authorizations.....................................................................-48-
         6.9      Use of Proceeds..............................................................................-48-
         6.10     Agents' Allocation of Payments and Collections...............................................-48-
         6.11     Gross Up for Taxes...........................................................................-49-
         6.12     Withholding Tax Exemption....................................................................-49-


                                      (ii)

SECTION 7.        COLLATERAL REPORTING AND COVENANTS...........................................................-49-
         7.1      Collateral Reporting.........................................................................-49-
         7.2      Accounts Covenants...........................................................................-50-
         7.3      Inventory Covenants..........................................................................-52-
         7.4      Equipment Covenants..........................................................................-52-
         7.5      Power of Attorney............................................................................-53-
         7.6      Right to Cure................................................................................-53-
         7.7      Access to Premises...........................................................................-53-

SECTION 8.        REPRESENTATIONS AND WARRANTIES...............................................................-54-
         8.1      Corporate Existence, Power and Authority; Subsidiaries.......................................-54-
         8.2      Financial Statements; No Material Adverse Change.............................................-54-
         8.3      Chief Executive Office; Collateral Locations.................................................-54-
         8.4      Priority of Liens; Title to Properties.......................................................-54-
         8.5      Tax Returns..................................................................................-54-
         8.6      Litigation...................................................................................-55-
         8.7      Compliance with Other Agreements and Applicable Laws.........................................-55-
         8.8      Employee Benefits............................................................................-55-
         8.9      Environmental Compliance.....................................................................-56-
         8.10     Bank Accounts................................................................................-56-
         8.11     Accuracy and Completeness of Information.....................................................-56-
         8.12     Survival of Warranties; Cumulative...........................................................-57-

SECTION 9.        AFFIRMATIVE AND NEGATIVE COVENANTS...........................................................-57-
         9.1      Maintenance of Existence.....................................................................-57-
         9.2      New Collateral Locations.....................................................................-57-
         9.3      Compliance with Laws, Regulations, Etc.......................................................-57-
         9.4      Payment of Taxes and Claims..................................................................-57-
         9.5      Insurance....................................................................................-58-
         9.6      Financial Statements and Other Information...................................................-58-
         9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc......................................-59-
         9.8      Encumbrances.................................................................................-60-
         9.9      Indebtedness.................................................................................-61-
         9.10     Loans, Investments, Guarantees, Etc..........................................................-61-
         9.11     Dividends and Redemptions....................................................................-62-
         9.12     Transactions with Affiliates.................................................................-62-
         9.13     Additional Bank Accounts.....................................................................-62-
         9.14     Compliance with ERISA........................................................................-62-
         9.15     Consolidated EBITDA..........................................................................-63-
         9.16     Consolidated Adjusted Tangible Net Worth.....................................................-63-
         9.17     Consolidated Fixed Charge Coverage Ratio.....................................................-63-
         9.18     After Acquired Real Property.................................................................-63-
         9.19     Costs and Expenses...........................................................................-64-
         9.20     Excess Availability..........................................................................-64-
         9.21     Obligations Constitute Senior Debt...........................................................-64-
         9.22     Phase II Site Assessments and Other Environmental Matters....................................-65-
         9.23     Fiscal Year..................................................................................-65-
         9.24     Upstream Payments............................................................................-65-


                                     (iii)

         9.25     DM Apparel Joint Venture.....................................................................-65-
         9.26     Further Assurances...........................................................................-65-

SECTION 10.       EVENTS OF DEFAULT AND REMEDIES...............................................................-66-
         10.1     Events of Default............................................................................-66-
         10.2     Remedies.....................................................................................-68-

SECTION 11.       AGENTS.......................................................................................-69-
         11.1     Appointment, Authority and Duties of Agents..................................................-69-
         11.2     Agreements Regarding Collateral..............................................................-71-
         11.3     Reliance By Agents...........................................................................-71-
         11.4     Action Upon Default..........................................................................-71-
         11.5     Ratable Sharing..............................................................................-72-
         11.6     Indemnification of Agents....................................................................-72-
         11.7     Limitation on Responsibilities of Agents.....................................................-73-
         11.8     Successor Agents and Co-Agents...............................................................-74-
         11.9     Consents, Amendments and Waivers.............................................................-75-
         11.10    Due Diligence and Non-Reliance...............................................................-76-
         11.11    Representations and Warranties of Lenders....................................................-77-
         11.12    The Required Lenders.........................................................................-77-
         11.13    Several Obligations..........................................................................-77-
         11.14    Agents in their Individual Capacities........................................................-77-
         11.15    No Third Party Beneficiaries.................................................................-77-
         11.16    Notice of Transfer...........................................................................-77-
         11.17    Replacement of Certain Lenders...............................................................-78-
         11.18    Remittance of Payments and Collections.......................................................-78-

SECTION 12.       BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS.........................................-79-
         12.1     Successors and Assigns.......................................................................-79-
         12.2     Participations...............................................................................-79-
         12.3     Assignments..................................................................................-80-
         12.4     Tax Treatment................................................................................-81-
         12.5     Participant's Security Interest..............................................................-81-

SECTION 13.       JURY TRIAL WAIVER; OTHER WAIVERS
                  AND CONSENTS; GOVERNING LAW          ........................................................-81-

         13.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver........................-81-
         13.2     Waiver of Notices............................................................................-83-
         13.3     Amendments and Waivers.......................................................................-83-
         13.4     Waiver of Counterclaims......................................................................-83-
         13.5     Indemnification..............................................................................-83-

SECTION 14.       TERM OF AGREEMENT; MISCELLANEOUS.............................................................-84-
         14.1     Term.........................................................................................-84-
         14.2     Notices......................................................................................-85-
         14.3     Partial Invalidity...........................................................................-85-
         14.4     Successors...................................................................................-85-
         14.5     Entire Agreement.............................................................................-86-


                                      (iv)

                                    INDEX TO
                             EXHIBITS AND SCHEDULES


            Exhibit A                 Form of Revolving Note
            Exhibit B                 Form of Term Note
            Exhibit C                 Form of Settlement Note
            Exhibit D                 Form of Notice of Conversion/Continuation
            Exhibit E                 Form of Notice of Borrowing
            Exhibit F                 Compliance Certificate
            Exhibit G                 Opinion Letter Requirements
            Exhibit H                 Form of Assignment and Acceptance
            Exhibit I                 Form of Notice
            Exhibit J                 Borrowing Base Certificate
            Exhibit K                 Information Certificates

            Schedule 8.4              Existing Liens
            Schedule 8.9              Environmental
            Schedule 8.10             Bank Accounts
            Schedule 9.7              New Subsidiaries
            Schedule 9.9              Existing Indebtedness
            Schedule 9.10             Existing Loans, Advances and Guarantees


                                      (v)

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT is made on August 17, 1999, by and among DYERSBURG CORPORATION, a Tennessee corporation ("Dyersburg"), DYERSBURG FABRICS LIMITED PARTNERSHIP, I, a Tennessee limited partnership ("DFLP"), DYERSBURG FABRICS INC., a Tennessee corporation ("DFI"), UNITED KNITTING, INC., a Tennessee corporation ("UKI"), UNITED KNITTING LIMITED PARTNERSHIP, I, a Tennessee limited partnership ("United Knitting"), IQUE, INC., a Tennessee corporation ("IQUE, Inc."), IQUE LIMITED PARTNERSHIP, I, a Tennessee limited partnership ("IQUE"), ALAMAC KNIT FABRICS, INC., a Delaware corporation ("Alamac"), and AIH INC., a Delaware corporation ("AIH") (each of the foregoing individually referred to hereinafter as a "Borrower" and collectively as "Borrowers"); the various financial institutions listed on the signature pages hereof and their respective successors and permitted assigns which become "Lenders" as provided herein; CONGRESS FINANCIAL CORPORATION (SOUTHERN), a Georgia corporation, in its capacity as administrative agent for the Lenders pursuant to SECTION 11 hereof (together with its successors in such capacity, "Administrative Agent"); and BANKBOSTON, N.A., a national banking association, in its capacity as collateral agent for the Lenders pursuant to Section 11 hereof (together with its successors in such capacity, "Collateral Agent"; Administrative Agent and Collateral Agent sometimes collectively referred to hereinafter as "Agents").


                                    RECITALS:


         Each Borrower has requested that Lenders make available a term loan facility, revolving credit facility and letter of credit facility to Borrowers, which shall be used by Borrowers to finance their mutual and collective enterprise of manufacturing knit fabrics for the apparel industry. In order to utilize the financial powers of each Borrower in the most efficient and economical manner, and in order to facilitate the financing of each Borrower's needs, Lenders will, at the request of any Borrower, make loans to all Borrowers under the term loan facility, revolving credit facility and letter of credit facility on a combined basis and in accordance with the provisions hereinafter set forth. Borrowers' business is a mutual and collective enterprise, and Borrowers believe that the consolidation of all loans and other financial accommodations under this Agreement will enhance the aggregate borrowing power of each Borrower and ease the administration of their loan relationship with Agents and Lenders, all to the mutual advantage of Borrowers. Lenders' willingness to extend credit to Borrowers and to administer each Borrower's collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers' request in furtherance of Borrowers' mutual and collective enterprise.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

         All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to a Borrower, an Agent or a Lender pursuant to the definitions set forth in the recitals hereto, or to any other Person herein, shall include their respective successors and assigns. The words "hereof," "herein," "hereunder," "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. All references to any instrument or agreement, including any of the Financing Agreements, shall include any amendment, modification, renewal, restatement or replacement thereof or supplement thereto. All references to any statute shall include all amendments thereto and modifications thereof and all related rules and regulations. The word "including" when used in this Agreement shall mean "including, without limitation." An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with SECTION
11.9 or is cured in a manner satisfactory to Agents, if such Event of Default is capable of being cured as determined by Agents. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. All references to the time of day shall mean the time of day in Atlanta, Georgia. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         "Accounts" shall mean all present and future rights of a Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

         "Accuval Appraisal" shall mean that certain appraisal dated June 18, 1999, that was prepared by Accuval Associates, Incorporated with respect to certain Real Property and certain Equipment of Borrowers.

         "Adjusted LIBOR Rate" shall mean, with respect to each Interest Period for any LIBOR Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the LIBOR Rate for such Interest Period by (b) a percentage equal to: (i) one
(1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a LIBOR Rate Loan or any LIBOR Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         "Affiliate" shall mean a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Equity Interests of a Person; or (iii) 5% or more of the Equity Interests of which is beneficially owned or held by a Person or a Subsidiary of a Person.

         "Agent Indemnitees" shall mean collectively, (i) Administrative Agent in its capacity as administrative agent hereunder and under the other Financing Agreements and all of Administrative Agent's present and future officers, directors, employees and agents, and (ii) Collateral Agent in its capacity as collateral agent hereunder and under the other Financing Agreements and all of Collateral Agent's present and future officers, directors, employees and agents.

         "Alamac Enterprises" shall mean Alamac Enterprises Inc., a Delaware corporation.

         "Alamac LLC" shall mean Alamac Knit Fabrics LLC, a Delaware limited liability company.

         "Applicable Law" shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Financing Agreement in question, including all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

         "Applicable Margin" shall mean a percentage equal to 2.75% with respect to Revolving Loans consisting of LIBOR Rate Loans; 0.75% with respect to Revolving Loans consisting of Base Rate Loans; 3.25% with respect to any portion of the Term Loan consisting of LIBOR Rate Loans; and 1.25% with respect to any portion of the Term Loan consisting of Base Rate Loans; provided, that, commencing October 1, 2000, the Applicable Margin shall be increased or (provided no Default or Event of Default exists) decreased, based upon the ratio of Consolidated Funded Debt to Consolidated EBITDA, as follows:

        ---------------------------------------------------------------------------------------

        Consolidated Funded              Revolving Loans                  Term Loan
        Debt/Consolidated
        EBITDA
        ---------------------------------------------------------------------------------------

                                     LIBOR Rate     Base Rate     LIBOR Rate    Base Rate
                                     Loans          Loans         Loans         Loans
        ---------------------------- ----------------------------------------------------------

        Greater than or equal to     3.00%          1.00%           3.50%       1.50%
        6.50 to 1.0
        ---------------------------- ----------------------------------------------------------

        Less than 6.50 to 1.0 but    2.75%          0.75%           3.25%       1.25%
        greater than or equal to
        5.50 to 1.0
        ---------------------------- ----------------------------------------------------------

        Less than 5.50 to 1.0 but    2.50%          0.50%           3.00%       1.00%
        greater than or equal to
        4.50 to 1.0
        ---------------------------- ----------------------------------------------------------

        Less than 4.50 to 1.0 but    2.25%          0.25%           2.75%       0.75%
        greater than or equal to
        3.50 to 1.0
        ---------------------------- ----------------------------------------------------------

        Less than 3.50 to 1.0        2.00%          0%              2.50%       0.50%
        ---------------------------- ----------------------------------------------------------

For purposes of this definition only and in determining the unused line fee under SECTION 3.6 hereof, Consolidated EBITDA shall mean Borrowers' Consolidated earnings before interest, taxes, depreciation and amortization for the previous four (4) quarters plus up to $2,000,000 of cash restructuring charges associated with the closing of up to one (1) business facility plus all non-cash charges in accordance with GAAP.

The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Borrowers as measured by the Consolidated Funded Debt to Consolidated EBITDA ratio for the immediately preceding four (4) fiscal quarters of Borrowers. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective three (3) Business Days after receipt by Agents of the applicable financial statements and corresponding Compliance Certificate. If the financial statements and the Compliance Certificate of Borrowers setting forth the Consolidated Funded Debt to Consolidated EBITDA ratio are not received by Agents by the date required pursuant to SECTION 9.6 of this Agreement, the Applicable Margin shall be determined as if the Consolidated Funded Debt to Consolidated EBITDA ratio exceeds 6.5 to 1.0 until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure timely to deliver such financial statements or Compliance Certificate is waived in writing by Agents and Lenders. For the final quarter of any fiscal year of Borrowers, Borrowers may provide the unaudited financial statements of Borrowers, subject only to year-end adjustments, for the purpose of determining the Applicable Margin; provided, however, if, upon delivery of the annual audited financial statements required to be submitted by Borrowers to Agents pursuant to SECTION 9.6 of this Agreement, Borrowers have not met the criteria for reduction of the Applicable Margin pursuant to the terms hereinabove for the final quarter of the fiscal year of Borrowers then ended, then (a) such Applicable Margin reduction shall be terminated and, effective on the first day of the month following receipt by Agents of such audited financial statements, the Applicable Margin shall be the Applicable Margin that would have been in effect if such reduction had not been implemented based upon the unaudited financial statements of Borrowers for the final fiscal quarter of the fiscal year of Borrowers then ended, and (b) Borrowers shall pay to Collateral Agent, for the Pro Rata benefit of the Lenders, on the first day of the month following receipt by Collateral Agent of such audited financial statements, an amount equal to the difference between the amount of interest that would have been paid on the principal amount of the Obligations using the Applicable Margin determined based upon such audited financial statements and the amount of interest actually paid during the period in which the reduction of the Applicable Margin was in effect based upon the unaudited financial statements of Borrowers' final fiscal quarter of the fiscal year of Borrowers then ended.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by Agents, in the form of EXHIBIT H attached hereto.

         "Availability Reserves" shall mean, as of any date of determination, such amounts as Agents may from time to time establish and revise reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agents, do or may affect either (i) the Collateral or any other Property which is security for the Obligations or its value, (ii) the assets, business or prospects of any Borrower or any Obligor or (iii) the security interests and other rights of Collateral Agent in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect either Agent's belief that any collateral report or financial information furnished by or on behalf of any Obligor to Agents is or may have been incomplete, inaccurate or misleading in any material respect or (a) to reflect outstanding Letter of Credit Accommodations as provided in SECTION 2.2 hereof or (b) in respect of any state of facts which either Agent determines constitutes a Default or an Event of Default.

         "BankBoston" shall mean BankBoston, N.A., a national banking association, and its successors and assigns.

         "Bankruptcy Code" shall mean title 11 of the United States Code.

         "BankBoston Indemnitees" shall mean BankBoston and all of its present and future officers, directors, employees and agents.

         "Base Rate" shall mean the rate from time to time publicly announced by the Reference Bank from time to time as its base rate, whether or not such announced rate is the best rate available at such bank; and, if such base rate for commercial loans is discontinued by Reference Bank as a standard, a comparable reference rate designated by Reference Bank as a substitute therefor shall be the Base Rate.

         "Base Rate Loan" shall mean any Loan or portion thereof on which interest is payable based on the Base Rate in accordance with the terms hereof.

         "Blocked Accounts" shall have the meaning set forth in SECTION 6.5 of this Agreement.

         "Bond Documents" shall mean collectively, (i) the Indenture of Trust dated as of July 1, 1990, between the Bond Issuer and the Bond Trustee, (ii) the Loan Agreement dated as of July 1, 1990, between the Bond Issuer and DFI, (iii) the Bond Letter of Credit and (iv) any and all other documents, agreements or instruments heretofore or hereafter executed or delivered in connection with the Bonds.

         "Bond Issuer" shall mean The Industrial Development Board of the City of Trenton, Tennessee.

         "Bond Letter of Credit" shall mean that certain irrevocable direct-pay letter of credit to be issued by First Union for the benefit of the Bond Trustee in the principal amount of $8,056,903.

         "Bond Trustee" shall mean SunTrust Bank, Atlanta (formerly known as Trust Company Bank), as trustee for the Bonds.

         "Bonds" shall mean the $7,900,000 Industrial Development Board of the City of Trenton, Tennessee Industrial Development Revenue Bonds (Dyersburg Fabrics Inc. Project) Series 1990.

         "Borrowing" shall mean a borrowing consisting of Loans of one Type made on the same day by Lenders (or by BankBoston in the case of a Borrowing funded by Settlement Loans) or a conversion of a Loan or Loans of one Type from Lenders on the same day.

         "Borrowing Agent" shall mean Dyersburg Corporation, a Tennessee corporation.

         "Borrowing Base Certificate" shall mean a certificate which is substantially in the form of EXHIBIT J attached hereto, as such form may from time to time be modified by Agents, is duly completed (including all schedules thereto) and executed by the chief financial officer or other appropriate financial officer of Borrowers acceptable to Agents and delivered to Collateral Agent.

         "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of Georgia, and a day on which the Reference Bank, Agents and Lenders are open for the transaction of business, except that if a determination of a Business Day shall relate to any LIBOR Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable LIBOR Rate market.

         "Business Interruption Insurance Assignments" shall mean the Collateral Assignments of Business Interruption Insurance to be executed by each Borrower on the date hereof in favor of Collateral Agent, for the benefit of Agents and for the Pro Rata benefit of Lenders, as security for the payment of the Obligations

         "Capital Expenditures" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

         "Capitalized Lease Obligation" shall mean any debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Cash Collateral Account" shall mean a demand deposit, money market or other account established by Collateral Agent at such financial institution as Collateral Agent may select in its discretion, which account shall be in Collateral Agent's name and subject to Collateral Agent's Lien.

         "Claims" shall mean any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys', accountants', consultants' or paralegals' fees and expenses), whether arising under or in connection with the Financing Agreements, any Applicable Law (including any Environmental Law) or otherwise, that may now or hereafter be suffered or incurred by a Person and whether suffered or incurred in or as a result of any investigation, litigation, arbitration or other judicial or non-judicial proceeding or any appeals related thereto.

         "Closing Date" shall mean the date on which all of the conditions precedent in SECTION 4 of this Agreement are satisfied (or waived by Agents in their sole and absolute discretion) and the initial Loans are made under this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986.

         "Collateral" shall have the meaning set forth in SECTION 5 of this Agreement.

         "Commitment" shall mean, at any date for any Lender, the aggregate amount of such Lender's Revolving Commitment and Term Loan Commitment on such date, and "Commitments" shall mean the aggregate amount of all Revolving Commitments and Term Loan Commitments.

         "Commitment Termination Date" shall mean the date that is the sooner to occur of (i) the last day of the Original Term or of any Renewal Term; (ii) the date on which Borrowers elect to terminate this Agreement pursuant to SECTION 14 of this Agreement; or (iii) the effective date of termination of the Commitments pursuant to SECTION 10.2(B) hereof.

         "Compliance Certificate" shall mean a certificate in the form of EXHIBIT F attached hereto, duly completed.

         "Congress" shall mean Congress Financial Corporation (Southern), a Georgia corporation, and its successors and assigns.

         "Congress Indemnitees" shall mean Congress and all of its present and future officers, directors, employees and agents.

         "Consolidated" shall mean the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

         "Consolidated Adjusted Tangible Net Worth" shall mean as to Borrowers, on a Consolidated basis, on any date, an amount equal to: (a) the Consolidated stockholder's equity of Borrowers and their Consolidated Subsidiaries (if any) plus (b) the unpaid balance of the Senior Subordinated Notes less (c) intangible assets of

Borrowers and their Consolidated Subsidiaries, including goodwill and deferred financing and closing costs, in each case determined as of such date.

         "Consolidated EBITDA" shall mean, for any fiscal period of Borrowers, on a Consolidated basis, Borrowers' and their Consolidated Subsidiaries' (i) income (or loss) before interest and taxes (excluding therefrom (to the extent otherwise included therein) any gains or losses, together with any related provisions for taxes, realized upon any sale of assets other than in the ordinary course of business) plus (ii) to the extent deducted in determining such income (or loss), depreciation, amortization and other non-cash charges.

         "Consolidated Fixed Charge Coverage Ratio" shall mean, for any fiscal period of Borrowers, on a Consolidated basis, the ratio of: (i) Consolidated EBITDA less Capital Expenditures less Borrowers' and their Consolidated Subsidiaries' cash income tax expense for such period to (ii) Consolidated Interest Expense plus current maturities of long-term debt for such period.

         "Consolidated Funded Debt" shall mean, on a Consolidated basis, all indebtedness which would, in accordance with GAAP, constitute long-term debt, including (i) any indebtedness with a maturity more than one (1) year after the creation thereof, and (ii) any indebtedness that is renewable or extendable at the option of Borrowers for a period of more than one year from the date of creation of such indebtedness.

         "Consolidated Interest Expense" shall mean, for any fiscal period of Borrowers, total interest expense (including that portion attributable to Capitalized Lease Obligations in accordance with GAAP and capitalized interest) of Borrowers and their Subsidiaries on a Consolidated basis with respect to all outstanding indebtedness of Borrowers and their Subsidiaries.

         "Consolidated Subsidiaries" shall mean, as to a Borrower, those Subsidiaries of such Borrower whose accounts are at the time in question, in accordance with GAAP (and, with respect to any Subsidiaries created, to the extent permitted by this Agreement, after the date hereof, pursuant to the written consent of Agents, which consent may be withheld in their absolute discretion and which may be conditioned upon, inter alia, the execution and delivery of guaranties, security agreements, mortgages and other documents required by Agents in their absolute discretion), consolidated with those of such Borrower.

         "Default" shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" shall mean, with respect to any Loan, a fluctuating rate per annum which, on any date, is equal to two percent (2%) above the rate otherwise in effect for such Loan on such date.

         "Deposit Account Assignment" shall mean the Collateral Assignment of Deposit Accounts to be executed by Borrowers on or before the Closing Date in favor of Collateral Agent, for the benefit of Agents and for the Pro Rata benefit of Lenders, as security for the Obligations.

         "Deposit Accounts" shall mean all of a Person's demand, time, savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by such Person with any bank, savings and loan association, credit union or other depository institution.

         "DFIC" shall mean DFIC, Inc., a Delaware corporation.

         "Dollars and the $" shall mean lawful money of the United States of America.

         "Domestic Subsidiary" shall mean a Subsidiary of a Borrower (other than a Subsidiary that is a Borrower) that is incorporated under the laws of a state of the United States.

         "Due From Factor Report" shall mean a report prepared by Borrowers that reflects the amount of Factored Accounts on such date.

         "Early Termination Fee" shall have the meaning ascribed to such term in
SECTION 14.1(C) of this Agreement.

         "Eligible Accounts" shall mean Accounts created by a Borrower which are and continue to be acceptable to Agents based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

               (a) such Accounts arise from the actual and bona fide sale and delivery of goods by a Borrower or rendition of services by a Borrower in the ordinary course of its business, which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

               (b) such Accounts are not unpaid more than sixty (60) days after the original due date thereof or more than one hundred twenty (120) days after the date of the original invoice;

               (c) such Accounts comply with the terms and conditions contained in SECTION 7.2 of this Agreement;

               (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

               (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or, at Agents' option, if either: (i) the account debtor has delivered to a Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agents and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agents and, if required by Agents, the original of such letter of credit has been delivered to Collateral Agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Collateral Agent, or (ii) such Account is subject to credit insurance payable to Collateral Agent issued by an insurer and on terms and in an amount acceptable to Agents, or (iii) such Account is otherwise acceptable in all respects to Agents (subject to such lending formula with respect thereto as Agents may determine);

               (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agents shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agents, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

               (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by a Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

               (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectibility of such Accounts or reduce the amount payable or delay payment thereunder;

               (i) such Accounts are subject to the first priority, valid and perfected security interest of Collateral Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any Liens except those permitted in this Agreement;

               (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with any Borrower or any other Obligor directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

               (k) the account debtor with respect to such Accounts is not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agents' request, the Federal Assignment of Claims Act of 1940, or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agents;

               (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts that might result in any material adverse change in any such account debtor's financial condition;

               (m) such Accounts of a single account debtor or its Affiliates do not constitute more than twenty percent (20%) of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

               (n) such Accounts are not owed by an account debtor who has Accounts which constitute more than fifty percent (50%) of the total Accounts of such account debtor;

               (o) such Accounts are owed by account debtors whose total indebtedness to a Borrower does not exceed the credit limit with respect to such account debtors as determined by Agents from time to time (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

               (p) such Accounts are owed by account debtors deemed creditworthy at all times by Agents, as determined by Agents.

General criteria for Eligible Accounts may be established and revised from time to time by Agents in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         "Eligible Alamac Stock-In-Process" shall mean Inventory that (i) is owned by Alamac, (ii) consists of categories of stock-in-process that have been historically reflected on inventory reports prepared by Borrowers, the form of which reports were delivered to Agents prior to the Closing Date and (iii) otherwise constitutes Eligible Inventory.

         "Eligible Assignee" shall mean a Lender or a U.S.-based Affiliate of a Lender; a commercial bank organized under the laws of the United States or any state and having total assets in excess of $15 billion or an asset based lending Affiliate of any such bank; or any other financial institution that is acceptable to Agents and Lenders, in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $15 billion.

         "Eligible Cotton Inventory" shall mean Inventory that consists of unopened baled cotton that has not been purchased directly from a producer (unless it has been paid for) and that otherwise constitutes Eligible Inventory.

         "Eligible Factored Amounts" shall mean, on any date of determination thereof, an amount equal to, when the date of determination is the date of a Factor Status Statement, the amount reflected on such Factor Status Statement as the aggregate balance standing to the credit of Borrower from Factor, minus the sum of any fees, commissions, reserves or other charges due from a Borrower to a Factor on such date under its Factoring Agreement, and when the date of determination is any other date, an amount equal to the aggregate balances standing to the credit of Borrowers as reflected on the Due From Factor Report delivered to Agents by Borrowers on such date, or, in the absence of the delivery of a Due From Factor Report on any date, an amount determined by Agents in their sole and absolute discretion.

         "Eligible Finished Goods" shall mean Inventory that consists of finished goods and held for sale in the ordinary course of business and that otherwise constitutes Eligible Inventory.

         "Eligible Finishing Department Inventory" shall mean Inventory that (i) is owned by Alamac, (ii) consists of categories of Inventory that are located in the finishing department at Alamac and that have been historically reflected on inventory reports prepared by Borrowers, the form of which reports were delivered to Agents prior to the Closing Date and (iii) otherwise constitutes Eligible Inventory.

         "Eligible Inventory" shall mean Inventory consisting of Eligible Cotton Inventory, Eligible Finished Goods, Eligible Finishing Department Inventory, Eligible Raw Materials, Eligible Alamac Stock-in-Process and Eligible Work-in-Process, which, in each case, are acceptable to Agents based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process that is not in a ready salable form (other than work-in-process that is deemed to constitute Eligible Alamac Stock-in-Process and Eligible Finishing Department Inventory); (b) components that are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in a Borrower's business; (f) Inventory at premises other than those owned and controlled by a Borrower, except if Agents shall have received an agreement in writing from the Person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Agents acknowledging Collateral Agent's first priority security interest in the Inventory, waiving security interests and claims by such Person against the Inventory and permitting Agents access to, and the right to remain on, the premises so as to exercise Agents' rights and remedies and otherwise deal with the Collateral; (g) Inventory subject to a Lien in favor of any Person other than Agents except those permitted in this Agreement; (h) bill and hold goods;
(i) unserviceable, obsolete or slow-moving Inventory; (j) Inventory that is not subject to the first priority, valid and perfected security interest of Collateral Agent; (k) returned and not first quality goods, damaged and/or defective Inventory; and (l) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Agents. Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral.

         "Eligible Raw Materials" shall mean Inventory that consists of raw materials and that otherwise constitutes Eligible Inventory.

         "Eligible Work-in-Process" shall mean Inventory that consists of work-in-process and that otherwise constitutes Eligible Inventory.

         "Environmental Indemnity Agreement" shall mean the Environmental Indemnity Agreement to be executed by Borrowers on the Closing Date in favor of Agents and Lenders.

         "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         "Equipment" shall mean all of a Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         "Equity Interest" shall mean the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

         "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" shall mean any person required to be aggregated with Borrowers or any of their Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         "Event of Default" shall mean the occurrence or existence of any event or condition described in SECTION 10.1 hereof.

         "Excess Availability" shall mean the amount, as determined by Agents, calculated at any time, equal to: the lesser of: (i) the amount of the Revolving Loans available to Borrowers as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts and the Eligible Factored Amounts and the Value of Eligible Inventory, as determined by Agents, and subject to the sublimits and Availability Reserves from time to time established by Agents hereunder, and (ii) the Maximum Revolving Credit minus (1) the sum of: (x) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding principal amount of the Term
Loan), plus (y) the aggregate amount of all then outstanding and unpaid, undisputed trade payables of Borrowers which are more than sixty (60) days past due as of such time, plus (z) the amount of checks issued by Borrowers to pay trade payables, but not yet sent and the book overdraft of Borrowers.

         "Extraordinary Expense" shall mean all costs, expenses, fees, and advances which either or both Agents or any Lender may suffer or incur, whether prior to or after the occurrence of an Event of Default, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) the defense of Collateral Agent's Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Loans, the Financing Agreements or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection of any of the Obligations; (v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Financing Agreements or Obligations; (vi) amounts advanced by Collateral Agent pursuant to SECTION 7.6 of this Agreement; (vii) the enforcement of any of the provisions of any of the Financing Agreements; or
(viii) any payment under indemnity or other payment agreement provided by either or both Agents to any financial institution in connection with any Blocked Account. Such costs, expenses and advances may include transfer fees, Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of a Borrower or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by a Borrower or any other Obligor under any of the Financing Agreements, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Financing Agreements, but excluding compensation paid to employees (including inside legal counsel who are employees) of Agents.

         "Facility Amount" shall mean, on any date, the (i) the Revolving Commitments in effect on such date plus (ii) the outstanding principal balance of the Term Loan on such date.

         "Factor" shall mean a Person that executes a Factoring Agreement with a Borrower and that is approved by Agents in writing.

         "Factor Assignment Agreement" shall mean a collateral assignment of factoring proceeds executed by a Borrower in favor of Collateral Agent in connection with a Factoring Agreement between a Borrower and a Factor.

         "Factor Eligibility Conditions" shall mean each of the following conditions, the satisfaction of each of which in a manner acceptable in all respects to Agents shall be a condition to any advances hereunder based upon any Eligible Factored Amounts:

                  (i) no Default or Event of Default exists at such time or would result;

                  (ii) Agents shall have received the applicable Factoring Agreement and found it acceptable in all respects;

                  (iii) Borrowers shall have executed and delivered a Factor Assignment Agreement, in form and substance satisfactory to Agents; and

                  (iv) Collateral Agent shall have entered into a Factor Intercreditor Agreement with the Factor.

         "Factor Intercreditor Agreement" shall mean an intercreditor agreement, in form and substance satisfactory in all respects to Agents, that is executed by a Factor in favor of Collateral Agent in connection with a Factoring Agreement between a Borrower and a Factor.

         "Factor Reserve" shall mean the amount which at any time may be charged to a Borrower under a Factoring Agreement or withheld from amounts otherwise due to a Borrower under a Factoring Agreement, including interest, fees, commissions, ledger debt and other charges due a Factor under a Factoring Agreement and the amount of any actual or anticipated disputes or claims arising with respect to any Factored Accounts.

         "Factor Status Statement" shall mean an account current statement or similar report issued by a Factor on a monthly basis under its Factoring Agreement and setting forth the status of the Factored Accounts under such Factoring Agreement.

         "Factored Account" shall mean an Account factored by a Factor under a Factoring Agreement.

         "Factoring Agreement" shall mean any and all factoring agreements executed by a Borrower in favor of a Factor.

         "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each date during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in Atlanta, Georgia by the Federal Reserve Bank of Atlanta, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three (3) federal funds brokers of recognized standing selected by Collateral Agent.

         "Financing Agreements" shall mean, collectively, this Agreement, the Notes, the Mortgages, the Business Interruption Insurance Assignments, the Deposit Account Assignments, the Environmental Indemnity Agreement, the Guaranty Agreements, the Guarantor Security Agreements, the Trademark Security Agreements, the Patent Security Agreements, the Stock Pledge Agreements, the Syndication Expenses Letter, the Letter of Credit Documents, Factor Assignment Agreements, Factor Intercreditor Agreements and all other notes, guarantees, security agreements, interest rate protection agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any or all Borrowers or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         "First Union" shall mean First Union National Bank, a national bank.

         "Foreign Subsidiary" shall mean a Subsidiary that is not a Domestic Subsidiary.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of SECTIONS 9.15, 9.16 and 9.17 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Agents and Lenders prior to the date hereof.

         "Guarantor Security Agreements" shall mean each General Security Agreement that is executed by a Guarantor in favor of Collateral Agent.

         "Guarantors" shall mean each Borrower, DFIC, IQUEIC, UKIC, Alamac Enterprises, Alamac LLC and each other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

         "Guaranty Agreement" shall mean a guaranty that is at any time executed by a Guarantor in favor of Agents and Lenders.

         "Hazardous Materials" shall mean any hazardous or toxic substances, materials and wastes, including hydrocarbons (including petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides or herbicides (including materials which include hazardous constituents), solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated as hazardous or toxic under any Environmental Law.

         "Indemnified Amount" shall mean, in the case of Agent Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Agent Indemnitees and against which Lenders or any Obligor have agreed to indemnify Agent Indemnitees pursuant to the terms of this Agreement or any of the other Financing Agreements; in the case of Lender Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Lender Indemnitees and against which Lenders or any Obligor have agreed to indemnify Lender Indemnitees pursuant to the terms of this Agreement or any of the other Financing Agreements; and, in the case of Congress Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Congress Indemnitees and against which Lenders or any Obligor have agreed to indemnify Congress Indemnitees pursuant to the terms of this Agreement or any of the other Financing Agreements; and in the case of BankBoston Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by BankBoston Indemnitees and against which Lenders or any Obligor have agreed to indemnify BankBoston Indemnitees pursuant to the terms of this Agreement or any of the other Financing Agreements.

         "Information Certificates" shall mean the Information Certificates of Borrowers constituting EXHIBIT K attached hereto containing material information with respect to Borrowers, their businesses and assets provided by or on behalf of Borrowers to Agents and Lenders in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         "Insolvency Proceeding" shall mean any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for (i) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (ii) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (iii) an assignment or trust mortgage for the benefit of creditors of such Person, or (iv) the liquidation, dissolution or winding up of the affairs of such Person.

         "Interest Period" shall have the meaning set forth in SECTION 3.1(E) of this Agreement.

         "Interest Rate" shall mean,(i) as to Revolving Loans consisting of Base Rate Loans, the Applicable Margin plus the Base Rate in effect from time to time, (ii) as to Revolving Loans consisting of LIBOR Rate Loans, the Applicable Margin plus the Adjusted LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by Borrowers as in effect two (2) Business Days after the date of receipt by Collateral Agent of the request of Borrowers for such LIBOR Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrowers), (iii) as to all or any portion of the Term Loan consisting of Base Rate Loans, the Applicable Margin plus the Base Rate in effect from time to time; and (iv) as to all or any portion of the Term Loan consisting of LIBOR Rate Loans, the Applicable Margin plus the Adjusted LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by Borrowers as in effect two (2) Business Days after the date of receipt by Collateral Agent of the request of Borrowers for such LIBOR Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrowers).

         "Inventory" shall mean all of a Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         "Investment Property" shall have the meaning ascribed to it in the UCC.

         "IQUEIC" shall mean IQUEIC, Inc., a Delaware corporation.

         "Lender Indemnitee" shall mean a Lender in its capacity as a lender under this Agreement and its present and future officers, directors, employees and agents.

         "Lenders" shall mean BankBoston (whether in its capacity as a provider of Loans under SECTION 2 of this Agreement or as the provider of Settlement Loans under SECTION 6.1(C) of this Agreement, Congress (whether in its capacity as a provider of Loans under SECTION 2 of this Agreement or as the procurer of Letter of Credit Accommodations under SECTION 2.2 of this Agreement), and any other Person who may from time to time become a "Lender" under this Agreement, and their respective successors and permitted assigns.

         "Letter of Credit" shall mean any documentary letter of credit, standby letter of credit or direct-pay letter of credit, including the Bond Letter of Credit.

         "Letter of Credit Accommodations" shall mean the Letters of Credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Congress for the account of any Borrower or any Obligor or
(b) with respect to which Congress has agreed to indemnify the issuer or guaranteed to the issuer the performance by a Borrower of its obligations to such issuer.

         "Letter of Credit Documents" shall mean (i) each Letter of Credit, (ii) the Letter of Credit and Reimbursement Agreement dated of even date herewith between First Union and DFLP, (iii) the Pledge Agreement dated of even date herewith between First Union and DFLP, and (iv) any and all other instruments, documents or agreements executed in connection with any Letter of Credit.

         "LIBOR Rate" shall mean with respect to the Interest Period for a LIBOR Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other LIBOR Rate market selected by Borrowers and approved by Agents and Lenders) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the LIBOR Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrowers.

         "LIBOR Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted LIBOR Rate in accordance with the terms hereof.

         "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, a Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         "Loans" shall mean the Revolving Loans and the Term Loan.

         "Material Adverse Effect" shall mean the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, prospects, Properties or condition (financial or otherwise) of Borrowers, taken as a whole; (ii) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any of the other Financing Agreements; (iii) has any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Collateral Agent with respect to the Collateral or the priority of any such Liens; (iv) materially impairs the ability of any Obligor to perform its obligations under this Agreement or any of the other Financing Agreement, including repayment of any of the Obligations when due; or (v) materially impairs the ability of either or both Agents or any Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Financing Agreements and Applicable Law.

         "Maximum Credit" shall mean the amount of $110,000,000.

         "Maximum Revolving Credit" shall mean the amount of $84,000,000.

         "Maximum Rate" shall mean the maximum non-usurious rate of interest under applicable Federal or State law as in effect from time to time, that may be contracted for, taken, reserved, charged or received in respect of the indebtedness of Borrowers to Lenders, or, to the extent that at any time such Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate that Applicable Law may allow. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may
be).

         "Mortgages" shall mean, individually and collectively, each of the following: (i) the North Carolina Deed of Trust, Security Agreement and Assignment of Rents, dated of even date herewith, by Borrowers in favor of Collateral Agent with respect to the Real Property and related assets of Borrowers located in North Carolina, (ii) the Tennessee Deed of Trust, Security Agreement and Assignment of Rents, dated of even date herewith, by Borrowers in favor of Collateral Agent with respect to the Real Property and related assets of Borrowers located in Tennessee, and (iii) the Tennessee Leasehold Deed of Trust and Security Agreement, dated of even date herewith, by Borrowers in favor of Collateral Agent with respect to Borrowers' leasehold interest in the Real Property of Borrowers located at Hoff Road, Dyersburg, Tennessee.

         "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

         "Note" shall mean each Revolving Note, each Term Note, the Settlement Note and any other promissory note executed by Borrowers at either Agent's request to evidence any of the Obligations.

         "Notice of Borrowing" shall have the meaning set forth in SECTION 6.1(A)(I) of this Agreement.

         "Notice of Conversion/Continuation" shall have the meaning set forth in
SECTION 3.1(D) of this Agreement.

         "Obligations" shall mean any and all Revolving Loans, the Term Loan, all Settlement Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all Borrowers to either or both Agents, any Lender and/or any Affiliates of either or both Agents or any Lender, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the Original Term or any Renewal Term of this Agreement or after the commencement of any case with respect to any Borrower under the Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by either or both Agents or any Lender.

         "Obligor" shall mean any Borrower, any Guarantor, endorser, acceptor, surety or other Person liable on or with respect to the Obligations or who is the owner of any Property which is security for the Obligations.

         "Offshore Equipment" shall mean any Equipment not listed on the Accuval Appraisal (excluding any Equipment acquired after the date of the Accuval Appraisal and excluding any substitutions, replacements of or additions to any Equipment listed on the Accuval Appraisal).

         "Original Term" shall have the meaning set forth in SECTION 14.1 of this Agreement.

         "Out-of-Formula Condition" shall mean a condition such that the outstanding amount of the Revolving Loans and Letter of Credit Accommodations on the date of determination thereof exceeds the lending formula set forth in
SECTION 2.1(A) hereof on such date.

         "Out-of-Formula Loan" shall mean a Revolving Loan made when an Out-of-Formula Condition exists or the portion of any Revolving Loan which, when funded, results in an Out-of-Formula Condition.

         "Participant" shall have the meaning set forth in SECTION 12.2(A) of this Agreement.

         "Patent Security Agreements" shall mean each Patent Security Agreement to be executed by a Borrower in favor of Collateral Agent on or about the Closing Date and by which such Borrower shall assign to Collateral Agent, for the benefit of Agents and for the Pro Rata benefit of Lenders, as security for the Obligations, all of such Borrower's right, title and interest in and to all of its patents.

         "Payment Account" shall have the meaning set forth in SECTION 6.5 of this Agreement.

         "Permitted Affiliate Investments" shall mean investments in, or Capital Expenditures with respect to non-U.S. Affiliates, Foreign Subsidiaries or joint ventures of Borrowers so long as (i) such investments or Capital Expenditures do not exceed $1,000,000 in the aggregate during the period from the Closing Date through December 31, 1999, $2,000,000 in the aggregate during the period from January 1, 2000 through December 31, 2000, and $2,000,000 in the aggregate during the period from January 1, 2001 through December 31, 2001, (ii) Excess Availability is at least $5,000,000 at the time of, and after giving effect to, any such investment or Capital Expenditure, and (iii) no Default or Event of Default exists at such time or would result therefrom.

         "Permitted Liens" shall mean those Liens permitted by SECTION 9.8 hereof.

         "Permitted Property Transfers" shall mean a transfer of any Offshore Equipment to a non-U.S. Affiliate, Foreign Subsidiary or joint venture of a Borrower.

         "Permitted Supplemental Investment" shall mean investments in or Capital Expenditures with respect to non-U.S. Affiliates or joint ventures of Borrowers so long as (i) such investment or Capital Expenditure is made after January 1, 2000, (ii) the ratio of (x) Consolidated EBITDA less Capital Expenditures and cash taxes to (y) interest expense and principal amortization of long-term debt for the immediately preceding twelve-month period equals at least 1.25 to 1.0 and (iii) no Default or Event of Default exists at such time or would result therefrom.

         "Person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         "Property" any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Pro Rata" shall mean a share of or in all Loans, participations in Letter of Credit Accommodations or, in the case of Congress, the portion of the Letter of Credit Accommodations in which Congress does not sell a participation interest pursuant to SECTION 2.2(E) of this Agreement, obligations to indemnify or reimburse Congress as the procurer of Letter of Credit Accommodations or Collateral Agent, payments, proceeds, collections, Collateral and Extraordinary Expenses, which share for any Lender on any date shall be a percentage arrived at by dividing the amount of the Commitment of such Lender on such date by the aggregate amount of the Commitments of all Lenders on such date.

         "Real Property" shall mean all now owned and hereafter acquired real property of Borrowers, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

         "Records" shall mean all of a Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrowers with respect to the foregoing maintained with or by any other Person).

         "Reference Bank" shall mean BankBoston, N.A. , or such other bank as Agents may from time to time designate.

         "Renewal Term" shall have the meaning ascribed to such term in SECTION
14.1 of this Agreement.

         "Required Lenders" shall mean, at any date of determination thereof, Lenders having Commitments representing at least 66-2/3% of the aggregate Commitments at such time; provided, however, that if any Lender shall be in breach of any of its obligations hereunder to Borrowers or Agents, including any breach resulting from its failure to honor its Commitment in accordance with the terms of this Agreement, then, for so long as such breach continues, the term "Required Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations under this Agreement) having Commitments representing at least 66-2/3% of the aggregate Commitments at such time; provided, further, however, that if this Agreement has been terminated, the term "Required Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations hereunder) holding Loans (including Settlement Loans) representing at least 66-2/3% of the aggregate principal amount of Loans (including Settlement Loans) outstanding at such time.

         "Revolving Commitment" shall mean, at any date for any Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letter of Credit Accommodations pursuant to the terms and conditions of this Agreement, which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolving Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; and "Revolving Commitments" means the aggregate principal amount of the Revolving Commitments of all Lenders, the maximum amount of which shall be $84,000,000, as reduced from time to time pursuant to SECTION 2.1(E) hereof.

         "Revolving Loans" shall mean the Loans now or hereafter made by Lenders (or by BankBoston as Settlement Loans) to or for the benefit of Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in
SECTION 2.1 hereof.

         "Revolving Note" shall mean a Revolving Note to be executed by Borrowers in favor of each Lender in the form of EXHIBIT A attached hereto, which shall be in the face amount of such Lender's Revolving Commitment and which shall evidence all Revolving Loans made by such Lender to Borrowers pursuant to this Agreement.

         "Senior Officer" shall mean any member of the board of directors, the president, executive vice-president or the chief financial officer of, or in-house legal counsel to, a Borrower.

         "Senior Subordinated Note Indenture" shall mean the Indenture dated as of August 27, 1997, between Dyersburg and State Street Bank and Trust Company, as Trustee, pursuant to which the Senior Subordinated Notes were issued.

         "Senior Subordinated Notes" shall mean the Series A and Series B $125,000,000 9 3/4% Senior Subordinated Notes Due 2007.

         "Settlement Date" shall have the meaning set forth in SECTION 6.1(C)(I) of this Agreement.

         "Settlement Loan" shall have the meaning set forth in SECTION 6.1(C)(II) of this Agreement.

         "Settlement Note" shall mean the Settlement Note to be executed by Borrowers on or before the Closing Date in favor of BankBoston, which shall be in the form of EXHIBIT C attached hereto and which shall evidence all Settlement Loans made by BankBoston to Borrowers pursuant to this Agreement.

         "Settlement Report" shall mean a report delivered by Collateral Agent to Lenders summarizing the amount of the outstanding Revolving Loans as of the Settlement Date and the calculation of the Borrowing Base as of such Settlement Date.

         "Stock Pledge Agreements" shall mean each Stock Pledge Agreement executed by a Borrower in favor of Collateral Agent and by which such Borrower shall pledge to Collateral Agent, for the benefit of Agents and for the Pro Rata benefit of Lenders, as security for the Obligations, 66% of the capital stock of each Foreign Subsidiary of such Borrower and 100% of the capital stock of each Domestic Subsidiary of such Borrower.

         "Subordinated Debt" shall mean the Senior Subordinated Notes and other debt of any or all Borrowers that is fully and absolutely subordinated in right or payment to the Obligations in a manner satisfactory to Agents and Lenders.

         "Subsidiary" shall mean any Person a majority of the Equity Interests of which is at the time owned, directly or indirectly, by a Borrower or by one or more other Subsidiaries or by a Borrower and one or more other Subsidiaries.

         "Syndication Expenses Letter" shall mean that certain letter agreement dated the date hereof among Borrowers, BankBoston and Congress.

         "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of each Lender, taxes imposed on or measured by the net income or overall gross receipts of such Lender.

         "Term Loan" shall mean the aggregate of the Term Loan Advances made by Lenders to Borrowers pursuant to SECTION 2.3 of this Agreement.

         "Term Loan Advance" shall mean an advance made by a Lender as part of the Term Loan on the Closing Date and thereafter means each Lender's portion of the Term Loan.

         "Term Loan Commitment" shall mean, at any date for any Lender, the obligation of such Lender to make Term Loan Advances pursuant to the terms and conditions of this Agreement, which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Term Loan Commitment" on the signature pages hereof or the signature page of any Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; and the term "Term Loan Commitments" means the aggregate principal amount of the Term Loan Commitments of all Lenders, the maximum amount of which is $26,000,000.

         "Term Note" shall mean, for each Lender, a Term Note dated of even date herewith by Borrowers in favor of such Lender in the original principal amount of such Lender's Term Loan Commitment, to be in the form annexed hereto as EXHIBIT B.

         "Trademark Security Agreement" shall mean each Trademark Security Agreement to be executed by a Borrower in favor of Collateral Agent on or about the Closing Date and by which such Borrower shall assign to Collateral Agent, for the benefit of Agents and for the Pro Rata benefit of Lenders, as security for the Obligations, all of such Borrower's right, title and interest in and to all of its trademarks.

         "Transferee" shall have the meaning set forth in SECTION 12.3(C) of this Agreement.

         "Type" shall mean any type of a Loan determined with respect to the interest option applicable thereto, which shall be either a LIBOR Rate Loan or a Base Rate Loan.

         "UCC" shall mean the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

         "UKIC" shall mean UKIC, Inc., a Delaware corporation.

         "Upstream Payments" shall mean a distribution of cash or other Property by a Subsidiary to a Borrower.

         "Value" shall mean, as determined by Agents in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value.

SECTION 2. CREDIT FACILITIES

         2.1   REVOLVING LOANS.

               (a) Subject to and upon the terms and conditions herein, each Lender agrees, severally to the extent of its Revolving Commitment and not jointly with the other Lenders, to make Revolving Loans to Borrowers from time to time in amounts requested by Borrowers up to the amount equal to the sum of:

               (i) eighty-five percent (85%) of the Net Amount of Eligible Accounts plus ninety percent (90%) of Eligible Factored Amounts, plus

               (ii)  the lesser of:

                     (A) the sum of:

                           (I) seventy percent (70%) of the Value of Eligible Cotton Inventory, plus

                           (II) sixty percent (60%) of the Value of Eligible Raw Materials during the period from the Closing Date to the sooner to occur of: (x) February 15, 2000 or (y) Borrowers' receipt of their federal tax refund claim for prior fiscal years of Borrowers and fifty percent (50%) of the Value of Eligible Raw Materials at all times thereafter, plus

                           (III) sixty percent (60%) of the Value of Eligible Finished Goods during the period from the Closing Date to the sooner to occur of: (x) February 15, 2000 or (y) Borrowers' receipt of their federal tax refund claim for prior fiscal years of Borrowers and fifty percent (50%) of the Value of Eligible Finished Goods at all times thereafter, plus

                           (IV) the lesser of: (x) fifty percent (50%) of the Value of Eligible Work-In-Process consisting of manufactured yarn, greige cloth Inventory and dyed greige cloth at Borrowers' Dyersburg, Tennessee location and greige cloth Inventory at Alamac's location plus twenty-five percent (25%) of the Value of Eligible Alamac Stock-In-Process and Eligible Finishing Department Inventory or
                                    (y) $8,000,000, or

                     (B)  $25,000,000, less

               (iii) any Availability Reserves that are established by Agents.

               (b) Agents may, in their discretion from time to time (and shall at the direction of the Required Lenders) upon not less than five (5) days prior notice to Borrowers (unless an Event of Default exists, in which event no notice need be given), (i) reduce the lending formula with respect to Eligible Accounts and Eligible Factored Amounts to the extent that Agents determine (or Required Lenders determine) in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined or
(ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Agents determine that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect from historical levels or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Agents may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

               (c) Except in Lenders' discretion, the aggregate amount of the Revolving Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Revolving Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in SECTION 2.2(D) or the Maximum Revolving Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Agents or Lenders in that circumstance or on any future occasions and Borrowers shall, upon demand by Collateral Agent, which may be made at any time or from time to time, immediately repay to Collateral Agent, for the Pro Rata benefit of Lenders, the entire amount of any such excess(es) for which payment is demanded.

               (d) For purposes only of applying the sublimit on Revolving Loans based on Eligible Inventory pursuant to SECTION 2.1(A)(II)(B), Collateral Agent may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Agents are in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Availability Reserves shall be attributed first to any components of the lending formulas in SECTION 2.1(A) that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

               (e) Borrowers shall have the right to elect once during the term of this Agreement to permanently reduce the amount of the Revolving Commitments, on a Pro Rata basis, in an amount not to exceed $10,000,000 in the aggregate, upon written notice to Agents of such reduction, which notice shall specify the amount of such reduction, shall be irrevocable once given, shall be given at least five (5) Business Days prior to the end of the month and shall be effective only upon Agents' receipt thereof. Collateral Agent shall promptly transmit such notice to Administrative Agent and each Lender. The effective date of any voluntary reduction of the Revolving Commitments shall be the first day of a month following the month in which such notice is received by Collateral Agent. If on the effective date of any such reduction in the Revolving Commitments and after giving effect thereto an Out-of-Formula Condition exists, then the provisions of SECTION 3.1(G) hereof shall apply, except that such repayment shall be due immediately upon such effective date without further notice to or demand upon Borrowers. The Revolving Commitments once reduced may not be reinstated without the consent of all Lenders.

               (f) The outstanding principal amounts with respect to the Revolving Loans shall be repaid as follows:

                     (i) Any portion of the Revolving Loans consisting of the principal amount of Base Rate Loans shall be paid by Borrowers to Collateral Agent, for the Pro Rata benefit of Lenders (or, in the case of Settlement Loans, for the sole benefit of BankBoston) unless timely converted to a LIBOR Rate Loan in accordance with this Agreement, immediately upon (a) each receipt by Agents, any Lender or Borrowers of any proceeds of any of the Accounts or Inventory, to the extent of such proceeds, (b) the Commitment Termination Date, and (c) in the case of Settlement Loans, the earlier of BankBoston's demand for payment or on each Settlement Date with respect to all Settlement Loans outstanding on such date.

                          (ii) Any portion of the Revolving Loans consisting of the principal amount of LIBOR Rate Loans shall be paid by Borrowers to Collateral Agent, for the Pro Rata benefit of Lenders, unless converted to a Base Rate Loan or continued as a LIBOR Rate Loan in accordance with the terms of this Agreement, immediately upon (a) the last day of the Interest Period applicable thereto and (b) the

         Commitment Termination Date. In no event shall Borrowers be authorized to make a voluntary prepayment with respect to any Revolving Loan outstanding as a LIBOR Rate Loan prior to the last day of the Interest Period applicable thereto unless (x) otherwise agreed in writing by Agents or Borrowers are otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Rate Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and (y) Borrowers pays to Collateral Agent, for the Pro Rata benefit of Lenders, concurrently with any prepayment of a LIBOR Rate Loan, any LIBOR breakage costs as a consequence of such prepayment.

               (g) Borrowers, Agents and Lenders further agree that, if either Agent shall determine, in its sole discretion, that a material adverse change in the financial condition of any Borrower has occurred, or if a Default or Event of Default exists, either Agent shall have the right (exercisable at such time or times as such Agent deems appropriate) to require that separate borrowing base calculations (as set forth in SECTION 2.1(A) hereof) be made for each Borrower (as set forth in SECTION 2.1(A)), as well as the right to limit the use of proceeds of the Loans by each Borrower to an amount equal to such Borrower's borrowing base.

         2.2   LETTER OF CREDIT ACCOMMODATIONS.

               (a) Subject to and upon the terms and conditions contained herein, at the request of any Borrower, Congress agrees to procure Letter of Credit Accommodations for the account of Borrowers containing terms and conditions acceptable to Congress and the issuer thereof. Any payments made by Congress to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrowers pursuant to this SECTION 2.

               (b) In addition to any charges, fees or expenses charged by any issuer in connection with the Letter of Credit Accommodations, Borrowers shall jointly and severally pay to Congress the following letter of credit fees:

                     (i) for each standby or direct-pay Letter of Credit, a fee equal to the Applicable Margin for Revolving Loans constituting LIBOR Rate Loans on such date multiplied by the aggregate face amount of such Letter of Credit, which fee shall be due and payable on the first Business Day of each month, and all of which fees and charges shall be deemed fully earned upon issuance, renewal or extension (as the case may be) of each such Letter of Credit, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason; and

                     (ii) for each documentary Letter of Credit, a fee equal to 1.50% per annum of the face amount of each such Letter of Credit, payable upon the issuance of such Letter of Credit, which fees and charges shall be fully earned upon issuance, renewal or extension (as the case may be) of each such Letter of Credit, shall be due and payable on the first Business Day of each month, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason; and

                     (iii)for each Letter of Credit, a fronting fee of 0.125% of the face amount of each Letter of Credit, payable to the issuing bank of such Letter of Credit;

except that, Borrowers shall jointly and severally pay to Congress such letter of credit fees, at Congress' option, without notice, at a rate equal to two percent (2%) per annum in excess of the rates set forth above for: (A) the period from and after the date of termination or non-renewal hereof until Agents and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrowers) and (B) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agents. Such Letter of Credit fees shall be calculated on the basis of a three hundred sixty

(360) day year and actual days elapsed and the obligation of Borrowers to pay such fees shall survive the termination or non-renewal of this Agreement or the Commitments.

               (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrowers (subject to the Maximum Revolving Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) the percentage equal to one hundred (100%) percent minus the then applicable percentage set forth in SECTION 2.1(A)(II)(A) above of the Value of such Eligible Inventory, plus (B) freight, Taxes, duty and other amounts which Agents estimate must be paid in connection with such Inventory upon arrival and for delivery to one of Borrowers' locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lenders with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the applicable amount set forth in SECTION 2.2(C)(I) or
SECTION 2.2(C)(II).

               (d) Except in Lenders' discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by any Lender in connection therewith shall not at any time exceed $16,000,000. Any payment made by Congress in connection with any Letter of Credit Accommodation shall be repaid by Borrowers on Congress' demand. At any time an Event of Default exists or has occurred and is continuing, upon Collateral Agent's or Congress' request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Collateral Agent for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrowers shall not be reduced as provided in SECTION 2.2(C) to the extent of such cash collateral.

               (e) Immediately upon the creation of any Letter of Credit Accommodation, each Lender (other than Congress) shall be deemed to have irrevocably and unconditionally purchased and received from Congress, without recourse or warranty, an undivided interest and participation equal to the Pro Rata share of such Lender (a "Participating Lender") in all Letter of Credit Accommodations and any security therefor or guaranty pertaining thereto, but in no event greater than an amount which, when added to such Lender's Pro Rata share of all Revolving Loans and Letter of Credit Accommodations then outstanding, exceeds such Lender's Revolving Commitment. If Congress makes any payment with respect to a Letter of Credit Accommodation, and Borrowers do not repay or cause to be repay the amount of such payment ON DEMAND, Congress shall promptly notify Collateral Agent, which shall promptly notify each Participating Lender, of such payment and each Participating Lender shall promptly (and in any event within one (1) Business Day after its receipt of notice from Collateral Agent) and unconditionally pay to Collateral Agent, for the account of Congress, in immediately available funds, the amount of such Participating Lender's Pro Rata share of such payment, and Collateral Agent shall promptly pay such amounts to Congress. If a Participating Lender does not make its Pro Rata share of the amount of such payment available to Collateral Agent on a timely basis as herein provided, such Lender agrees to pay to Collateral Agent for the account of Congress, forthwith ON DEMAND, such amount together with interest thereon at the Federal Funds Rate until paid. The failure of any Participating Lender to make available to Collateral Agent for the account of Congress such Participating Lender's Pro Rata share of the Letter of Credit Accommodations and shall not relieve any other Participating Lender of its obligation hereunder to make available to Collateral Agent its Pro Rata share of the Letter of Credit Accommodations, but no Participating Lender shall be responsible for the failure of any other Participating Lender to make available to Collateral Agent its Pro Rata share of the Letter of Credit Accommodations on the date such payment is to be made. Whenever Congress receives a payment on account of the Letter of Credit Accommodations, including any interest thereon, as to which Collateral Agent has previously received payments from any Lender for the account of Congress, Congress shall promptly pay to each Participating Lender, which has funded its participating interest therein, in immediately available funds, an amount equal to such Participating Lender's Pro Rata share thereof. The obligation of each Participating Lender to make payments to Collateral Agent for the account of Congress in connection with Congress' payment under or with respect to a Letter of Credit Accommodation shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever (other than for Congress' gross negligence or wilful misconduct), and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and irrespective of whether or not Borrowers may assert or have any claim for any lack of validity or unenforceability of this Agreement, the existence of any Default or Event of Default, or the existence of any setoff or defense any Obligor may have with respect to any of the Obligations.

               (f) Borrowers shall jointly and severally indemnify, defend and hold Agents and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agents or Lenders may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrowers assume all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrowers' agent. Borrowers assume all risks for, and agree to pay, all Taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrowers hereby release and hold Agents and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrowers, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this SECTION 2.2(E) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

               (g) Nothing contained herein shall be deemed or construed to grant Borrowers any right or authority to pledge the credit of either Agent or any Lender in any manner. Congress shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Congress unless Congress has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any interpretation made in good faith by Congress, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers. Congress shall have the sole and exclusive right and authority to, and Borrowers shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Congress may take such actions either in its own name or in Borrowers' names.

               (h) Any rights, remedies, duties or obligations granted or undertaken by Borrowers to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrowers to Congress. Any duties or obligations undertaken by Congress to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Congress in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers to Congress and to apply in all respects to Borrowers.

               (i) Neither Congress nor any of its officers, directors, employees, or agents shall be liable to any Participating Lender for any action taken or omitted to be taken under or in connection with any Letter of Credit

Accommodations except as a result of actual gross negligence or wilful misconduct on the part of Congress. Congress does not assume any responsibility for any failure or delay in performance or breach by any Borrower or any other Person of any of its obligations under any document or agreement evidencing or relating to any of the Letter of Credit Accommodations. Congress does not make to Participating Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, or any instruments or agreements evidencing any of the Letter of Credit Accommodations or any Obligor. Congress shall not be responsible to any Participating Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any document or agreement evidencing or relating to any of the Letter of Credit Accommodations; the validity, genuineness, enforceability, collectability, value or sufficiency of any of the Collateral or the perfection of Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor. In connection with its administration of and enforcement of rights or remedies under any of the documents or agreements evidencing or relating to any of the Letter of Credit Accommodations, Congress shall be entitled at, and shall be fully protected in acting upon any certification, notice or other communication in whatever form believed by Congress, in good faith, to be genuine and correct and to have been signed or sent or made by a proper Person.

         2.3 TERM LOAN. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Borrowers a Term Loan Advance in amount not to exceed such Lender's Term Loan Commitment. The Term Loan shall be comprised of Term Loan Advances in the aggregate principal amount of $26,000,000 and shall be funded by Lenders on the Closing Date, concurrently with Lenders' funding of their initial Revolving Loans. Each Term Loan Advance shall be evidenced by a Term Note in the principal amount of the Term Loan Commitment of the holder thereof, shall be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Notes and the other Financing Agreements and shall be secured by all of the Collateral. The Term Loan shall be repaid in monthly installments of $425,000 each, commencing on February 1, 2000, and continuing on the first day of each month thereafter, with a final payment due upon the Commitment Termination Date. The Term Loan Commitment of each Lender shall expire on the funding by such Lender of its Term Loan Advance. Borrowers shall not be entitled to reborrow any amounts repaid with respect to the Term Loan Advances. All of the Term Loan Advances shall initially be Base Rate Loans. Each Lender shall make its Term Loan Advance available to Collateral Agent in immediately available funds, to such account of Collateral Agent as Collateral Agent may designate, not later than 12:00 noon on the Closing Date.

         2.4 AVAILABILITY RESERVES. All Revolving Loans otherwise available to Borrowers pursuant to the lending formulas and subject to the Maximum Revolving Credit and other applicable limits hereunder shall be subject to Agents' continuing right to establish and revise Availability Reserves.

         2.5 BORROWERS' REPRESENTATIVE. Each Borrower hereby irrevocably appoints Dyersburg, and Dyersburg agrees to act under this Agreement, as the agent and representative of itself and each other Borrower for all purposes under this Agreement, including requesting Borrowings, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan or a LIBOR Rate Loan, and receiving account statements and other notices and communications to Borrowers (or any of them) from Agents. Agents may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion/Continuation, disbursement instructions, reports, information or any other notice or communication made or given by Dyersburg, whether in its own name, on behalf of any Borrower or on behalf of "the Borrowers," and neither Agents nor Lenders shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such request, instruction, report, information, notice or communication, nor shall the joint and several character of Borrowers' liability for any of the Loans or other Obligations be affected, provided that the provisions of this SECTION 2.5 shall not be construed so as to preclude any Borrower from directly requesting Borrowings or taking other actions permitted to be taken by "a Borrower" hereunder.

Lenders intend to maintain a single Loan Account in the name of "Dyersburg Corporation" hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower's liability for the Revolving Loans.

SECTION 3. INTEREST AND FEES

         3.1 INTEREST.

               (a) Except as otherwise provided in SECTION 3.1(G) hereof, Borrowers shall jointly and severally pay to Lenders interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate.

               (b) Interest shall be payable by Borrowers to Collateral Agent (for the benefit of Lenders) monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than LIBOR Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Base Rate effective on the first day of the month after any change in such Base Rate is announced based on the Base Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Lenders exceed the Maximum Rate. On the date hereof, the Base Rate is eight percent (8%); therefore, the rate of interest in effect hereunder on the date hereof for Revolving Loans consisting of Base Rate Loans outstanding on the date of this Agreement, expressed in simple interest terms, is eight and three-quarters percent (8.75%) per annum, and the rate of interest in effect hereunder on the date hereof for all or any portion of the Term Loan consisting of Base Rate Loans outstanding on the date of this Agreement, expressed in simple interest terms, is nine and one quarter percent (9.25%) per annum.

               (c) Borrowers may on any Business Day, subject to the giving of a proper Notice of Conversion/Continuation as hereinafter described, elect (i) to continue all or any part of a LIBOR Rate Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (ii) to convert all or any part of a Loan of one Type into a Loan of another Type; provided, however, that no outstanding Loans may be converted into or continued as LIBOR Rate Loans when any Default or Event of Default exists. Any conversion of a LIBOR Rate Loan into a Base Rate Loan shall be made on the last day of the Interest Period for such LIBOR Rate Loan. Any conversion or continuation made with respect to less than the entire outstanding balance of the Revolving Loans or the Term Loan Advances, must be allocated among Lenders on a Pro Rata basis, and the Interest Period for Loans converted into or continued as LIBOR Rate Loans shall be coterminous for each Lender.

               (d) Whenever Borrowers desire to convert or continue Loans under
SECTION 3.1(C), Borrowers shall give Collateral Agent written notice (or telephonic notice promptly confirmed in writing) substantially in the form of EXHIBIT D, signed by an authorized officer of Borrowers or Borrowing Agent at least two (2) Business Days before the requested conversion date, in the case of a conversion into Base Rate Loans, and at least two (2) Business Days before the requested conversion or continuation date, in the case of a conversion into or continuation of LIBOR Rate Loans. Promptly after receipt of a Notice of Conversion/Continuation, Collateral Agent shall notify each Lender in writing of the proposed conversion or continuation. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day) and whether the Loans are being converted into or continued as LIBOR Rate Loans (and, if so, the duration of the Interest Period to be applicable thereto) or Base Rate Loans. If, upon the expiration of any Interest Period in respect of any LIBOR Rate Loans, Borrowers shall have failed to deliver the Notice of Conversion/Continuation, Borrowers shall be deemed to have elected to convert such LIBOR Rate Loans to Base Rate Loans.

               (e) In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Rate Loans, Borrowers shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Rate Loan, which interest period shall commence on the date such LIBOR Rate Loan is made and shall end on a numerically corresponding day in the first, second or third month thereafter; provided, however, that:

                          (i) the initial Interest Period for a LIBOR Rate Loan shall commence on the date of such Borrowing (including the date of any conversion from a Loan of another Type) and each Interest Period occurring thereafter in respect of such Revolving Loan shall commence on the date on which the next preceding Interest Period expires;

                          (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of LIBOR Rate Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                          (iii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month;

                          (iv) no Interest Period with respect to any portion of principal of a Loan shall extend beyond a date on which Borrowers are required to make a scheduled payment of such portion of principal;

                          (v) no Interest Period shall extend beyond the last day of the Original Term or any effective Renewal Term; and

                          (vi) there shall be no more than four (4) Interest
Periods in effect at any one time.

               (f) If Collateral Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or any Lender's or Reference Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Collateral Agent shall forthwith give notice (by telephone confirmed in writing) to Borrowers of such determination. Until Collateral Agent notifies Borrowers that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lenders to make LIBOR Rate Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Loans.

               (g) Interest shall accrue at the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, ON DEMAND, upon acceleration or otherwise) until paid in full; (ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon the earlier to occur of (x) Borrowers' receipt of notice from Collateral Agent of the Required Lenders' election to charge the Default Rate based upon the existence of any Event of Default (which notice Collateral Agent shall send only with the consent or at the direction of the Required Lenders), whether or not acceleration or demand for payment of the Obligations has been made, or (y) the commencement by or against any Borrower of an insolvency proceeding; and
(iii) with respect to the principal amount of any Out-of-Formula Loans, whether or not demand for payment thereof has been made by Collateral Agent. To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and to the unpaid principal amount of the Obligations during any insolvency proceeding of any Borrower. Each Borrower acknowledges that the cost and expense to Agents and each Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Agents and Lenders for such added cost and expense.

         3.2 ORIGINATION FEE. Borrowers shall pay to Collateral Agent (for the Pro Rata benefit of Lenders) an origination fee in the amount of $825,000, which shall be fully earned as of and payable on the date hereof. The parties acknowledge that $750,000 of such fee has been previously paid by Borrowers to Collateral Agent, for the Pro Rata benefit of BankBoston and Congress. Such origination fee shall not be subject to the rebate upon any prepayment of the Obligations except to the extent required by SECTION 3.8 of this Agreement or Applicable Law. Such origination fee shall compensate Lenders for the costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated in this Agreement, exclusive of any expenses for which Borrowers has agreed to reimburse Lenders pursuant to any other provision of this Agreement or the other Financing Agreements (such as attorneys' fees).

         3.3 SYNDICATION FEE. Borrowers shall pay to BankBoston and Congress a syndication fee on the Closing Date in the amount set forth in the Syndication Expenses Letter.

         3.4 COLLATERAL AGENT FEE. Borrowers shall pay to Collateral Agent for its benefit a monthly fee in an amount equal to $4,000 per month for each month (or portion thereof) that this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the first day of each month.

         3.5 ADMINISTRATIVE AGENT FEE. Borrowers shall pay to Administrative Agent for its benefit a monthly fee in an amount equal to $1,500 per month in respect of Administrative Agent's services for each month (or part thereof) this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

         3.6 UNUSED LINE FEE. Borrowers shall pay to Collateral Agent (for the Pro Rata benefit of Lenders) each month an unused line fee equal to (i) 0.375% multiplied by (ii) the amount by which the Revolving Commitments exceed the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month, in arrears; provided, however, that commencing October 1, 2000, if there exists no Default or Event of Default, then the unused line fee that is payable by Borrowers shall be equal to (i) the applicable percentage set forth below multiplied by (ii) the amount by which the Revolving Commitments exceed the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month, in arrears.

                  (a) If the ratio of Consolidated Funded Debt to Consolidated EBITDA is greater than or equal to 6.5 to 1.0, then the applicable percentage shall be 0.50%.

               (b) If the ratio of Consolidated Funded Debt to Consolidated EBITDA is less than 6.5 to 1.0, then the applicable percentage shall be 0.375%.

         The foregoing ratios shall be calculated as of the last day of the month preceding the month in which such payment is to be made for the preceding four (4) quarters.

         3.7   CHANGES IN LAWS AND INCREASED COSTS OF LOANS.

               (a) Notwithstanding anything to the contrary contained herein, all LIBOR Rate Loans shall, upon notice by Collateral Agent to Borrowers, convert to Base Rate Loans in the event that (i) any change in Applicable Law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lenders' Reference Bank or any Participant to make or maintain LIBOR Rate Loans or to comply with the terms hereof in connection with the LIBOR Rate Loans, or (B) shall result in the increase in the costs to Lenders, Reference Bank or any Participant of making or maintaining any LIBOR Rate Loans by an amount deemed by Lenders to be material, or (C) reduce the amounts received or receivable by Lenders in respect thereof, by an amount deemed by any Lender to be material or (ii) the cost to Lender, Reference Bank or any Participant of making or maintaining any LIBOR Rate Loans shall otherwise increase by an amount deemed by Lenders to be material. Borrowers shall pay to Collateral Agent, upon demand by Collateral Agent (or Collateral Agent may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lenders, the Reference Bank or any Participant for any loss (including loss of anticipated profits), cost or expense incurred by such Person as a result of the foregoing within one hundred twenty (120) days prior to Borrowers' receipt of notice from Collateral Agent of such cost or expense, including any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Person to make or maintain the LIBOR Rate Loans or any portion thereof. A certificate of Collateral Agent setting forth the basis for the determination of such amount necessary to compensate Lenders as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.

               (b) If any payments or prepayments in respect of the LIBOR Rate Loans are received by Collateral Agent other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under SECTION 6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Collateral Agent, for the Pro Rata benefit of Lenders, upon demand by Collateral Agent (or Collateral Agent may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lenders, the Reference Bank or any Participant with Lenders for any additional loss (including loss of anticipated profits), cost or expense incurred by such Person as a result of such prepayment or payment, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Person to make or maintain such LIBOR Rate Loans or any portion thereof.

         3.8   MAXIMUM INTEREST.

               (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received pursuant to the terms of this Agreement or any of the other Financing Agreements and that are deemed interest under Applicable Law exceed the Maximum Rate. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Financing Agreements, or any Event of Default, or the exercise by Agents or Lenders of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in this Agreement or any of the other Financing Agreements, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any event or contingency whatsoever, shall entitle Agents or Lenders to contract for, charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate. In no event shall Borrowers be obligated to pay Interest in amounts which exceed the Maximum Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay Interest in amounts which exceed the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent of the excess of Interest over such Maximum Rate.

               (b) Furthermore, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received pursuant to the terms of this Agreement or any of the other Financing Agreements and that are deemed loan charges under Applicable Law exceed the maximum amounts collectible under Applicable Law. No agreements, conditions, provision or stipulations contained in this Agreement or any of the other Financing Agreements, or any Event of Default, or the exercise by Agents or Lenders of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in this Agreement, or any of the other Financing Agreements, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any event or contingency whatsoever, shall entitle Agents or Lenders to contract for, charge or receive in any event, any loan charges in excess of the maximum amounts collectible under Applicable Law. In no event shall Borrowers be obligated to pay loan charges in amounts which exceed the maximum amounts collectible under Applicable Law. All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay loan charges in amounts which exceed the maximum amount collectible under Applicable Law shall be without binding force or effect, at law or in equity, to the extent of the excess of such loan charges over the maximum amounts collectible under Applicable Law.

               (c) In the event any Interest is charged or received in excess of the Maximum Rate or any loan charges are collected or received in excess of the maximum amounts collectible under Applicable Law (such excess(es) being referred to herein individually and collectively as "Excess"), Borrowers acknowledge and stipulate that any such charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by Lenders shall be applied, first, to the payment of the then outstanding and unpaid principal hereunder; second, to the payment of the other Obligations then outstanding and unpaid; and third, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest or loan charges that have not otherwise accrued on the date of such acceleration, and neither Agents nor Lenders intend to collect any unearned Interest or loan charges in the event of any such acceleration. Borrowers recognize that, with fluctuations in the rates of interest set forth in SECTION
3.1 of this Agreement, and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Lenders hereunder or under any of the other Financing Agreements, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest or loan charges as and to the extent required by applicable law.

               (d) By the execution of this Agreement, Borrowers agree that (i) the credit or return of any Excess shall constitute the acceptance by Borrowers of such Excess, and (ii) Borrowers shall not seek or pursue any other remedy, legal or equitable, against Agents or Lenders, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate or loan charges in excess of the maximum amount collectible under Applicable Law. For the purpose of determining whether any Excess has been contracted for, charged or received by Agents or Lenders, all Interest and loan charges at any time contracted for, charged or received from Borrowers in connection with this Agreement or any of the other Financing Agreements shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the entire term of this Agreement.

               (e) For purposes hereof, Borrowers, Agents and Lenders shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and
(ii) exclude voluntary prepayments and the effects thereof.

               (f) The provisions of this SECTION 3.8 shall be deemed to be incorporated into each of the other Financing Agreements (whether or not any provision of this Section is referred to therein). Each of the Financing Agreements and communications relating to any Interest or loan charges owed by Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

         3.9   NATURE AND EXTENT OF EACH BORROWER'S LIABILITY.

               (a) Joint and Several Liability. Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which either or both Agents or any Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Agents and Lenders are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

               (b) Unconditional Nature of Liability. Each Borrower's joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by Applicable Law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by either or both Agents or any Lender with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to either or both Agents or any Lender, (iv) the failure by Collateral Agent to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or Agents' release of any Collateral or of Collateral Agent's Liens upon any Collateral, (v) Agents' or Lenders' election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Obligor, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any other Obligor for the payment of any of the Obligations, (ix) any amendment or modification of any of the Financing Agreements or waiver of any Default or Event of Default thereunder, (x) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (xi) the disallowance of all or any portion of either or both Agents' or any Lender's claims for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (viii) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower. After the occurrence and during the continuance of any Event of Default, Agents may proceed directly and at once, without notice to any other Obligor, against any or all of Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require Agents or Lenders under Applicable Law to pursue or exhaust their remedies against any Collateral or Obligor before pursuing another Obligor. Each Borrower consents and agrees that neither Agents nor Lenders shall be under no obligation to marshall any assets in favor of any Obligor or against or in payment of any or all of the Obligations.

               (c) No Reduction in Liability for Obligations. No payment or payments made by an Obligor or received or collected by Agents from an Obligor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of whom shall remain jointly and severally liable for the payment and performance of all Loans and other Obligations until the Obligations are paid in full and this Agreement and the Commitments are terminated.

               (d) Contribution. Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower's Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an "Accommodation Payment"), then each of the other Borrowers (each such Borrower being referred to as a "Contributing Borrower") shall be obligated to make contribution to such Borrower (the "Paying Borrower") in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower's recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term "Allocable Percentage" shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1; provided, however, that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower's Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.

               (e) Subordination. Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the payment in full of all of the Obligations.

SECTION 4. CONDITIONS PRECEDENT

         4.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is a condition precedent to Lenders making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

               (a) Agents and Lenders shall have received, in form and substance satisfactory to Agents and Lenders, all releases, terminations and such other documents as Agents and Lenders may request to evidence and effectuate the termination by the existing lender or lenders to Borrowers of their respective financing arrangements with Borrowers and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrowers and each Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrowers or any Obligor, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrowers or any Obligor in favor of such existing lender or lenders, in form acceptable for recording in the appropriate government office;

               (b) Agents shall have received evidence, in form and substance satisfactory to Agents and Lenders, that Collateral Agent has a valid perfected and first priority security interest in and Lien upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and Liens permitted herein or in the other Financing Agreements;

               (c) all requisite corporate and partnership action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agents, and Agents shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agents may have requested in connection therewith, such documents where requested by Agents or their counsel to be certified by appropriate corporate officers or governmental authorities;

               (d) no change shall have occurred in the assets, business or prospects of Borrowers taken as a whole since the date of Agents' latest field examination which could have a Material Adverse Effect and no change or event shall have occurred which would have a Material Adverse Effect;

               (e) Agents shall have completed a field review of the Records and such other information with respect to the Collateral as Agents may require to determine the amount of Revolving Loans available to Borrowers, the results of which shall be satisfactory to Lenders, not more than three (3) Business Days prior to the date hereof;

               (f) Agents shall have received, in form and substance satisfactory to Agents, all consents (other than consents from any equipment lessor to Borrowers), waivers, acknowledgments and other agreements from third persons which Agents may deem necessary or desirable in order to permit, protect and perfect Collateral Agent's security interests in and Liens upon the Collateral or to effectuate the provisions or purposes of the Financing Agreements, including acknowledgments by lessors, mortgagees and warehousemen of Collateral Agent's security interests in the Collateral, waivers by such Persons of any security interests, liens or other claims by such Persons to the Collateral and agreements permitting Agents and Lenders access to, and the right to remain on, the premises to exercise their rights and remedies and otherwise deal with the Collateral;

               (g) Agents shall have received, in form and substance satisfactory to Agents, valid and effective title insurance policies issued by a company and agent acceptable to Agents (i) insuring the priority, amount and sufficiency of the Mortgages, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances or affirmative coverage requested by Agents for protection of their interests;

               (h) Agents shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agents, and certificates of insurance policies and/or endorsements naming Collateral Agent as lender's loss payee and additional insured;

               (i) Agents shall have received, in form and substance satisfactory to Agents, such opinion letters of counsel to Borrowers and Guarantors with respect to the matters set forth on EXHIBIT H attached hereto and such other matters as Agents may request;

               (j) Agents shall have received a Borrowing Base Certificate setting forth the Loans available to Borrowers as of the date hereof as completed in a manner satisfactory to Agents and duly authorized, executed and delivered on behalf of Borrowers;

               (k) the other Financing Agreements, including the Mortgages, and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agents, in form and substance satisfactory to Agents;

               (l) the Excess Availability as determined by Agents, as of the Closing Date, shall not be less than $10,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

               (m) Each landlord or owner of premises used by a Borrower shall have executed in favor of Agents a landlord waiver agreement in form and substance satisfactory to Agents and their counsels pursuant to which such landlord shall waive or subordinate any Lien it may hold with respect to any Collateral to Liens in favor of Collateral Agent, and Agents shall have received copies of all leases;

               (n) From July 3, 1999, to the Closing Date, Borrowers' financial condition and results of continuing operations, taken as a whole, shall not have deviated to a degree deemed materially adverse by Agents from that set forth in the projections of Borrowers dated July 16, 1999 that were delivered by Borrowers to Agents and Lenders prior to the date hereof;

               (o) Agents shall have completed (and found the results thereof to be acceptable) their customary field examinations of Borrowers, their financial records and the Collateral, during which Agents will examine and inspect, and conduct detailed tests of, Borrowers MIS, inventory accounting, accounts receivable and records thereof, accounts payable and records thereof, tax payment procedures and compliance and other matters usually covered by such field examination;

               (p) Agents shall have found satisfactory the results of their inventory test counts and costing tests;

               (q) All of the Subordinated Debt shall be expressly subordinate in right of payment to the prior payment and satisfaction in full of all of the Obligations, all in a manner and pursuant to such written agreements binding on the holders of such Subordinated Debt as shall be satisfactory to Agents and their counsel (with the Agents' acknowledging that the subordination terms contained in the Senior Subordinated Note Indenture with respect to the Senior Subordinated Notes are acceptable to Agents and their counsel);

               (r) Agents shall have received and reviewed environmental reports, in form and substance satisfactory to Agents, and Agents shall have satisfied themselves that Borrowers are in compliance with all Environmental Laws;

               (s) Agents shall have received and found satisfactory in all respects Borrowers' financial statements for the quarter and year-to-date period ending July 3, 1999;

               (t) Borrowers shall have delivered to Agents and Lenders acceptable title insurance, commitments and surveys with respect to all real estate of Borrowers, which shall be in form and substance satisfactory to Agents in all respects;

               (u) Borrowers shall have certified to Agents that the Senior Subordinated Note Indenture has not been amended or otherwise modified;

               (v) There shall be no order or injunction or other pending litigation in which there is a reasonable possibility of a decision which could have a Material Adverse Effect;

               (w) No event of default shall exist under the Bond Documents or the Senior Subordinated Notes on or prior to the Closing Date or shall result from consummations of any of the transactions contemplated by the Financing Agreements; and

               (x) Agents shall have reviewed and found acceptable in all respects the Bond Documents.

         4.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to Lenders making Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

               (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations or warranties relate solely to an earlier date and except to the extent of changes in facts and circumstances that are expressly permitted by Agents and Lenders hereunder; and

               (b) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5. SECURITY INTEREST

         5.1 GRANT OF SECURITY INTEREST. To secure payment and performance of all Obligations, each Borrower hereby grants to Collateral Agent, for the benefit of Agents and for the Pro Rata benefit of Lenders, a continuing security interest in, a Lien upon, and a right of set off against, and hereby assigns to Collateral Agent, for the benefit of Agents and for the Pro Rata benefit of Lenders, as security, the following Property and interests in Property of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

               (a) all Accounts;

               (b) all present and future contract rights, general intangibles (including tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures, chattel paper, documents, instruments, securities, Investment Property, letters of credit, bankers' acceptances and guaranties;

               (c) all present and future monies, securities, credit balances, deposits, deposit accounts and other property of such Borrower now or hereafter held or received by or in transit to either or both Agents, any Lender or any of their Affiliates or at any other depository or other institution from or for the account of any Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future Liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit, and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other Persons securing the obligations of account debtors;

               (d) all Inventory;

               (e) all Equipment;

               (f) all Deposit Accounts;

               (g) all Investment Property;

               (h) all Real Property;

               (i) all Records; and

               (j) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

         5.2 EXCLUSION FOR MARGIN STOCK. Notwithstanding anything to the contrary in this Agreement, Borrowers do not grant to Collateral Agent a Lien upon any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and Borrowers shall not be prohibited by this

Agreement or any of the other Financing Agreements from granting a Lien in "margin stock" (as so defined) to any other Person.

         5.3 EXCLUSION FOR CERTAIN CONTRACTS AND LEASES. Notwithstanding anything to the contrary set forth in SECTION 5.1 above, the types or items of Collateral described in such Section shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or Applicable Law with respect thereto, the valid grant of a security interest or Lien therein to Collateral Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under Applicable Law such prohibition cannot be waived; provided, that, the foregoing exclusion shall in no way be construed (a) to apply if any such prohibition is unenforceable under Section 9-318 of the UCC or other Applicable Law or (b) so as to limit, impair or otherwise affect Collateral Agent's unconditional continuing security interests in and Liens upon any rights or interests of a Borrower in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Accounts).

         5.4 FOREIGN SUBSIDIARY STOCK. Notwithstanding anything to the contrary set forth in SECTION 5.1 above, the types or items of Collateral described in such Section shall include only sixty-six percent (66%) of the stock of any Foreign Subsidiary.

         5.5 OFFSHORE EQUIPMENT. Collateral Agent shall release its Lien in any Offshore Equipment upon fifteen (15) days prior written notice to Agents.

SECTION 6. LOAN ADMINISTRATION

         6.1. MANNER OF BORROWING AND FUNDING REVOLVING LOANS. Borrowings under this Agreement established pursuant to SECTION 2.1 hereof shall be made and funded as follows:

               (a)   Notice of Borrowing.

                          (i) Whenever Borrowers desire to make a Borrowing under SECTION 2.1 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to SECTION 3.1(D)), Borrowers shall give Collateral Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing request (a "Notice of Borrowing"), which shall be in the form of EXHIBIT E annexed hereto and signed by an authorized officer of Borrowers. Such Notice of Borrowing shall be given by Borrowers no later than 11:00 a.m. at the office of Collateral Agent designated by Collateral Agent from time to time (a) on the Business Day of the requested funding date of such Borrowing, in the case of Base Rate Loans, and (b) at least two (2) Business Days prior to the requested funding date of such Borrowing, in the case of LIBOR Rate Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. The Revolving Loans made by each Lender on the Closing Date shall be in excess of $250,000 and shall be made as Base Rate Loans and thereafter may be made or continued as or converted into Base Rate Loans or LIBOR Rate Loans. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Business Day), (c) whether the Borrowing is to consist of Base Rate Loans or LIBOR Rate Loans, (d) in the case of LIBOR Rate Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrowers to which the proceeds of such Borrowing are to be disbursed. Borrowers may not request any LIBOR Rate Loans if a Default or Event of Default exists.

                          (ii) Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the other Financing Agreements with respect to the Obligations (whether as principal, accrued interest, fees or other charges, including the repayment of any Letter of Credit Accommodations) shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolving Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and the proceeds of such Revolving Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans. Neither Agents nor any Lender shall have any obligation to Borrowers to honor any deemed request for a Revolving Loan after the Commitment Termination Date or when an Out-of-Formula Condition exists or would result therefrom, but may do so in their discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolving Loan is funded after the Commitment Termination Date.

                          (iii) As an accommodation to Borrowers, Agents and Lenders may permit telephonic requests for Borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Agents by Borrowers; provided, however, that Borrowers shall confirm each such telephonic request for a Borrowing of LIBOR Rate Loans by delivery of the required Notice of Borrowing to Collateral Agent by facsimile transmission promptly, but in no event later than 5:00 p.m. on the same day. Unless Borrowers specifically direct Agents and Lenders in writing not to accept or act upon telephonic or electronic communications from Borrowers, neither Agents nor any Lender shall have any liability to Borrowers for any loss or damage suffered by Borrowers as a result of an Agent's or any Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agents or Lenders by Borrowers and neither Agents nor any Lender shall have any duty to verify the origin of any such communication or the identity or authority of the Person sending it.

               (b) Fundings by Lenders. Subject to its receipt of notice from Collateral Agent of a Notice of Borrowing as provided in SECTION 6.1(D) (except in the case of a deemed request by Borrowers for a Revolving Loan as provided in SECTIONS 6.1(A)(II) or 6.1(A)(III) hereof, in which event no Notice of Borrowing need be submitted), each Lender shall timely honor its Revolving Commitment by funding its Pro Rata share of each Borrowing of Revolving Loans that is properly requested by Borrowers and that Borrowers is entitled to receive under the Loan Agreement. Collateral Agent shall notify Lenders of each Notice of Borrowing by 12:00 noon on the proposed funding date (in the case of Base Rate Loans) or by 3:00 p.m. at least two (2) Business Days before the proposed funding date (in the case of LIBOR Rate Loans). Each Lender shall deposit with Collateral Agent an amount equal to its Pro Rata share of the Borrowing requested by Borrowers at Collateral Agent's designated bank in immediately available funds not later than 1:00 p.m. on the date of funding of such Borrowing, unless Agent's notice to Lenders is received after 12:00 noon on the proposed funding date of a Base Rate Loan, in which event Lenders shall deposit with Collateral Agent their respective Pro Rata shares of the requested Borrowing on or before 11:00 a.m. of the next Business Day. Subject to its receipt of such amounts from Lenders, Collateral Agent shall make the proceeds of the Revolving Loans received by it available to Borrowers by disbursing such proceeds in accordance with Borrowers' disbursement instructions set forth in the applicable Notice of Borrowing. Unless Collateral Agent shall have been notified in writing by a Lender prior to the proposed time of funding that such Lender does not intend to deposit with Collateral Agent an amount equal such Lender's Pro Rata share of the requested Borrowing, Collateral Agent may assume that such Lender has deposited or promptly will deposit its share with Collateral Agent and Collateral Agent may in its discretion disburse a corresponding amount to Borrowers on the applicable funding date. If a Lender's Pro Rata share of such Borrowing is not in fact deposited with Collateral Agent, then, if Collateral Agent has disbursed to Borrowers an amount corresponding to such share, then such Lender agrees to pay, and in addition Borrowers agree to repay, to Collateral Agent forthwith ON DEMAND such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed by Collateral Agent to or for the benefit of Borrowers until the date such amount is paid or repaid to Collateral Agent,
(a) in the case of Borrowers, at the interest rate applicable to such Borrowing and (b) in the case of such Lender, at the Federal Funds Rate. If such Lender repays to Collateral Agent such corresponding amount, such amount so repaid shall constitute a Revolving Loan, and if both such Lender and Borrowers shall have repaid such corresponding amount, Collateral Agent shall promptly return to Borrowers such corresponding amount in same day funds.

               (c) Settlement and Settlement Loans.

                          (i) In order to facilitate the administration of the Revolving Loans under this Agreement, Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that settlement among them with respect to the Revolving Loans may take place on a periodic basis on dates determined from time to time by Agents (each a "Settlement Date"), which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in SECTION 4 of this Agreement have been met. On each Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the Settlement Report delivered by Collateral Agent to Lenders with respect to such Settlement Date so that, as of each Settlement Date and after giving effect to the transaction to take place on such Settlement Date, each Lender shall hold its Pro Rata share of all Revolving Loans and participations in Letter of Credit Accommodations then outstanding.

                          (ii) Between Settlement Dates, Collateral Agent may request BankBoston to advance, and BankBoston may, but shall in no event be obligated to, advance to Borrowers out of BankBoston's own funds the entire principal amount of any Borrowing of Revolving Loans that are Base Rate Loans requested or deemed requested pursuant to this Agreement (any such Revolving Loan funded exclusively by BankBoston being referred to as a "Settlement Loan"). Each Settlement Loan shall constitute a Revolving Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Revolving Loans, except that all payments thereon shall be payable to BankBoston solely for its own account. The obligation of Borrowers to repay such Settlement Loans to BankBoston shall be evidenced by the Settlement Note. Collateral Agent shall not request BankBoston to make any Settlement Loan if (A) Collateral Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in SECTION 4 hereof will not be satisfied on the requested funding date for the applicable Borrowing or (B) the Excess Availability on the funding date would be less than $5,000,000 after giving effect to such funding or would cause the then outstanding principal balance of all Settlement Loans to exceed $7,500,000. BankBoston shall not be required to determine whether the applicable conditions precedent set forth in SECTION 4 hereof have been satisfied or the requested Borrowing would exceed the amount of Excess Availability on the funding date applicable thereto prior to making, in its sole discretion, any Settlement Loan. On each Settlement Date, or, if earlier, upon demand by Collateral Agent for payment thereof, the then outstanding Settlement Loans shall be immediately due and payable. As provided in SECTION 3.1.1(II), Borrowers shall be deemed to have requested (without the necessity of submitting any Notice of Borrowing) Revolving Loans to be made on each Settlement Date in the amount of all outstanding Settlement Loans and to have Collateral Agent to cause the proceeds of such Revolving Loans to be applied to the repayment of such Settlement Loans and interest accrued thereon. Collateral Agent shall notify the Lenders of the outstanding balance of Revolving Loans prior to 11:00 a.m. on each Settlement Date and each Lender (other than BankBoston) shall deposit with Collateral Agent (without setoff, counterclaim or reduction of any kind) an amount equal to its Pro Rata share of the amount of Revolving Loans deemed requested in immediately available funds not later than 12:00 noon on such Settlement Date, and without regard to whether any of the conditions precedent set forth in
         SECTION 4 hereof are satisfied or the Commitment Termination Date has occurred. If any Settlement Loan is not repaid on the due date thereof, then on the second Business Day after BankBoston's request each Lender (other than BankBoston) shall purchase a participating interest in such Settlement Loan in an amount equal to its Pro Rata share of such Settlement Loan by transferring to BankBoston, in immediately available funds, the amount of such participation. The proceeds of Settlement Loans may be used solely for purposes for which Revolving Loans generally may be used in accordance with this Agreement. If any amounts received by BankBoston in respect of any Settlement Loans are later required to be returned or repaid by BankBoston to Borrowers or any other Obligor or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, the other Lenders shall, upon demand by BankBoston with notice to Collateral Agent, pay to Collateral Agent for the account of BankBoston, an amount equal to each other Lender's Pro Rata share of all such amounts required to be returned by BankBoston.

               (d) Disbursement Authorization. Borrowers hereby irrevocably authorize Collateral Agent to disburse the proceeds of each Revolving Loan requested, or deemed to be requested pursuant to SECTION 6.1(A)(I) or SECTION 6.1(A)(II), as follows: (i) the proceeds of each Revolving Loan requested under
SECTION 6.1(A)(I) shall be disbursed by Collateral Agent in accordance with the terms of the written disbursement letter from Borrowers in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by Borrowers and Collateral Agent from time to time or elsewhere if pursuant to a written direction from Borrowers; and (ii) the proceeds of each Revolving Loan requested under SECTION 6.1(A)(II) shall be disbursed by Collateral Agent by way of direct payment of the relevant interest or other Obligation.

         6.2. DEFAULTING LENDERS. If any Lender shall, at any time, fail to make any payment to either Agent, Congress or BankBoston that is required hereunder, Collateral Agent may, but shall not be required to, retain payments that would otherwise be made to such defaulting Lender hereunder and apply such payments to such defaulting Lender's defaulted obligations hereunder, at such time, and in such order, as Collateral Agent may elect in its sole discretion. With respect to the payment of any funds from Collateral Agent to a Lender or from a Lender to Collateral Agent, the party failing to make the full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate. The failure of any Lender to fund its portion of any Revolving Loan shall not relieve any other Lender of its obligation, if any, to fund its portion of the Revolving Loan on the date of Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Revolving Loan to be made by such Lender on the date of any Borrowing. Solely as among the Lenders and solely for purposes of voting or consenting to matters with respect to any of the Financing Agreements, Collateral or any Obligations and determining a defaulting Lender's Pro Rata share of payments and proceeds of Collateral pending such defaulting Lender's cure of its defaults hereunder, a defaulting Lender shall not be deemed to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). The provisions of this SECTION 6.2 shall be solely for the benefit of Agents and Lenders and may not be enforced by Borrowers.

         6.3.  SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS.

               (a) Number of LIBOR Rate Loans. In no event may the number of LIBOR Rate Loans outstanding at any time to any Lender exceed 6.

               (b) Minimum Amounts. Each election of LIBOR Rate Loans pursuant to SECTION 6.1(A), and each continuation of or conversion to LIBOR Rate Loans pursuant to SECTION 3.1 hereof, shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

               (c) LIBOR Lending Office. Each Lender's initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Rate Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of Borrowers for increased costs or expenses resulting solely from such designation or transfer (except any such transfer that is made by a Lender pursuant to SECTION 3.7 hereof, or otherwise for the purpose of complying with Applicable
Law). Increased costs for expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

         6.4.  LOAN ACCOUNTS; THE REGISTER; ACCOUNT STATED.

               (a) Each Lender shall maintain in accordance with its usual and customary practices an account or accounts (a "Loan Account") evidencing the debt of Borrowers to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable to such Lender from time to time hereunder and under each Note payable to such Lender.

               (b) Collateral Agent shall maintain a register (the "Register") which shall include a master account and a subsidiary account for each Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by Collateral Agent from Borrowers or any other Obligor and each Lender's share thereof. The Register shall be available for inspection by Borrowers or any Lender at the offices of Collateral Agent at any reasonable time and from time to time upon reasonable prior notice. Any failure of Collateral Agent to record in the Register or any error in doing so shall not limit or otherwise affect the obligation of Borrowers hereunder (or under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Collateral Agent.

               (c) The entries made in the Register and each Loan Account shall constitute rebuttably presumptive evidence of the information contained therein; provided, however, that if a copy of information contained in the Register or any Loan Account is provided to any Person, or any Person inspects the Register or any Loan Account, at any time or from time to time, then the information contained in the Register or the Loan Account, as applicable shall be conclusive and binding on such Person for all purposes absent manifest error, unless such Person notifies Collateral Agent in writing within thirty (30) days after such Person's receipt of such copy or such Person's inspection of the Register or Loan Account of its intention to dispute the information contained therein.

         6.5 COLLECTION OF ACCOUNTS.

               (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Collateral Agent may specify, with such banks as are acceptable to Agents, into which Borrowers shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Collateral Agent, providing that all items received or deposited in the Blocked Accounts are the property of Collateral Agent, that the depository bank has no Lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Collateral Agent as Collateral Agent may from time to time designate for such purpose ("Payment Account"). Borrowers agree that all payments made to such Blocked Accounts or other funds received and collected by Collateral Agent, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Collateral Agent held for the benefit of Agents and Lenders.

               (b) For purposes of calculating the amount of the Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Collateral Agent of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Collateral Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Collateral Agent in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Collateral Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' Loan Account on such day, and if not, then on the next Business Day.

               (c) Borrowers and all of their Affiliates, Subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Collateral Agent, receive, as the property of Agents and Lenders, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Collateral Agent. In no event shall the same be commingled with Borrowers' own funds. Borrowers agree to reimburse Collateral Agent ON DEMAND for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or Person involved in the transfer of funds to or from the Blocked Accounts arising out of Collateral Agent's payments to or indemnification of such bank or person. The obligation of Borrowers to reimburse Collateral Agent for such amounts pursuant to this SECTION 6.5 shall survive the termination or non-renewal of this Agreement and the Commitments.

         6.6 PAYMENTS. All Obligations shall be payable to the Payment Account as provided in SECTION 6.5 or such other place as Collateral Agent may designate from time to time. Except as otherwise expressly provided in SECTIONS 6.7 and
6.10 of this Agreement, Collateral Agent may apply payments received or collected from Borrowers or for the account of Borrowers (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Collateral Agent determines. At Collateral Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. As an administrative convenience to Borrowers and to ensure the timely payment of interest owing by Borrowers each month hereunder or under any of the other Financing Agreements, Borrowers hereby request and authorize Collateral Agent, in its discretion, to make a Revolving Loan the proceeds of which shall be applied to the payment of the interest accrued on the principal amount of the Obligations during the immediately preceding month as and when such interest becomes due and payable by Borrowers to Collateral Agent in accordance with this Agreement and the other Financing Agreements. Borrowers shall make all payments to Collateral Agent on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, Taxes, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Collateral Agent is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Collateral Agent. Borrowers shall be liable to pay to Collateral Agent, and does hereby indemnify and hold Collateral Agent harmless for, the amount of any payments or proceeds surrendered or returned. This SECTION 6.6 shall remain effective notwithstanding any contrary action which may be taken by Collateral Agent in reliance upon such payment or proceeds. If an Out-of-Formula Condition exists, Borrowers shall, on either Agent's demand, repay the amount of the Revolving Loans so as to eliminate such Out-of-Formula Condition. This SECTION 6.6 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement and the Commitments.

         6.7.  PREPAYMENTS.

               (a) Borrowers shall be jointly and severally obligated to prepay the entire unpaid principal balance of the Term Loan Advances, and all accrued but unpaid interest thereon, upon the Commitment Termination Date. Borrowers shall also be jointly and severally required to prepay the Term Loan Advances and the Revolving Loans in the amount of 100% of the net proceeds received from the sale or disposition of all or any part of the assets of any Borrower or any of its Subsidiaries (other than (i) sales of Inventory in the ordinary course of a Borrowers' business, (ii) permitted sales with the prior written consent of Agents and Lenders, subject to the reinvestment of the net proceeds thereof within six (6) months after such sale(s), and (iii) other sales not in the ordinary course of business not to exceed in any fiscal year of such Borrower $100,000 in the aggregate as to all Borrowers); and (B) 100% of the net proceeds received from the issuance of Subordinated Debt or equity by any Borrower. Mandatory prepayments described in the foregoing sentence shall be applied to repay, without penalty or premium (except for LIBOR breakage costs, if any) first, to installments of principal with respect to the Term Loan in inverse order of maturity, then to the Revolving Loans; provided, however, that any proceeds arising from (i) the issuance of Subordinated Debt or equity as described above or (ii) the sale of machinery and equipment not included in Accuval's appraisal dated June 18, 1999 and the sale of Real Estate in Trenton, Tennessee and Hamilton, North Carolina, shall be applied first to Revolving Loans and then to principal installments due with respect to the Term Loan in inverse order of maturity.

               (b) Each mandatory prepayment pursuant to this SECTION 6.7 shall be applied first to Base Rate Loans to the full extent thereof before application to any LIBOR Rate Loans; provided, however, that, so long as no Default or Event of Default exists, in lieu of application of such prepayment to LIBOR Rate Loans prior to the expiration of the respective Interest Periods applicable thereto and any resulting requirement to pay the charges provided for in SECTION 6.7(A) hereof, Borrowers, at their option, may deposit with Collateral Agent cash funds equal to such prepayments to be held by Collateral Agent in the Cash Collateral Account for application to the Term Loan Advances on the sooner to occur of the expiration of the Interest Period applicable thereto or the Commitment Termination Date. Each such prepayment shall be distributed by Collateral Agent to each Lender on a Pro Rata basis and may be applied by Lenders to the installments of principal due under the Notes in the inverse order of their maturities until payment thereof in full.

               (c) Borrowers may, at their option, prepay any portion of the Term Loan Advances consisting of Base Rate Loans in whole at any time or in part from time to time, in amounts aggregating $1,000,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued or unpaid thereon to the date of prepayment and any applicable prepayment premium set forth below. Any portion of the Term Loan Advances consisting of LIBOR Rate Loans may be prepaid, at Borrowers' option, at any time in whole or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple thereof, by paying the principal amount to be prepaid, interest accrued and unpaid thereon to the date of prepayment, all charges pursuant to SECTION 3.7(B) hereof if such prepayment is made on a date other than the last day of an applicable Interest Period, and any applicable prepayment premium as hereinafter set forth in this SECTION 6.7(C). Each such optional prepayment may be applied to prepay the Term Loan Advances on a Pro Rata basis and shall be applied against scheduled amortization payments in the inverse order of the occurrence thereof. Borrowers shall give written notice (or telephonic notice confirmed in writing) to Collateral Agent of any intended prepayment (i) not less than one (1) Business Day prior to any prepayment of Base Rate Loans and not less than two (2) Business Days prior to any prepayment of LIBOR Rate Loans. Such notice, once given, shall be irrevocable and, upon receipt of any such notice of optional prepayment, Collateral Agent shall promptly notify each Lender of the contents thereof and of such Lender's share of the prepayment. If Borrowers shall prepay any of the Term Loan Advances pursuant to this SECTION 6.7(C) prior to the termination of this Agreement and the Commitments, then Borrowers shall be jointly and severally obligated to pay a prepayment premium equal to 3.0% of the principal amount prepaid if prepayment occurs during the first 12-month period of the Original Term (August 17, 1999, through August 16, 2000) and 1.50% of the principal amount prepaid if prepayment occurs during the second 12-month period of the Original Term (August 17, 2000 through August 16, 2001) and 0.75% of the principal amount prepaid if prepayment occurs during the third 12-month period of the Original Term (August 17, 2001 through August 16, 2002 or during the Renewal Term, if any).

         6.8 TELEPHONE AUTHORIZATIONS. Lenders are authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrowers or other authorized Person or, at the discretion of Lenders, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a business day) and the amount of the requested Loan. Requests received after 11:00 a.m., on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of any Borrower or otherwise disbursed or established in accordance with the instructions of Borrowers (or Borrowing Agent) or in accordance with the terms and conditions of this Agreement.

         6.9 USE OF PROCEEDS. Borrowers shall use the initial proceeds of the Loans provided by Lenders to Borrowers hereunder only for: (a) payments to each of the Persons listed in the disbursement direction letter furnished by Borrowers to Agents on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lenders to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

         6.10 AGENTS' ALLOCATION OF PAYMENTS AND COLLECTIONS. Except to the extent otherwise expressly provided in SECTION 6.7 of this Agreement, all monies to be applied to the Obligations, whether such monies represent voluntary payments by one or more Obligors or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among Agents and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, on a Pro Rata basis unless otherwise provided herein): (i) first, to Collateral Agent to pay principal and accrued interest on any portion of the Revolving Loans which Collateral Agent may have advanced on behalf of any Lender and for which Collateral Agent has not been reimbursed by such Lender or Borrowers; (ii) second, to BankBoston to pay the principal and accrued interest on any portion of the Settlement Loans outstanding, to be shared with Lenders that have acquired a participating interest in such Settlement Loans; (iii) third, to Congress to pay the principal amount of and any accrued interest on any payment made by Congress under any Letter of Credit Accommodation to the extent that Congress has not been reimbursed in full and has not received from each Participating Lender a participation payment as required by SECTION 2.2 hereof; (iv) fourth, to Agents and BankBoston to pay the amount of Extraordinary Expenses that have not been reimbursed to Agents or BankBoston by Borrowers or Lenders, together with interest accrued thereon at the rate applicable to Revolving Loans that are Base Rate Loans; (v) fifth, to Agents to pay any Indemnified Amount that has not been paid to Agents by Obligors or Lenders, together with interest accrued thereon at the rate applicable to Revolving Loans that are Base Rate Loans; (vi) sixth, to Agents to pay any fees due and payable to Agents; (vii) seventh, to Lenders for any Indemnified Amount that they have paid to Agents and any Extraordinary Expenses that they have reimbursed to Agents, to the extent that Lenders have not been reimbursed from Obligors therefor; (viii) eighth, to Congress (for its benefit and the Pro Rata benefit of the Participating Lenders) to pay principal and interest on their participations in the Letter of Credit Accommodations outstanding (or, to the extent any of the Letter of Credit Accommodations are contingent and an Event of Default then exists, deposited in the Cash Collateral Account to provide security for the payment of the Letter of Credit Accommodations); and (ix) ninth, to Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and any other Obligations then outstanding to be shared among Lenders on a ratable basis, or on such other basis as may be agreed upon in writing by Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of Borrowers). The allocations set forth in this SECTION 6.10 are solely to determine the rights and priorities of Agents and Lenders as among themselves and may be changed by Agents and Lenders without notice to or the consent or approval of Borrowers or any other Person.

         6.11 GROSS UP FOR TAXES. If Borrowers shall be required by Applicable Law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the other Financing Agreements, (a) the sum payable to Agents or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agents or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (b) Borrowers shall make such withholding or deductions, and (c) Borrowers shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         6.12 WITHHOLDING TAX EXEMPTION. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States or any state thereof agrees that it will deliver to Borrowers and Collateral Agent two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payment under this Agreement and its Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to Borrowers and Collateral Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires (currently, three (3) successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowers or Collateral Agent, in each case, certifying that such Lender is entitled to receive payments under this Agreement and its Notes without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrowers and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income taxes.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

         7.1   COLLATERAL REPORTING.

         (a) Borrower shall provide Agents with the following documents in a form satisfactory to Agents and Lenders:

               (i) on a weekly basis or more frequently at Borrowers' option or as Agents may request, a Borrowing Base Certificate setting forth Borrowers' calculation of the Revolving Loans and Letter of Credit Accommodations available to Borrower pursuant to the terms and conditions contained herein as of the last Business Day of the immediately preceding week as to the Accounts and as of the last day of the preceding week as to Inventory, duly completed and executed by the chief financial officer or other appropriate financial officer acceptable to Agents, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed; provided, that, without limiting any other rights of Agents and Lenders, Borrowers shall provide Agents on a daily basis with a schedule of Accounts, collections received and credits issued; and provided, further, without limiting any other rights of Agents and Lenders, Borrowers shall provide Agents on a daily basis with an inventory report in the event that at any time either: (1) a Default or an Event of Default shall exist or have occurred, or (2) Borrowers shall have failed to deliver any Borrowing Base Certificate in accordance with the terms hereof, or (3) upon Agents' good faith belief, any information contained in any Borrowing Base Certificate is incomplete, inaccurate or misleading;

               (ii) on a monthly basis or more frequently as Agents may request,
(A) perpetual inventory reports, (B) inventory reports by category and (C) agings of accounts payable;

               (iii) upon Agents' request, (A) copies of customer statements and credit memos, remittances advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery of documents for Inventory and Equipment acquired by Borrowers;

               (iv) agings of accounts receivable on a monthly basis or more frequently as Agents may request; and

               (v) such other reports as to the Collateral as Agents shall request from time to time.

         (b) Nothing contained in any Borrowing Base Certificate shall be deemed to limit, impair or otherwise affect the rights of Agents and Lenders contained herein and in the event of any conflict or inconsistency between the calculation of the Revolving Loans and Letter of Credit Accommodations available to Borrowers as set forth in any Borrowing Base Certificate and as determined by Agents, the determination of Agents shall govern and be conclusive and binding upon Borrowers. Without limiting the foregoing, Borrowers shall furnish to Agents and Lenders any information which Agents and Lenders may reasonably request regarding the determination and calculation of any of the amounts set forth in the Borrowing Base Certificate. If any Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports and related documents to Agents and to follow Agents' instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2   ACCOUNTS COVENANTS.

               (a) Borrowers shall notify Agents promptly of: (i) any material delay in any Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to any Borrower's knowledge would cause Agents to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agents' consent, except in the ordinary course of Borrowers' business in accordance with practices and policies previously disclosed in writing to Agents. So long as no Event of Default exists or has occurred and is continuing, Borrowers shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Agents shall, at their option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

               (b) Without limiting the obligation of Borrowers to deliver any other information to Agents, Borrowers shall promptly report to Agents any return of Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of $250,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agents' request, (i) hold the returned Inventory in trust for Agents, (ii) segregate all returned Inventory from all of its other property,
(iii) dispose of the returned Inventory solely according to Agents' instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Agents' prior written consent.

               (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Agents or schedule thereof delivered to Agents shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Agents pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agents in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrowers' business in accordance with practices and policies previously disclosed to Agents, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agents in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any Applicable Law, all documentation relating thereto will be legally sufficient under all Applicable Law, and all such documentation will be legally enforceable in accordance with its terms.

               (d) Any Agent or Lender shall have the right at any time or times, in such Agent's or Lender's name or in the name of a nominee of such Agent or Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

               (e) Borrowers shall deliver or cause to be delivered to Collateral Agent, with appropriate endorsement and assignment, with full recourse to Borrowers, all chattel paper and instruments which any Borrower now owns or may at any time acquire immediately upon any Borrower's receipt thereof, except as Agents may otherwise agree.

               (f) Agents may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Collateral Agent and that Collateral Agent has a security interest therein and Agents may direct any or all accounts debtors to make payment of Accounts directly to Collateral Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and neither Agents nor Lenders shall be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agents may deem necessary or desirable for the protection of their interests. At any time that an Event of Default exists or has occurred and is continuing, at Agents' request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Collateral Agent and are payable directly and only to Collateral Agent and Borrowers shall deliver to Collateral Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agents may require.

         7.3 INVENTORY COVENANTS. With respect to the Inventory: (a) Borrowers shall at all times maintain Inventory records reasonably satisfactory to Agents, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrowers' cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers shall conduct a physical count of the Inventory at least once each year, but at any time or times as Agents may request on or after an Event of Default, and promptly following such physical inventory shall supply Agents with a report in the form and with such specificity as may be reasonably satisfactory to Agents concerning such physical count; (c) Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agents, except for sales of Inventory in the ordinary course of Borrowers' business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon either Agent's request, Borrowers shall, at their expense, no more than once in any twelve (12) month period, but at any time or times as either Agent may request on or after an Event of Default, deliver or cause to be delivered to Agents written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Agents and by an appraiser acceptable to Agent , addressed to Agents or upon which Agents are expressly permitted to rely; (e) Borrowers shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with Applicable Law (including the requirements of the Federal Fair Labor Standards Act of 1938); (f) Borrowers assume all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory;
(g) Borrowers shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrowers to repurchase such Inventory; (h) Borrowers shall keep the Inventory in good and marketable condition; and (i) Borrowers shall not, without prior written notice to Agents, acquire or accept any Inventory on consignment or approval.

         7.4 EQUIPMENT COVENANTS. With respect to the Equipment: (a) Borrowers shall, at their expense, at any time or times as Agents may request on or after an Event of Default, deliver or cause to be delivered to Agents written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Agents and by an appraiser acceptable to Agents; (b) Borrowers shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrowers' business and not for personal, family, household or farming use; (e) Borrowers shall not remove any Equipment from the locations set forth or permitted herein, except (i) to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrowers, (ii) to move Equipment directly from one location set forth or permitted herein to another such location, (iii) for dispositions of Equipment expressly authorized herein, and (iv) for the movement of motor vehicles used by or for the benefit of Borrowers in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrowers assume all responsibility and liability arising from the use of the Equipment.

         7.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably designates and appoints Collateral Agent (and all persons designated by Collateral Agent) as such Borrower's true and lawful attorney-in-fact, and authorizes Collateral Agent , in Borrowers' or Collateral Agent 's name, to: (a) at any time a Default or Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Account or other Collateral,
(iv) sell or assign any Account upon such terms, for such amount and at such time or times as Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, and (viii) notify the post office authorities to change the address for delivery of Borrowers' mail to an address designated by Collateral Agent , and open and dispose of all mail addressed to Borrowers; and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which any Borrower's mail is deposited, (iii) endorse any Borrower's name upon any items of payment or proceeds thereof and deposit the same in Collateral Agent's account for application to the Obligations, (iv) endorse any Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign any Borrower's name on any verification of Accounts and notices thereof to account debtors and
(vi) execute in any Borrower's name and file any UCC financing statements or amendments thereto. Each Borrower hereby releases Collateral Agent and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Collateral Agent's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 RIGHT TO CURE. Each Agent may, at its option, (a) cure any default by Borrowers under any agreement with a third party or pay or bond on appeal any judgment entered against Borrowers, (b) discharge taxes, Liens, or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in such Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agents and Lenders with respect thereto. Such Agent may add any amounts so expended to the Obligations and charge Borrowers' account therefor, such amounts to be repayable by Borrowers ON DEMAND. Agents shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Agents under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 ACCESS TO PREMISES. From time to time as requested by Agents, at the cost and expense of Borrowers, (a) Agents and Lenders or Agents' or Lenders' designees shall have complete access to all of Borrowers' premises during normal business hours and after notice to Borrowers, or at any time and without notice to Borrowers if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including the Records, and (b) Borrowers shall promptly furnish to Agents and Lenders such copies of such books and records or extracts therefrom as Agents and Lenders may request, and (c) Agents and Lenders may use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral. Borrowers shall reimburse Agents and Lenders ON DEMAND for all costs and expenses reasonably incurred by Agents and Lenders in connection with any of the foregoing.

SECTION 8. REPRESENTATIONS AND WARRANTIES

         Borrowers hereby represent and warrant to Agents and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lenders to Borrowers:

         8.1 CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES. Each Borrower is a corporation or limited partnership duly organized and in good standing under the laws of its state of incorporation or organization and is duly qualified as a foreign corporation or limited partnership and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's powers, have been duly authorized and are not in contravention of law or the terms of such Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or its property is bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrowers enforceable in accordance with their respective terms. No Borrower has any Subsidiaries except as set forth on the Information Certificate.

         8.2 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrowers which have been or may hereafter be delivered by Borrowers to Agents have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Agents prior to the date of this Agreement, there has been no change in the assets, liabilities, properties and condition, financial or otherwise, of any Borrower, since the date of the most recent audited financial statements furnished by Borrowers to Agents prior to the date of this Agreement that might have a Material Adverse Effect.

         8.3 CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS. The chief executive office of Borrowers and Borrowers' Records concerning Accounts are located only at the address set forth below and their only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrowers to establish new locations in accordance with SECTION 9.2 below. The Information Certificate correctly identifies any of such locations that are not owned by Borrowers and sets forth the owners and/or operators thereof and to the best of each Borrower's knowledge, the holders of any mortgages on such locations.

         8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES. The security interests and Liens granted under this Agreement and the other Financing Agreements constitute valid and perfected first priority Liens and security interests in and upon the Collateral subject only to the Liens indicated on Schedule 8.4 hereto and the other Liens permitted under SECTION 9.8 hereof. Each Borrower has good and marketable title to all of its properties and assets subject to no Liens of any kind, except for Permitted Liens.

         8.5 TAX RETURNS. Each Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lenders). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all Taxes due and payable or claimed due and payable in any assessment received by it, except Taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Taxes whether or not yet due and payable and whether or not disputed.

         8.6 LITIGATION. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of any Borrower's knowledge threatened, against or affecting any Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower's knowledge threatened, against any Borrowers or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against such Borrower would have a Material Adverse Effect.

         8.7 COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS. No Borrower is in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and each Borrower is in compliance in all material respects with all applicable provisions of all Applicable Law.

         8.8 EMPLOYEE BENEFITS.

               (a) Borrowers have not engaged in any transaction in connection with which Borrowers or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 4971, Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, including any accumulated funding deficiency described in SECTION 8.8(C) hereof and any deficiency with respect to vested accrued benefits described in SECTION 8.8(D) hereof.

               (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrowers to be incurred with respect to any employee benefit plan of Borrowers or any of their ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of Borrowers or any of their ERISA Affiliates which presents a material risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

               (c) Full payment has been made of all amounts which any Borrower or any of its ERISA Affiliates is required under Section 302 of ERISA and
Section 412 of the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee benefit plan, including any penalty or tax described in SECTION 8.8(A) hereof and any deficiency with respect to vested accrued benefits described in SECTION 8.8(D) hereof.

               (d) The current value of all vested accrued benefits under all employee benefit plans maintained by Borrowers that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in SECTION 8.8(A) hereof and any accumulated funding deficiency described in SECTION 8.8(C) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

               (e) No Borrower or any of its ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

         8.9 ENVIRONMENTAL COMPLIANCE.

               (a) Except as set forth on Schedule 8.9 hereto, no Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Borrower complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

               (b) Except as set forth on Schedule 8.9 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person nor is any pending or to the best of each Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrowers or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrowers or their business, operations or assets or, to Borrowers' knowledge, any properties at which Borrowers have transported, stored or disposed of any Hazardous Materials.

               (c) No Borrower has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

               (d) Each Borrower has all material licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrowers under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

         8.10 BANK ACCOUNTS. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower maintained at any bank or other financial institution are set forth on Schedule 8.10 hereto, subject to the right of Borrowers to establish new accounts in accordance with SECTION 9.13 below.

         8.11 ACCURACY AND COMPLETENESS OF INFORMATION. All information furnished by or on behalf of any Borrower in writing to Lenders in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Agents and Lenders in writing.

         8.12 SURVIVAL OF WARRANTIES; CUMULATIVE. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lenders regardless of any investigation made or information possessed by Lenders. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower shall now or hereafter give, or cause to be given, to Agents or Lenders.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 MAINTENANCE OF EXISTENCE. Except for mergers and dissolutions expressly permitted by SECTION 9.7(A) hereof, each Borrower shall at all times preserve, renew and keep in full, force and effect its corporate or partnership existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Each Borrower shall give Agents thirty
(30) days prior written notice of any proposed change in its corporate or partnership name, which notice shall set forth the new name and each Borrower shall deliver to Agents a copy of the amendment to the Certificate of Incorporation or

Certificate of Limited Partnership of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrowers as soon as it is available.

         9.2 NEW COLLATERAL LOCATIONS. Any Borrower may open a new location within the continental United States provided such Borrower (a) gives Agents and Lenders thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agents such agreements, documents, and instruments as Agents may deem reasonably necessary or desirable to protect Agents' interests in the Collateral at such location, including UCC financing statements.

         9.3 COMPLIANCE WITH LAWS, REGULATIONS, ETC. Borrowers shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including the Employee Retirement Security Act of 1974, the Occupational Safety and Health Act of 1970, the Fair Labor Standards Act of 1938, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

         9.4 PAYMENT OF TAXES AND CLAIMS. Each Borrower shall duly pay and discharge all Taxes, contributions and governmental charges upon or against it or its properties or assets, except for Taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Borrowers shall be liable for any Tax or penalties imposed on Agents and Lenders as a result of the financing arrangements provided for herein and Borrowers jointly and severally agree to indemnify and hold Agents and Lenders harmless with respect to the foregoing, and to repay to Agents and Lenders ON DEMAND the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrowers to pay any income, excise or franchise Taxes attributable to the income of any Agents or Lender from any amounts charged or paid hereunder to Agent or Lenders. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement and the Commitments.

         9.5 INSURANCE. Borrowers shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Agents as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Collateral Agent as Agents shall require as proof of such insurance, and, if Borrowers fails to do so, Collateral Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Collateral Agent of any cancellation or reduction of coverage and that Collateral Agent may act as attorney for Borrowers in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Collateral Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Agents. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Collateral Agent as its interests may appear and further specify that Collateral Agent shall be paid regardless of any act or omission by Borrowers or any of their affiliates. At their option, Agents and Lenders may apply any insurance proceeds received by Agents and Lenders at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agents and Lenders may determine or hold such proceeds as cash collateral for the Obligations.

         9.6 FINANCIAL STATEMENTS AND OTHER INFORMATION.

               (a) Borrowers shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrowers and their Subsidiaries (if any) in accordance with GAAP and Borrowers shall furnish or cause to be furnished to Agents and Lenders: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and, if Borrowers have any Subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their Subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and, if Borrowers have any Subsidiaries, audited consolidating financial statements of Borrowers and their Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Agents, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers and their Subsidiaries as of the end of and for the fiscal year then ended.

               (b) Borrowers shall promptly notify Agents and Lenders in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would have a Material Adverse Effect and (ii) the occurrence of any Default or Event of Default.

               (c) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Agents and Lenders copies of all reports which Borrowers sends to its stockholders generally and copies of all reports and registration statements which Borrowers files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

               (d) Borrowers shall furnish or cause to be furnished to Agents and Lenders such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers, as Agent and Lenders may, from time to time, reasonably request. Agents and Lenders are hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any court or other government agency or to any participant or assignee or prospective participant or assignee. Each Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agents and Lenders, at Borrowers' expense, copies of the financial statements of such Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Agents and Lenders such information as they may have regarding the business of Borrowers. Any documents, schedules, invoices or other papers delivered to Agents or Lenders may be destroyed or otherwise disposed of by Agents and Lenders one (1) year after the same are delivered to Agent and Lenders, except as otherwise designated by Borrowers to Agents and Lenders in writing.

               (e) Borrowers shall promptly notify Agents in writing in the event that at any time after the delivery of a Borrowing Base Certificate by Borrowers to Agents but prior to the delivery of the next Borrowing Base Certificate to be delivered by Borrowers to Collateral Agent in accordance with the terms hereof: (i) the amount of Revolving Loans and Letter of Credit Accommodations available to Borrowers pursuant to the terms and conditions contained herein (calculated without regard to the then outstanding Revolving Loans and Letter of Credit Accommodations) is less than ninety (90%) percent of the amount of Revolving Loans and Letter of Credit Accommodations available to Borrowers pursuant to the terms and conditions contained herein (calculated without regard to the then outstanding Revolving Loans and Letter of Credit Accommodations) as set forth in the most recent Borrowing Base Certificate previously delivered by Borrowers to Agents pursuant to SECTION 7.1 hereof, (ii) the Revolving Loans and/or Letter of Credit Accommodations outstanding at such time exceed the amount of the Revolving Loans and Letter of Credit Accommodations then available to Borrowers under the terms hereof as a result of any decrease in the amount of Revolving Loans and Letter of Credit Accommodations then available and the amount of such excess, or (iii) Excess Availability is less than $5,000,000.

         9.7 SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. No Borrower shall, directly or indirectly,

          (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except that so long as no Event of Default exists or would result therefrom:

               (i)   any Borrower may merge into any other Borrower;

               (ii) any Guarantor may merge into any Borrower or any other Guarantor; and

               (iii) any Borrower or Guarantor may merge or consolidate with any other Person provided that such Borrower or Guarantor is the surviving entity, or

         (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person, except for so long as no Event of Default exists or would result therefrom:

               (i)  sales of Inventory in the ordinary course of business;

               (ii) the disposition of worn-out or obsolete Equipment or disposition of Equipment no longer economically operational to the business of Borrowers so long as the proceeds thereof are delivered to Collateral Agent for application to the Obligations;

               (iii) the sale or disposition of Borrowers' Real Property located in Trenton, Tennessee or Hamilton, North Carolina, and any Equipment located on such Real Property that was not included in the Accuval appraisal dated June 18, 1999, so long as the proceeds thereof are delivered to Collateral Agent for application to the Obligations;

               (iv) sales of Accounts to a Factor pursuant to a Factoring Agreement so long as each of the Factor Eligibility Conditions is satisfied;

               (v) transfers of Properties among Borrowers and Guarantors upon fifteen (15) days prior written notice to Agents;

               (vi)  Permitted Property Transfers;

               (vii) transfers permitted on Schedule 9.7 attached hereto; or

         (c) except for the Subsidiaries listed on Schedule 9.7 attached hereto, form or acquire any Subsidiaries, or

         (d) wind up, liquidate or dissolve (except that a Borrower may dissolve provided that upon such dissolution one or more remaining Borrowers succeed to all of such dissolving Borrower's assets and assumes all of such Borrower's obligations hereunder), or

         (e) agree to do any of the foregoing.

         9.8 ENCUMBRANCES. No Borrower shall create, incur, assume or suffer to exist any security interest, Lien or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except: (a) Liens and security interests in favor of Collateral Agent ; (b) Liens securing the payment of Taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory Liens (other than Liens securing the payment of Taxes) arising in the ordinary course of such Borrower's business to the extent: (i) such Liens secure indebtedness which is not overdue or (ii) such Liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on Real Property, in each case entered into from and after the date hereof not to exceed $1,000,000 in the aggregate at any time so long as such security interests and mortgages do not apply to any property of such Borrower other than the Equipment or Real Property so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be; (f) Liens securing any Offshore Equipment that has been released by Collateral Agent in connection with a Permitted Property Transfer, to the extent that such Lien is limited to such released Offshore Equipment only; (g) Liens on Equipment purchased in connection with Permitted Affiliate Investments and Permitted Supplemental Investments; and (h) the security interests and Liens set forth on Schedule 8.4 hereto.

         9.9 INDEBTEDNESS. No Borrower shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except: (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which such Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to such Borrower, and with respect to which adequate reserves have been set aside on its books; (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by Liens (including capital leases) in violation of any other provision of this Agreement; (d) the indebtedness set forth on
Schedule 9.9 hereto; (e) indebtedness owing from a Borrower or a Guarantor to another Borrower or a Guarantor; (f) indebtedness incurred in connection with cotton hedges in the ordinary course of such Borrower's business; (g) indebtedness arising from interest rate swap agreements or other interest rate protection agreements between such Borrower and any Lender; (h) indebtedness for money borrowed that is owed by a Foreign Subsidiary, non-U.S. Affiliate or joint venture of a Borrower so long as the indebtedness does not exceed the value of any Offshore Equipment that has been released by Collateral Agent in connection with a Permitted Property Transfer, such indebtedness is secured only by a Lien on such released Offshore Equipment and the other terms of such indebtedness are acceptable in all respects to Agents; provided, that, (i) such Borrower may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) such Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof without the prior written consent of Agents, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Agents all notices or demands in connection with such indebtedness either received by Borrowers or on their behalf, promptly after the receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be.

         9.10 LOANS, INVESTMENTS, GUARANTEES, ETC. No Borrower shall, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any Person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except, so long as no Event of Default exists or would result therefrom: (a) Permitted Affiliate Investments and Permitted Supplemental Investments; (b) the endorsement of instruments for collection or deposit in the ordinary course of business; (c) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Agents, payable to the order of such Borrower or to bearer and delivered to Agents, (iii) commercial paper rated A1 or P1; provided, that, as to any of the foregoing, unless waived in writing by Agents, such Borrower shall take such actions as are deemed necessary by Agents to perfect the security interest of Collateral Agent in such investments; (d) employee loans or advances for travel and moving expenses in the ordinary course of business; (e) investments in employee benefit plans of Borrowers that are consistent with historical investment practices of Borrowers in such plans; (f) investments in Subsidiaries that are Borrowers or Guarantors and any loans to or investments in or from any Borrower or any Guarantor in connection with an integrated cash management system among Borrowers and their Consolidated Subsidiaries; and (g) the loans, advances and guarantees set forth on Schedule 9.10 hereto; ; provided, that, as to such loans, advances and guarantees, (i) such Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) such Borrower shall furnish to Agents all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by such Borrower or on its behalf, promptly after the receipt thereof, or sent by such Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         9.11 DIVIDENDS AND REDEMPTIONS. No Borrower shall, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of such Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except (i) pursuant to the Rights Agreement dated June 3, 1999 among Dyersburg and SunTrust Bank, Atlanta, N.A., as rights agent, and (ii) so long as no Event of Default exists or would result therefrom, (a) Upstream Payments and (b) dividends payable solely in shares of capital stock to another Borrower or Guarantor.

         9.12 TRANSACTIONS WITH AFFILIATES. No Borrower shall, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other Person Affiliated with such Borrower, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with an unaffiliated Person or
(b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other Person Affiliated with such Borrower except reasonable compensation to officers, employees and directors for services rendered to such Borrower in the ordinary course of business.

         9.13 ADDITIONAL BANK ACCOUNTS. No Borrower shall, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.10 hereto, except:
(a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Agents and subject to such conditions thereto as Agents may establish and (b) as to any accounts used by Borrowers to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Agents.

         9.14 COMPLIANCE WITH ERISA.

               (a) No Borrower shall, with respect to any "employee benefit plans" maintained by such Borrower or any of its ERISA Affiliates: (i) terminate any of such employee benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) engage in any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject such Borrower or such ERISA Affiliate to a Tax or penalty or other liability on prohibited transactions imposed under
Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

               (b) As used in this SECTION 9.14, the terms "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

         9.15 CONSOLIDATED EBITDA. Borrowers shall maintain Consolidated EBITDA of at least the amounts set forth below for the periods applicable thereto:

                Period                                             Amount
                ------                                             ------

                October 3, 1999 through January 1, 2000            $7,600,000

                October 3, 1999 through April 1, 2000             $15,775,000

                October 3, 1999 through April 29, 2000            $17,725,000

                October 3, 1999 through May 27, 2000              $20,000,000

                October 3, 1999 through July 1, 2000              $23,000,000

                October 3, 1999 through July 29, 2000             $26,000,000

                October 3, 1999 through August 26, 2000           $29,000,000

         9.16 CONSOLIDATED ADJUSTED TANGIBLE NET WORTH. Borrowers shall, at all times, maintain Consolidated Adjusted Tangible Net Worth of at least $115,000,000 (the "Target Covenant"), tested on a monthly basis commencing August 31, 1999. If Borrowers, with the prior written consent of Agents, reduce the outstanding principal amount of the Senior Subordinated Notes below $125,000,000 then the Target Covenant shall be reduced in an amount equal to such reduction.

         9.17 CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Borrowers shall maintain a Consolidated Fixed Charge Coverage Ratio of not less than the ratio 1.1:1.0 for the immediately preceding four (4) fiscal quarters, commencing September 30, 2000.

         9.18 AFTER ACQUIRED REAL PROPERTY. If any Borrower hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property at any one location has a fair market value in an amount equal to or greater than $100,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Agents or Lenders, or duties or obligations of Borrowers, upon either Agent's request, Borrowers shall execute and deliver to Collateral Agent a mortgage, deed of trust or deed to secure debt, as Agents may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Agents and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Collateral Agent a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as Borrowers would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Agents) and such other agreements, documents and instruments as Agents may require in connection therewith.

         9.19 COSTS AND EXPENSES. Borrowers shall jointly and severally pay to Agents and Lenders ON DEMAND all costs, expenses, filing fees and Taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agents' and Lenders' rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including UCC financing statement filing taxes and fees, documentary Taxes, intangibles Taxes and mortgage recording Taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agents' and Lenders' customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and Liens of Collateral Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against any Agent or Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by any Agent or Lender during the course of periodic field examinations of the Collateral and Borrowers' operations, plus a per diem charge at the rate of $650 per person per day for Agents' and Lenders' examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Agents and Lenders and any Participant in connection with any of the foregoing.

         9.20 EXCESS AVAILABILITY. Borrowers shall maintain Excess Availability at all times after the Closing Date of at least $5,000,000.

         9.21 OBLIGATIONS CONSTITUTE SENIOR DEBT. Borrowers acknowledge and agree that it is the intent of the parties hereto that the Obligations constitute "Designated Senior Debt" and "Senior Debt" under (and as defined in) the Senior Subordinated Note Indenture.

         9.22 PHASE II SITE ASSESSMENTS.

               (i) Phase IIs. Borrowers shall cause to be delivered to Agents within forty-five (45) days after the Closing Date a Phase II environmental site assessment (a "Phase II") for each of the Clinton, North Carolina Real Property of Borrowers (the "Clinton Property"), and for the Dyersburg, Tennessee (Phillips Street) Real Property of Borrowers (the "Dyersburg Property"). Each Phase II shall be in form and substance satisfactory to Agents. The purpose of the Phase IIs shall be to investigate the areas of potential environmental concerns as set forth in the Dames & Moore engagement letters dated August 16, 1999, with respect to the Dyersburg Property and the Clinton Property, to determine whether constituants are present in excess of those allowed by Environmental Laws, and if present, the nature and extent of any noncompliance, the abatement and/or remediation measures required to be taken or recommended by the environmental engineer to comply with Environmental Laws, the estimated cost of such abatement and/or remediation, and the estimated time to complete such abatement and/or remediation. Agents shall have the right, in their sole and absolute discretion, to require a more extensive review by the environmental engineer of the Clinton Property and the Dyersburg Property if Agents determine after the delivery by the engineer of the Phase IIs, that a further review by the engineer is necessary or appropriate.

               (ii) Within sixty (60) days after Borrowers' delivery to Agents of each Phase II, Borrowers shall prepare and deliver to Agents a remediation plan for the applicable Real Property covered by such Phase II (a "Remediation Plan") in which Borrowers shall detail their proposal for abating and/or remediating any problems identified in such Phase II and taking such other measures as may be necessary or appropriate to bring such Real Property, and Borrowers' ownership and use thereof, into compliance with all Environmental Laws. Borrowers shall cause any and all abatement and/or remediation measures for the Clinton Property and the Dyersburg Property to be commenced on or before December 31, 1999, and to be expeditiously completed by a date mutually agreeable to Borrowers and Agents.

               (iii) Agents shall have the right, in their sole and absolute discretion, to establish any Availability Reserves deemed necessary by either or both Agents based upon their review of the Phase II or the Remediation Plans.

         9.23 FISCAL YEAR. Borrowers shall not establish a fiscal year different from the fiscal year in effect on the Closing Date.

         9.24 UPSTREAM PAYMENTS. Borrowers shall not create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for encumbrances or restrictions (i) pursuant to the Financing Agreements and (ii) existing under Applicable Law.

         9.25 DM APPAREL JOINT VENTURE. Borrowers shall execute and deliver to Agents within thirty (30) days after the Closing Date, a Collateral Assignment of Rights under Joint Venture Agreement with respect to the DM Apparel joint venture and any and all other pledge agreements, security agreements or other instruments, agreement or documents required by Agents with respect to the DM Apparel joint venture.

         9.26 FURTHER ASSURANCES. At the request of either Agent at any time and from time to time, Borrowers shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the Liens and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agents may at any time and from time to time request a certificate from an officer of Borrowers representing that all



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

conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Agents, Lenders may, at their option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agents have received such certificate and, in addition, Agents have determined that such conditions are satisfied. Where permitted by law, Borrowers hereby authorize Collateral Agent to execute and file one or more UCC financing statements signed only by Collateral Agent.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         10.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default," and collectively as "Events of Default":

               (a) Borrowers shall fail to pay any of the Obligations as and when due and payable (whether due at stated maturity, ON DEMAND, upon acceleration or otherwise);

               (b) Borrowers shall fail or neglect to perform, keep or observe any covenant contained in SECTIONS 6.5, 6.9, 7.1, 7.2, 7.3, 7.4, 7.7, 8.9, 9.2,
9.3, 9.4, 9.5, 9.6 through 9.14, 9.15 through 9.18, 9.20 or 9.22 hereof on the date that Borrowers are required to perform, keep or observe such covenant;

               (c) Borrowers shall fail or neglect to perform, keep or observe any covenant contained in this Agreement or in any of the other Financing Agreements (other than a covenant which is dealt with specifically elsewhere in SECTION 10.1 hereof) and the breach of such other covenant is not cured to Agents' satisfaction within 15 days after the sooner to occur of any Senior Officer's receipt of notice of such breach from either Agent or the date on which such failure or neglect first becomes known to any Senior Officer; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 15-day period (or to the extent provided above, 15-day period) or which is a willful and knowing breach by Borrowers;

               (d) any representation, warranty or statement of fact made by Borrowers to either or both Agents or any Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

               (e) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any Guaranty Agreement, endorsement or other agreement of such party in favor of either or both Agents or any Lender;

               (f) any judgment for the payment of money is rendered against any Borrower or other Obligor in excess of $250,000 in any one case or in excess of $1,000,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or other Obligor or any of their assets;

               (g) any Borrower or other Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business, except as otherwise permitted herein;

               (h) any Borrower or other Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

               (i) a case or proceeding under the Bankruptcy Code or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or other Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Borrower or other Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

               (j) a case or proceeding under the Bankruptcy Code or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or other Obligor or for all or any part of its property; or

               (k) any default by any Borrower or other Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any Person other than Agents or Lenders, or any Capitalized Lease Obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any Person other than Agents or Lenders, in any case in an amount in excess of $100,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or other Obligor under any material contract, lease, license or other obligation to any Person other than Agents or Lenders, which default continues for more than the applicable cure period, if any, with respect thereto;

               (l) any change in the controlling ownership of any Borrower (other than a change in the controlling ownership of Dyersburg or a change in ownership resulting from a merger or consolidation permitted by SECTION 9.7(A) hereof);

               (m) the indictment or threatened indictment of any Borrower or other Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Borrower or other Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of such Borrower or other Obligor;

               (n) there shall be a material adverse change in the business or assets or prospects of Borrowers taken as a whole or other Obligor after the date hereof;

               (o) there shall occur or exist an event of default under any of the other Financing Agreements;

               (p) there shall occur or exist an event of default under any of the Bond Documents; or

               (q) there shall occur or exist an event of default under the Senior Subordinated Notes or under the Senior Subordinated Notes Indenture.

         10.2 REMEDIES.

               (a) At any time an Event of Default exists or has occurred and is continuing, Agents and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other Applicable Law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or other Obligor, except as such notice or consent is expressly provided for hereunder or required by Applicable Law. All rights, remedies and powers granted to Agents and Lenders hereunder, under any of the other Financing Agreements, the UCC or other Applicable Law, are cumulative, not exclusive and enforceable, in Agents' and Lenders' discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrowers of this Agreement or any of the other Financing Agreements. Agents and Lenders may, at any time or times, proceed directly against any or all Borrowers or other Obligor to collect the principal balance of the Obligations and all interest accrued thereon without prior recourse to any Collateral.

               (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, either or both of Agents may, in their discretion (and shall if requested to do so by Required Lenders) and without limitation, (i) terminate this Agreement pursuant to SECTION 14(A) hereof and the Commitments, (ii) accelerate the payment of the principal balance of the Obligations and all interest accrued thereon and demand immediate payment thereof to Collateral Agent for the Pro Rata benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in SECTIONS 10.1(I) or 10.1(J), the principal balance of the Obligations and all interest accrued thereon shall automatically become immediately due and payable and this Agreement and the Commitments shall automatically terminate), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrowers, at Borrowers' expense, to assemble and make available to Collateral Agent any part or all of the Collateral at any place and time designated by Collateral Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral,
(v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Collateral Agent or elsewhere) at such prices or terms as Agents may deem reasonable, for cash, upon credit or for future delivery, with Collateral Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by Borrowers and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Collateral Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Collateral Agent. If notice of disposition of Collateral is required by law, five (5) days prior notice by Collateral Agent to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers waive any other notice. In the event Collateral Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrowers waive the posting of any bond which might otherwise be required.

               (c) Collateral Agent may apply the cash proceeds of Collateral actually received by Collateral Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agents and Lenders may elect, whether or not then due. Borrowers shall remain liable to Agents and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

               (d) Without limiting the foregoing, upon the occurrence of a Default or Event of Default, Agents and Lenders may, at their option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agents and Lenders to Borrowers.

SECTION 11. AGENTS

         11.1 APPOINTMENT, AUTHORITY AND DUTIES OF AGENTS.

               (a) Each Lender hereby irrevocably appoints and designates Congress to serve as Administrative Agent on the terms and subject to the conditions set forth herein and hereby appoints and designates BankBoston to serve as Collateral Agent on the terms and subject to the conditions set forth herein. Each Agent may, and each Lender by its acceptance of a Note shall be deemed irrevocably to have authorized each Agent to, enter into all Financing Agreements to which such Agent is to be a party on the Closing Date and all amendments thereto and all other Financing Agreements thereafter executed by any Obligor, and to exercise such rights and powers under this Agreement and the other Financing Agreements as are specifically delegated to such Agent by the terms hereof and thereof, together with such other rights and powers as are reasonably incidental thereto. Each Lender agrees that any action taken by either or both Agents or the Required Lenders in accordance with the provisions of this Agreement or the other Financing Agreements, and the exercise by either or both Agents or the Required Lenders of any of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders.

               (b) Collateral Agent shall have the sole and exclusive right and authority (subject to the direction of the Required Lenders) to (i) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with this Agreement and the other Financing Agreements; (ii) execute and deliver as Collateral Agent each Financing Agreement to which it is a party and accept delivery of each such agreement delivered by Borrowers or any other Obligor; (iii) act as collateral agent for Lenders for purposes of the perfection of all security interests and Liens created by this Agreement or the other Financing Agreements with respect to all material items of the Collateral and, subject to the direction of the Required Lenders, for all other purposes stated therein, provided, that Collateral Agent hereby appoints, authorizes and directs each Lender to act as a collateral sub-agent for Collateral Agent and the other Lenders for purposes of the perfection of all security interests and Liens with respect to Borrowers' Deposit Accounts maintained with, and all cash and cash equivalents held by, such Lender; (iv) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; and (v) except as may be otherwise specifically restricted by the terms of this Agreement and subject to the direction of the Required Lenders, exercise all remedies given to Collateral Agent with respect to any of the Collateral under the Financing Agreements relating thereto, Applicable Law or otherwise.

               (c) The duties of each Agent shall be ministerial and administrative in nature, and neither Agent shall have by reason of this Agreement or any other Financing Agreement a fiduciary relationship with any Lender (or any Lender's Participants). Unless and until its authority to do so is revoked in writing by the Required Lenders, Agents alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory (basing such determination in each case upon the meanings set forth herein), or whether to impose, release, increase or decrease any reserve, and to exercise its own credit judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate each Agent from any liability to Lenders or any other Person for any errors in judgment.

               (d) Neither Agent (which term, as used in this sentence, shall include reference to each Agent's Affiliates and to the officers, directors, employees and agents of each Agent's Affiliates) shall: (a) have any duties or responsibilities except those expressly set forth in this Agreement and the other Financing Agreements or (b) be required to take, initiate or conduct any litigation, foreclosure or collection proceedings hereunder or under any of the other Financing Agreements except to the extent directed to do so by the Required Lenders during the continuance of any Event of Default. The conferral upon Agents of any right hereunder shall not imply a duty on such Agent's part to exercise any such right unless instructed to do so by the Required Lenders in accordance with this Agreement.

               (e) Each Agent may perform any of its duties by or through its agents and employees and may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Borrowers shall promptly (and in any event, ON DEMAND) reimburse each Agent for all reasonable expenses (including all Extraordinary Expenses) incurred by such Agent pursuant to any of the provisions hereof or of any of the other Financing Agreements or in the execution of any of such Agent's duties hereby or thereby created or in the exercise of any right or power herein or therein imposed or conferred upon it or Lenders (excluding, however, general overhead expenses), and each Lender agrees promptly to pay to such Agent, ON DEMAND, such Lender's Pro Rata share of any such reimbursement for expenses (including Extraordinary Expenses) that is not timely made by Borrowers to such Agent.

               (f) The rights, remedies, powers and privileges conferred upon Agents hereunder and under the other Financing Agreements may be exercised by Agents without the necessity of the joinder of any other parties unless otherwise required by Applicable Law. If Agents shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any of the other Financing Agreements, Agents shall be entitled to refrain from such act or taking such action unless and until Agents shall have received instructions from the Required Lenders; and Agents shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or refraining from acting hereunder or under any of the Financing Agreements pursuant to or in accordance with the instructions of the Required Lenders except for such Agent's own gross negligence or willful misconduct in connection with any action taken by it. Notwithstanding anything to the contrary contained in this Agreement, neither Agent shall be required to take any action that is in its opinion contrary to Applicable Law or the terms of any of the Financing Agreements or that would in its reasonable opinion subject it or any of its officers, employees or directors to personal liability; provided, however, that if an Agent shall fail or refuse to take action that is not contrary to Applicable Law or to any of the terms of any of the Financing Agreements even if such action in such Agent's opinion would subject it to potential liability, the Required Lenders may remove such Agent and appoint a successor Agent in the same manner and with the same effects as is provided in this Agreement with respect to such Agent's resignation.

               (g) Each Agent shall promptly, upon receipt thereof, forward to each Lender (i) copies of any significant written notices, reports, certificates and other information received by such Agent from any Obligor (but only if and to the extent such Obligor is not required by the terms of the Financing Agreements to supply such information directly to Lenders) and (ii) copies of the results of any field audits by such Agent with respect to Borrowers. No Agent shall have any liability to any Lender for any errors in or omissions from any field audit or other examination of Borrowers or the Collateral, unless such error or omission was the direct result of such Agent's willful misconduct.

         11.2 AGREEMENTS REGARDING COLLATERAL. Lenders hereby irrevocably authorize Collateral Agent, at its option and in its discretion, to release any Lien upon any Collateral (i) upon the termination of this Agreement and payment or satisfaction of all of the Obligations or (ii) constituting Equipment sold or disposed of in accordance with the terms of this Agreement if Borrowers certifies to Agents that the disposition is made in compliance with the terms of this Agreement (and Collateral Agent may rely conclusively on any such certificate, without further inquiry). Except as expressly authorized or required by this Agreement or Applicable Law, Collateral Agent shall not execute any release or termination of any Lien upon any of the Collateral without the prior written authorization of all Lenders. Neither Agent shall have any obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by Borrowers or is cared for, protected or insured or has been encumbered, or that Collateral Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise at any duty of care with respect to any of the Collateral.

         11.3 RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in so relying, upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier message or cable) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement or any of the other Financing Agreements, such Agent shall in all cases be fully protected in acting or refraining from acting hereunder and thereunder in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding upon Lenders.

         11.4 ACTION UPON DEFAULT. Neither Agent shall be deemed to have knowledge of the occurrence of a Default or an Event of Default unless it has received written notice from a Lender or Borrowers specifying the occurrence and nature of such Default or Event of Default. If an Agent shall receive such a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, such Agent shall promptly notify Lenders in writing and such Agent shall take such action and assert such rights under this Agreement and the other Financing Agreements, or shall refrain from taking such action and asserting such rights, as the Required Lenders shall direct from time to time. If any Lender shall receive a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, such Lender shall promptly notify Agents and the other Lenders in writing. As provided in SECTION 11.3 hereof, neither Agent shall be subject to any liability by reason of acting or refraining to act pursuant to any request of the Required Lenders except for its own willful misconduct or gross negligence in connection with any action taken by it. Before directing an Agent to take or refrain from taking any action or asserting any rights or remedies under this Agreement and the other Financing Agreements on account of any Event of Default, the Required Lenders shall consult with and seek the advice of (but without having to obtain the consent of) each other Lender, and promptly after directing such Agent to take or refrain from taking any such action or asserting any such rights, the Required Lenders will so advise each other Lender of the action taken or refrained from being taken and, upon request of any Lender, will supply information concerning actions taken or not taken. In no event shall the Required Lenders, without the prior written consent of each Lender, direct either Agent to accelerate and demand payment of the Loans held by one Lender without accelerating and demanding payment of all other Loans or to terminate the Commitments of one or more Lenders without terminating the Commitments of all Lenders. Each Lender agrees that, except as otherwise provided in any of the Financing Agreements, it will not take any legal action or institute any action or proceeding against any Obligor with respect to any of the Obligations or Collateral or accelerate or otherwise enforce its portion of the Obligations unless consented to in writing by Agents and the Required Lenders. Without limiting the generality of the foregoing, none of Lenders may exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar sales or dispositions of any of the Collateral except as authorized by the Required Lenders. Notwithstanding anything to the contrary set forth in this SECTION 11.4 or elsewhere in this Agreement, each Lender shall be authorized to take such action to preserve or enforce its rights against any Obligor where a deadline or limitation period is otherwise applicable and would, absent the taken of specified action, bar the enforcement of Obligations held by such Lender against such Obligor, including the filing of proofs of claim in any case under the Bankruptcy Code or in any other insolvency proceeding. Notwithstanding anything to the contrary contained in this SECTION 11.4 or elsewhere in this Agreement, each Lender shall be authorized to take such action to preserve or enforce its rights against any Obligor where a deadline or limitation period is otherwise applicable and would, absent the taking of specified action, bar the enforcement of Obligations held by such Lender against such Obligor, including the filing of proofs of claim in any insolvency proceeding.

         11.5 RATABLE SHARING. If any Lender shall obtain any payment or reduction (including any amounts received as adequate protection of a bank account deposit treated as cash collateral under the Bankruptcy Code) of any Obligation of Borrowers hereunder (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata share of payments or reductions on account of such Obligations obtained by all of the Lenders, such Lender shall forthwith (i) notify the other Lenders and Agents of such receipt and (ii) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lenders to share the excess payment or reduction, net of costs incurred in connection therewith, on a Pro Rata basis, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lenders or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this SECTION 11.5 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

         11.6 INDEMNIFICATION OF AGENTS.

               (a) Each Lender agrees to indemnify and defend the Agent Indemnitees (to the extent not reimbursed by Borrowers under this Agreement, but without limiting the indemnification obligation of Borrowers under this Agreement), on a Pro Rata basis, and to hold each of the Agent Indemnitees harmless from and against, any and all Claims which may be imposed on, incurred by or asserted against any of the Agent Indemnitees in any way related to or arising out of this Agreement or any of the other Financing Agreements or any other document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which Borrowers are obligated to pay under SECTION 13.5 hereof or amounts Agent may be called upon to pay in connection with any lockbox or Blocked Account arrangement contemplated hereby) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of such Agent Indemnitee.

               (b) Without limiting the generality of the foregoing provisions of this SECTION 11.6, if an Agent should be sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person on account of any alleged preference or fraudulent transfer received or alleged to have been received from Borrowers or any other Obligor as the result of any transaction under the Financing Agreements, then in such event any monies paid by such Agent in settlement or satisfaction of such suit, together with all Extraordinary Expenses incurred by such Agent in the defense of same, shall be promptly reimbursed to such Agent by Lenders to the extent of each Lender's Pro Rata share.

               (c) Without limiting the generality of the foregoing provisions of this SECTION 11.6, if at any time (whether prior to or after the Commitment Termination Date) any action or proceeding shall be brought against any of the Agent Indemnitees by an Obligor or by any other Person claiming by, through or under an Obligor, to recover damages for any act taken or omitted by an Agent under any of the Financing Agreements or in the performance of any rights, powers or remedies of such Agent against any Obligor, any account debtor, the Collateral or with respect to any Loans, or to obtain any other relief of any kind on account of any transaction involving any Agent Indemnitees under or in relation to any of the Financing Agreements, each Lender agrees to indemnify, defend and hold the Agent Indemnitees harmless with respect thereto and to pay to the Agent Indemnitees such Lender's Pro Rata share of such amount as any of the Agent Indemnitees shall be required to pay by reason of a judgment, decree, or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by the Agent Indemnitees, including all interest and costs assessed against any of the Agent Indemnitees in defending or compromising such action, together with attorneys' fees and other legal expenses paid or incurred by the Agent Indemnitees in connection therewith; provided, however, that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they arise solely from the willful misconduct or gross negligence of such Agent Indemnitee. In Agents' discretion, Agents may also reserve for or satisfy any such judgment, decree or order from proceeds of Collateral prior to any distributions therefrom to or for the account of Lenders.

         11.7 LIMITATION ON RESPONSIBILITIES OF AGENTS. Each Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances to its satisfaction from Lenders of their indemnification obligations under SECTION 11.6 hereof against any and all Claims which may be incurred by such Agent by reason of taking or continuing to take any such action. Neither Agent shall be liable to Lenders (or any Lender's Participants) for any action taken or omitted to be taken under or in connection with this Agreement or the other Financing Agreements except as a result of actual gross negligence or willful misconduct on the part of such Agent. Neither Agent assumes any responsibility for any failure or delay in performance or breach by any Obligor or any Lender of its obligations under this Agreement or any of the other Financing Agreements. Neither Agent makes to Lenders, and no Lender makes to either or both Agents or the other Lenders, any express or implied warranty, representation or guarantee with respect to the Loans, the Collateral, the Financing Agreements or any Obligor. Neither Agent nor any of their respective agents, attorneys or employees shall be responsible to Lenders, and no Lender nor any of its agents, attorneys or employees shall be responsible to Agents or the other Lenders, for: (i) any recitals, statements, information, representations or warranties contained in any of the Financing Agreements or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of any of the Financing Agreements; (iii) the validity, genuineness, enforceability, collectibility, value, sufficiency or existence of any Collateral, or the perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or any account debtor. Neither Agent shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any of the duties or agreements of such Obligor under any of the Financing Agreements or the satisfaction of any conditions precedent contained in any of the Financing Agreements. Agents may consult with and employ legal counsel, accountants and other experts and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.



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

         11.8 SUCCESSOR AGENTS AND CO-AGENTS.

               (a) Subject to the appointment and acceptance of a successor agent as provided below, an Agent may resign at any time by giving at least 30 days written notice thereof to the other Agent, each Lender and Borrowers. Upon receipt of any notice such resignation, the Required Lenders, after prior consultation with (but without having to obtain consent of) each Lender, shall have the right to appoint a successor Agent which shall be (i) a Lender, (ii) a United States based Affiliate of a Lender, or (iii) a commercial bank that is organized under the laws of the United States or of any State thereof and has a combined capital surplus of at least $100,000,000 (or an asset based lending affiliate of any such bank) and is reasonably acceptable to Borrowers (and for purposes hereof, any successor to Congress or BankBoston shall be deemed acceptable to Borrowers). Upon the acceptance by a successor Agent of an appointment as an Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent without further act, deed or conveyance, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 11 (including the provisions of SECTION 11.6 hereof) shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Notwithstanding anything to the contrary contained in this Agreement, any successor by merger or acquisition of the stock or assets of Congress or BankBoston shall continue to be Administrative Agent or Collateral Agent, respectively, hereunder unless such successor shall resign in accordance with the provisions hereof.

               (b) It is the purpose of this Agreement that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business as agent or otherwise in any jurisdiction. It is recognized that, in case of litigation under any of the Financing Agreements, or in case an Agent deems that by reason of present or future laws of any jurisdiction such Agent might be prohibited from exercising any of the powers, rights or remedies granted to such Agent or Lenders hereunder or under any of the Financing Agreements or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the Financing Agreements, such Agent may appoint an additional Person as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If an Agent shall appoint an additional Person as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by any of the Financing Agreements to be exercised by or vested in or conveyed to such Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by either of them. Should any instrument from Lenders be required by the separate collateral agent or co-collateral agent so appointed by an Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by Lenders whether or not a Default or Event of Default then exists. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by Applicable Law, shall vest in and be exercised by the Collateral Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

         11.9 CONSENTS, AMENDMENTS AND WAIVERS.



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

               (a) No amendment or modification of any provision of this Agreement shall be effective without the prior written agreement of the Required Lenders and Borrowers, and no waiver of any Default or Event of Default shall be effective without the prior written consent of the Required Lenders; provided, however, that, without the prior consent of all Lenders, no waiver of any Default or Event of Default shall be effective if the Default or Event of Default relates to Borrowers' failure to observe or perform any covenant that may not be amended without the unanimous written consent of Lenders as hereinafter set forth in this SECTION 11.9. Notwithstanding the immediately preceding sentence, the written agreement of all Lenders (except defaulting Lenders as provided in Section 6.2 of this Agreement) shall be required to effectuate any amendment, modification or waiver that would (i) alter the provisions of SECTIONS 2.1(A), 3.1(F), 6.9, 10, 11 or 14, the definitions of "Availability Reserve," and the other defined terms used in such definitions, "Pro Rata," "Required Lenders" or any provision of this Agreement obligating Agents to take certain actions at the direction of the Required Lenders, or any provision of any of the Financing Agreements regarding the Pro Rata treatment or obligations of Lenders; (ii) increase or otherwise modify any provision of this Agreement (other than to reduce proportionately each Lender's Commitment in connection with any overall reduction in the amount of this Agreement); (iii) alter or amend the rate of interest payable in respect of the Loans (except as may be expressly authorized by the Financing Agreements or as may be necessary, in Collateral Agent's judgement, to comply with Applicable Law); (iv) waive or agree to defer collection of any fee, termination charge or other charge provided for under any of the Financing Agreements (except to the extent that the Required Lenders agree after and during the continuance of any Event of Default to a waiver or deferral of any termination charge provided for in
SECTION 14.1 hereof) or the unused line fee in SECTION 3 hereof; (v) subordinate the payment of any of the Obligations to any other debt or the priority of any Liens granted to Collateral Agent under any of the Financing Agreements to Liens granted to any other Person, except as currently provided in or contemplated by the Financing Agreements in connection with Borrowers' incurrence of permitted purchase money debt, and except for Liens granted by an Obligor to financial institutions with respect to amounts on deposit with such financial institutions to cover returned items, processing and analysis charges and other charges in the ordinary course of business that relate to deposit accounts with such financial institutions; (vi) alter the time or amount of repayment of any of the Loans or waive any Event of Default resulting from nonpayment of the Loans on the due date thereof (or within any applicable period of grace); (vii) forgive any of the Obligations, except any portion of the Obligations held by a Lender who consents in writing to such forgiveness; or (viii) release any Obligor from liability for any of the Obligations. In no event shall any amendment to the provisions of SECTION 2.2 be effective without the prior written consent of Congress. In no event shall any amendment to the provisions of SECTION 6.1(C) be effective without the prior written consent of BankBoston. No Lender shall be authorized to amend or modify any Note held by it, unless such amendment or modification is consented to in writing by all Lenders; provided, however, that the foregoing shall not be construed to prohibit an amendment or modification to any provision of this Agreement that may be effected pursuant to this SECTION
11.9 by agreement of Borrowers and the Required Lenders even though such an amendment or modification results in an amendment or modification of the Notes by virtue of the incorporation by reference in each of the Notes of this Agreement. The making of any Loans hereunder by any Lender during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing and then only in the specific instance and for the specific purpose for which it was given.

               (b) In connection with any proposed amendment to any of the Financing Agreements or waiver of any of the terms thereof or any Default or Event of Default thereunder, Borrowers shall not solicit, request or negotiate for or with respect to any such proposed amendment or waiver of any of the provisions of this Agreement or any of the other Financing Agreements unless each Lender shall be informed thereof by Borrowers and shall be afforded an opportunity of considering the same and supplied by Borrowers with sufficient information to enable it to make an informed decision with respect thereto. Borrowers will not, directly or



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indirectly, pay or cause to be paid any remuneration or other thing of value, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for or as an inducement to the consent to or agreement by such Lender with any waiver or amendment of any of the terms and provisions of this Agreement or any of the other Financing Agreements unless such remuneration or thing of value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders.

         11.10 DUE DILIGENCE AND NON-RELIANCE. Each Lender hereby acknowledges and represents that it has, independently and without reliance upon Agents or the other Lenders, and based upon such documents, information and analysis as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund the Loans to be made by it hereunder and to purchase participations in the Letter of Credit Accommodations pursuant to SECTION 2.2 hereof, and each Lender has made such inquiries concerning the Financing Agreements, the Collateral and each Obligor as such Lender feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the other Financing Agreements without the intervention or participation of the other Lenders or Agents. Each Lender hereby further acknowledges and represents that the other Lenders and Agents have not made any representations or warranties to it concerning any Obligor, any of the Collateral or the legality, validity, sufficiency or enforceability of any of the Financing Agreements. Each Lender also hereby acknowledges that it will, independently and without reliance upon the other Lenders or Agents, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining to take any other action under this Agreement or any of the other Financing Agreements. Except for notices, reports and other information expressly required to be furnished to Lenders by Collateral Agent hereunder, neither Agent shall have any duty or responsibility to provide any Lender with any notices, reports or certificates furnished to such Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of such Agent or any of such Agent's Affiliates.

         11.11 REPRESENTATIONS AND WARRANTIES OF LENDERS. By its execution of this Agreement, each Lender hereby represents and warrants to Borrowers, Agents and the other Lenders that it has the power to enter into and perform its obligations under this Agreement and the other Financing Agreements, and that it has taken all necessary and appropriate action to authorize its execution and performance of this Agreement and the other Financing Agreements to which it is a party, each of which will be binding upon it and the obligations imposed upon it herein or therein will be enforceable against it in accordance with the respective terms of such documents.

         11.12 THE REQUIRED LENDERS. As to any provisions of this Agreement or the other Financing Agreements under which action may or is required to be taken upon direction or approval of the Required Lenders, the direction or approval of the Required Lenders shall be binding upon each Lender to the same extent and with the same effect as if each Lender had joined therein. Notwithstanding anything to the contrary contained in this Agreement, Borrowers shall not be deemed to be a beneficiary of, or be entitled to enforce, sue upon or assert as a defense to any of the Obligations, any provisions of this Agreement that requires either or both Agents or any Lender to act, or conditions their authority to act, upon the direction or consent of the Required Lenders; and any action taken by an Agent or any Lender that requires the consent or direction of the Required Lenders as a condition to taking such action shall, insofar as Borrowers are concerned, be presumed to have been taken with the requisite consent or direction of the Required Lenders.

         11.13 SEVERAL OBLIGATIONS. The obligations and commitments of each Lender under this Agreement and the other Financing Agreements are several and neither Agents nor any Lender shall be responsible for the performance by the other Lenders of its obligations or commitments hereunder or thereunder. Notwithstanding any liability of Lenders stated to be joint and several to third Persons under any of the Financing Agreements, such liability shall be shared, as among Lenders, Pro Rata according to the respective Commitments of Lenders.

         11.14 AGENTS IN THEIR INDIVIDUAL CAPACITIES. With respect to its obligation to lend under this Agreement, the Loans made by it and each Note issued to it, each Agent shall have the same rights and powers hereunder and under the other Financing Agreements as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders," "Required Lenders," or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its capacity as a Lender. Agents and their respective Affiliates may each accept deposits, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with Borrowers or any other Obligor, or any Affiliate of Borrowers or any other Obligor, as if it were any other bank and without any duty to account therefor to the other Lenders.

         11.15 NO THIRD PARTY BENEFICIARIES. Except as expressly provided in
SECTION 11.17 hereof, this Section 11 is not intended to confer any rights or benefits upon Borrowers or any other Person except Lenders and Agents, and no Person (including Borrowers) other than Lenders and Agents shall have any right to enforce any of the provisions of this Section 11. As between Borrowers and Agents, any action that Agents may take or purport to take on behalf of Lenders under any of the Financing Agreements shall be conclusively presumed to have been authorized and approved by Lenders as herein provided.

         11.16 NOTICE OF TRANSFER. Agents may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Revolving Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender has been received by Agents.

         11.17 REPLACEMENT OF CERTAIN LENDERS. If a Lender ("Affected Lender") shall have (i) failed to fund its Pro Rata share of any Revolving Loan requested by Borrowers which such Lender is obligated to fund under the terms of this Agreement and which such failure has not been cured, (ii) requested compensation from Borrowers under SECTION 3.6 and 6.11 to recover increased costs or Taxes incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies), or (iii) delivered a notice hereunder claiming that such Lender is unable to extend LIBOR Rate Loans to Borrowers for reasons not generally applicable to the other Lenders, then, in any such case and in addition to any other rights and remedies that Agents, any other Lender or Borrowers may have against such Affected Lender, Borrowers or either Agent may make written demand on such Affected Lender (with a copy to Agents in the case of a demand by Borrowers and a copy to Borrowers in the case of a demand by Agents) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within five (5) Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by either Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with SECTION 12 hereof. Collateral Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within five (5) Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Financing Agreement, including the aggregate outstanding principal amount of the Revolving Loans owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this SECTION 11.17, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of Collateral Agent in any Collateral and such Affected Lender shall have no further liability to Collateral Agent, any Lender or any other Person under any of the Financing Agreements



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(except as provided in SECTION 11.6 hereof as to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make Loans or purchase participations in Letter of Credit Accommodations.

         11.18 REMITTANCE OF PAYMENTS AND COLLECTIONS.

               (a) All payments by any Lender to an Agent shall be made not later than the time set forth elsewhere in this Agreement on the Business Day such payment is due; provided, however, that if such payment is due ON DEMAND by such Agent and such demand is made on the paying Lender after 11:00 a.m. on such Business Day, then payment shall be made by 11:00 a.m. on the next Business Day. Payment by an Agent to any Lender shall be made by wire transfer, promptly following such Agent's receipt of funds for the account of such Lender and in the type of funds received by such Agent; provided, however, that if Collateral Agent receives such funds at or prior to 1:00 p.m., such Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day, but if such Agent receives such funds after 1:00 p.m., such Agent shall pay such funds to such Lender by 2:00 p.m. on the next Business Day.

               (b) With respect to the payment of any funds from an Agent to a Lender or from a Lender to an Agent, the party failing to make full payment when due pursuant to the terms hereof shall, ON DEMAND by the other party, pay such amount together with interest thereon at the Federal Funds Rate. In no event shall Borrowers be entitled to receive any credit for any interest paid by an Agent to any Lender, or by any Lender to an Agent, at the Federal Funds Rate as provided herein.

               (c) If an Agent pays any amount to a Lender in the belief or expectation that a related payment has been or will be received by such Agent from an Obligor and such related payment is not received by such Agent, then such Agent shall be entitled to recover such amount from each Lender that receives such amount. If an Agent determines at any time that any amount received by it under this Agreement or any of the other Financing Agreements must be returned to an Obligor or paid to any other Person pursuant to any Applicable Law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement or any of the other Financing Agreements, such Agent shall not be required to distribute such amount to any Lender.

SECTION 12. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

         12.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agents and Lenders and their respective successors and assigns (which, in the case of an Agent, shall include any successor Agent appointed pursuant to SECTION 11 hereof), except that (i) Borrowers shall not have the right to assign their rights or delegate performance of any of their obligations under any of the Financing Agreements and (ii) any assignment by any Lender must be made in compliance with SECTION 12 hereof. Collateral Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 12 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with Collateral Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Financing Agreements. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of a Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.



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

         12.2 PARTICIPATIONS.

               (a) Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to one or more banks or other financial institutions (each a "Participant") participating interest in any of the Obligations owing to such Lender, any Commitment of such Lender or any other interest of such Lender under any of the Financing Agreements. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Financing Agreements shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any Note for all purposes under the Financing Agreements, all amounts payable by Borrowers under this Agreement and any of the Notes shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Financing Agreements. If a Lender sells a participation to a Person other than an Affiliate of such Lender, then such Lender shall give prompt written notice thereof to Borrowers, the Agents and the other Lenders.

               (b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Financing Agreements other than an amendment, modification or waiver with respect to any Loans or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the stated interest rate or the stated rates at which fees are payable with respect to any such Loan or Commitment, postpones the Commitment Termination Date, or any date fixed for any regularly scheduled payment of interest or fees on such Revolving Loan or Commitment, or releases from liability or any Obligor or releases any substantial portion of the Collateral other than as authorized by this Agreement.

               (c) Benefit of Set-Off. Borrowers agree that each Participant shall be deemed to have the right of set-off provided in SECTION 11.4 hereof in respect of its participating interest in amounts owing under the Financing Agreements to the same extent and subject to the same requirements under this Agreement (including SECTION 12.5) as if the amount of its participating interest were owing directly to it as a Lender under the Financing Agreements, provided that each Lender shall retain the right of set-off provided in SECTION
11.4 hereof with respect to the amount of participating interests sold to each Participant. Lenders agree to share with each Participant, and each Participant by exercising the right of set-off provided in SECTION 11.4 agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with SECTION 12.5 hereof as if each Participant were a Lender.

         12.3 ASSIGNMENTS.

               (a) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time assign to any Eligible Assignee all or any part of its rights and obligations under the Financing Agreements, so long as (i) each assignment is of a constant, and not a varying, ratable percentage of all of the transferor Lender's rights and obligations under the Financing Agreements with respect to the Loans and the Letter of Credit Accommodations and, in the case of a partial assignment, is in a minimum principal amount of $3,000,000 and integral multiples of $100,000 in excess of that amount; (ii) except in the case of an assignment in whole of a Lender's rights and obligations under the Financing Agreements or an assignment by one original signatory to this Agreement to another such signatory, immediately after giving effect to any assignment, the aggregate amount of this Agreement retained by the transferor Lender shall in no event be less than $10,000,000; and (iii) the parties to each such assignment shall execute and deliver to Collateral Agent, for its acceptance and recording, an Assignment and Acceptance. The consent of Agents and, provided no Default or Event of Default exists, Borrowers (which shall not be unreasonably withheld or delayed)



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

shall be required prior to an assignment becoming effective with respect to an Eligible Assignee which is not a Lender or an Affiliate of a Lender, and such assignment shall not become effective until such time as notice thereof is given to Borrowers and Agents in substantially the form of EXHIBIT I attached hereto. Nothing contained herein shall limit in any way the right of Lenders to assign
(i) to any Eligible Assignee all of their rights and obligations under the Financing Agreements or (ii) all or any portion of the Loans owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, provided that in the case of this clause
(ii) any payment in respect of such assigned Loans made by Borrowers to the assigning Lender in accordance with the terms of this Agreement shall satisfy Borrowers' obligations hereunder in respect of such assigned Loans to the extent of such payment, but no such assignment shall release the assigning Lender from its obligations hereunder.

               (b) Effect; Effective Date. Upon (i) delivery to Collateral Agent of a notice of assignment substantially in the form attached as EXHIBIT I hereto, together with any consents required by SECTION 12.3(A), and (ii) payment of a $5,000 fee to the Collateral Agent for processing any assignment to an Eligible Assignee that is not an Affiliate of the transferor Lender, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Eligible Assignee shall for all purposes be a Lender party to this Agreement and any other Financing Agreement executed by the Lenders and shall have all the rights and obligations of the Lenders under the Financing Agreements to the same extent as if it were an original party thereto, and no further consent or action by Borrowers, Lenders or Agents shall be required to release the transferor Lender with respect to the Commitment (or portion thereof) of such Lender and Obligations assigned to such Eligible Assignee. Upon the consummation of any assignment to an Eligible Assignee pursuant to this SECTION 12.3, the transferor Lender, Agents and Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Eligible Assignee, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

               (c) Dissemination of Information. Borrowers authorize each Lender and each Agent to disclose to any Participant, any Eligible Assignee or any other Person acquiring an interest in the Financing Agreements by operation of law (each a "Transferee"), and any prospective Transferee, any and all information in such Agent's or such Lender's possession concerning Borrowers, the Subsidiaries or the Collateral, subject to appropriate confidentiality undertakings on the part of such Transferee.

         12.4 TAX TREATMENT. If any interest in any Financing Agreement is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 6.12 hereof.

         12.5 PARTICIPANT'S SECURITY INTEREST. If a Participant shall at any time participate with Lenders in the Loans, Letter of Credit Accommodations or other Obligations, each Borrower hereby grants to such Participant and such Participant shall have and is hereby given, a continuing Lien on and security interest in any money, securities and other property of Borrowers in the custody or possession of the Participant, including the right of setoff, to the extent of the Participant's participation in the Obligations, and such Participant shall be deemed to have the same right of setoff to the extent of its participation in the Obligations, as it would have if it were a direct lender.



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SECTION 13. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

         13.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.

               (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Georgia (without giving effect to principles of conflicts of law); provided, however, that if any of the Collateral shall be located in any jurisdiction other than Georgia, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Collateral Agent's Lien upon such Collateral and the enforcement of Collateral Agent's other remedies of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of the State of Georgia. Notwithstanding the foregoing provision for the notice and sale of Collateral under the law of the situs, it is the parties' intention that Georgia law control the obligations of Borrowers under the Financing Agreements and the enforcement of the same such that, for example, each Borrower agrees and acknowledges that pursuant to Georgia law it shall be liable for a deficiency judgment notwithstanding the sale of Real Property collateral under a power of sale and further that Lenders or Agents may, at their election, seek a money judgment under the Financing Agreements without first exhausting all Collateral securing the Obligations thereunder.

               (b) Borrowers, Agents and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Superior Court of Cobb County, Georgia and the United States District Court for the Northern District of Georgia, Atlanta Division, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lenders shall have the right to bring any action or proceeding against Borrowers or their property in the courts of any other jurisdiction which Lenders deem necessary or appropriate in order to realize on the Collateral or to otherwise enforce their rights against Borrowers or their property).

               (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Collateral Agent's option, by service upon Borrowers in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrowers shall appear in answer to such process, failing which Borrowers shall be deemed in default and judgment may be entered by Collateral Agent against Borrowers for the amount of the claim and other relief requested.

               (D) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS, AGENTS AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, AGENTS AND LENDERS EACH HEREBY AGREES

AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS, AGENTS OR LENDERS MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               (e) Neither Agents nor any Lender shall have any liability to Borrowers (whether in tort, contract, equity or otherwise) for losses suffered by Borrowers in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agents and Lenders, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agents and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         13.2 WAIVER OF NOTICES. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrowers which Agents or Lenders may elect to give shall entitle Borrowers to any other or further notice or demand in the same, similar or other circumstances. Without limiting the generality of the foregoing, each Borrower waives (a) notice prior to Agents' or Lenders' taking possession or control of any of the Collateral or any bond or security which might be required by any court prior to allowing Agents or Lenders to exercise any of Agents' or Lenders' remedies, including the issuance of an immediate writ of possession, and (b) the benefit of all valuation, appraisement and exemption laws.

         13.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent and Lenders (or, where otherwise expressly allowed by SECTION 11 hereof, the Required Lenders in lieu of Agents and Lenders), and as to amendments, as also signed by an authorized officer of Borrowers. Agents and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agents and Lenders. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agents and Lenders of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agents and Lenders would otherwise have on any future occasion, whether similar in kind or otherwise. Notwithstanding the foregoing, no consent, written or otherwise, of Borrowers shall be necessary or required in connection with any amendment of any of the provisions of SECTION 11 (other than SECTIONS 11.17, 11.1(E) and 11.9) or any other provision of this Agreement that effects only the rights, duties and responsibilities of Lenders and Agents as among themselves so long as no such amendment imposes any additional obligations on Borrowers.

         13.4 WAIVER OF COUNTERCLAIMS. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         13.5 INDEMNIFICATION. Borrowers shall jointly and severally indemnify, defend and hold Agents and Lenders, and their respective directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, defend, pay and hold harmless set forth in this Section may be unenforceable because it violates any Applicable Law or public policy, Borrowers shall pay the maximum portion which it is permitted to pay under Applicable Law to Agents and Lenders in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement and is in addition to all other indemnities set forth herein and in any of the other Financing Agreements.

SECTION 14. TERM OF AGREEMENT; MISCELLANEOUS

         14.1 TERM.

               (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Original Term"); provided, that, the Original Term may be extended for an additional one (1) year period to August 17, 2003 (the "Renewal Term"), with the written consent of Borrowers, Agents and Lenders. Notwithstanding the foregoing, this Agreement (i) may be terminated by Agents and Lenders immediately, without notice, upon or after the occurrence of an Event of Default (and shall automatically terminate in accordance with SECTION 10.2(B) hereof upon the occurrence of an Event of Default under SECTIONS 10.1(i) or 10.1(J) hereof) and (ii) may be terminated by Borrowers upon ninety (90) days prior written notice to Agents and the payment to Agents and Lenders, on the effective date of such termination, of all of the Obligations, and the Early Termination Fee set forth in SECTION 14.1(C) below. Upon the effective date of termination or non-renewal of the Financing Agreements, the Commitments shall terminate and Borrowers shall jointly and severally pay to Agents and Lenders, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Agents and Lenders in such amounts as Agents and Lenders determine are reasonably necessary to secure Agents and Lenders from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lenders have not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Agents and Lenders, as Agents and Lenders may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the bank account designated by Agents and Lenders are received in such bank account later than 12:00 noon.

               (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrowers of their respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Collateral Agent's continuing security interest in the Collateral and the rights and remedies of Lenders hereunder, under the other Financing Agreements and Applicable Law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

               (c) If for any reason this Agreement is terminated prior to the end of the Original Term or any Renewal Term, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lenders' lost profits as a result thereof, Borrowers jointly and severally agree to pay to Collateral Agent, for the Pro Rata benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated (an "Early Termination Fee"):

----------------------------------------------------------------------------------------------------------

                             Amount                                           Period
----------------------------------------------------------------------------------------------------------

               (i)    3.0% of the Facility Amount       From the date hereof to and including August 16,
                                                        2000
----------------------------------------------------------------------------------------------------------

               (ii)   1.50% of the Facility Amount      From August 17, 2000 to and including August 16,
                                                        2001
----------------------------------------------------------------------------------------------------------

               (iii)  0.75% of the Facility Amount      From August 17, 2001 to and including August 16,
                                                        2002 or if the term of this Agreement is
                                                        extended for an additional year as provided
                                                        above, then to and including August 16, 2003
----------------------------------------------------------------------------------------------------------

Such Early Termination Fee shall be presumed to be the amount of damages sustained by Lenders as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The Early Termination Fee provided for in this SECTION 14.1 shall be deemed included in the Obligations and shall be in addition to any prepayment premium payable pursuant to SECTION 6.7 of this Agreement.

         Notwithstanding anything to the contrary contained in this SECTION 14.1(C), Borrowers shall not be required to pay any Early Termination Fee if (i) a case under any chapter of the Bankruptcy Code is commenced by or against any or all Borrowers, (ii) Lenders agree, in their sole and absolute discretion, to provide debtor-in-possession financing to Borrowers during such bankruptcy case and (iii) such financing is accepted by Borrowers, approved by the bankruptcy court and consummated by the parties.

         14.2 NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to Agents and Lenders at their addresses set forth below and to Borrowers at their chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         14.3 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by Applicable Law.

         14.4 SUCCESSORS. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agents, Lenders, Borrowers and their respective successors and assigns, except that Borrowers may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agents and Lenders.

         14.5 ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         IN WITNESS WHEREOF, Agents, Lenders and Borrowers have caused these presents to be duly executed on the day and year first above written.

                                    BORROWERS:

ATTEST:                             DYERSBURG CORPORATION


/s/ Paul L. Hallock                 By: /s/ William S. Shropshire, Jr.
-------------------                     ----------------------------------
PAUL L. HALLOCK,                        WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                  Executive Vice President,
and Assistant Secretary                 Chief Financial Officer, Secretary
                                        and Treasurer
[CORPORATE SEAL]
                                    Address:
                                    15720 John J. Delaney Drive, Suite 445
                                    Charlotte, North Carolina 28277-2747
                                    Attention: President
                                    Telecopier No.: (704) 341-4868

                                    DYERSBURG FABRICS LIMITED
ATTEST:                             PARTNERSHIP, I

                                    By: DYERSBURG FABRICS INC., its sole General
                                        Partner

/s/ Paul L. Hallock                 By: /s/ William S. Shropshire, Jr.
-------------------                     ----------------------------------
PAUL L. HALLOCK,                        WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                  Executive Vice President,
and Assistant Secretary                 Chief Financial Officer, Secretary
                                        and Treasurer
[CORPORATE SEAL]
                                    Address:
                                    15720 John J. Delaney Drive, Suite 445
                                    Charlotte, North Carolina 28277-2747
                                    Attention: President
                                    Telecopier No.: (704) 341-4868

ATTEST:                               DYERSBURG FABRICS INC.


/s/ Paul L. Hallock                   By: /s/ William S. Shropshire, Jr.
-------------------                       ----------------------------------
PAUL L. HALLOCK,                          WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                    Executive Vice President,
and Assistant Secretary                   Chief Financial Officer, Secretary
                                          and Treasurer
[CORPORATE SEAL]
                                      Address:
                                      15720 John J. Delaney Drive, Suite 445
                                      Charlotte, North Carolina 28277-2747
                                      Attention: President
                                      Telecopier No.: (704) 341-4868


ATTEST:                               UNITED KNITTING, INC.


/s/ Paul L. Hallock                   By: /s/ William S. Shropshire, Jr.
-------------------                       ----------------------------------
PAUL L. HALLOCK,                          WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                    Executive Vice President,
and Assistant Secretary                   Chief Financial Officer, Secretary
                                          and Treasurer
[CORPORATE SEAL]
                                      Address:
                                      15720 John J. Delaney Drive, Suite 445
                                      Charlotte, North Carolina 28277-2747
                                      Attention: President
                                      Telecopier No.: (704) 341-4868

ATTEST:                               IQUE, INC.


/s/ Paul L. Hallock                   By: /s/ William S. Shropshire, Jr.
-------------------                       ----------------------------------
PAUL L. HALLOCK,                          WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                    Executive Vice President,
and Assistant Secretary                   Chief Financial Officer, Secretary
                                          and Treasurer
[CORPORATE SEAL]
                                      Address:
                                      15720 John J. Delaney Drive, Suite 445
                                      Charlotte, North Carolina 28277-2747
                                      Attention: President
                                      Telecopier No.: (704) 341-4868

ATTEST:                              UNITED KNITTING LIMITED PARTNERSHIP, I

                                     By: UNITED KNITTING, INC., its sole General
                                         Partner

/s/ Paul L. Hallock                  By: /s/ William S. Shropshire, Jr.
-------------------                      ----------------------------------
PAUL L. HALLOCK,                         WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                   Executive Vice President,
and Assistant Secretary                  Chief Financial Officer, Secretary
                                         and Treasurer
[CORPORATE SEAL]
                                     Address:
                                     15720 John J. Delaney Drive, Suite 445
                                     Charlotte, North Carolina 28277-2747
                                     Attention: President
                                     Telecopier No.: (704) 341-4868

ATTEST:                              IQUE LIMITED PARTNERSHIP, I

                                     By: IQUE, INC., its sole General Partner

/s/ Paul L. Hallock                  By: /s/ William S. Shropshire, Jr.
-------------------                      ----------------------------------
PAUL L. HALLOCK,                         WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                   Executive Vice President,
and Assistant Secretary                  Chief Financial Officer, Secretary
                                         and Treasurer
[CORPORATE SEAL]
                                     Address:
                                     15720 John J. Delaney Drive, Suite 445
                                     Charlotte, North Carolina 28277-2747
                                     Attention: President
                                     Telecopier No.: (704) 341-4868

ATTEST:                               ALAMAC KNIT FABRICS, INC.


/s/ Paul L. Hallock                   By: /s/ William S. Shropshire, Jr.
-------------------                       ----------------------------------
PAUL L. HALLOCK,                          WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                    Executive Vice President,
and Assistant Secretary                   Chief Financial Officer, Secretary
                                          and Treasurer
[CORPORATE SEAL]
                                      Address:
                                      15720 John J. Delaney Drive, Suite 445
                                      Charlotte, North Carolina 28277-2747
                                      Attention: President
                                      Telecopier No.: (704) 341-4868

ATTEST:                               AIH INC.


/s/ Paul L. Hallock                   By: /s/ William S. Shropshire, Jr.
-------------------                       ----------------------------------
PAUL L. HALLOCK,                          WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                    Executive Vice President,
and Assistant Secretary                   Chief Financial Officer, Secretary
                                          and Treasurer
[CORPORATE SEAL]
                                      Address:
                                      15720 John J. Delaney Drive, Suite 445
                                      Charlotte, North Carolina 28277-2747
                                      Attention: President
                                      Telecopier No.: (704) 341-4868


                                      ADMINISTRATIVE AGENT:

                                      CONGRESS FINANCIAL CORPORATION
                                      (SOUTHERN), as Administrative Agent


                                      By: /s/ Virginia Kiseljack
                                          -----------------------------------
                                            Title: Vice President
                                                   --------------------------
                                      Address:
                                      200 Galleria Parkway
                                      Suite 1500
                                      Atlanta, Georgia  30339
                                      Attention:  Office Head
                                      Telecopier No.:  (770) 956-8120

                                      COLLATERAL AGENT:

                                      BANKBOSTON, N.A.,
                                      as Collateral Agent


                                      By: /s/ David Rich
                                          -----------------------------------
                                             Title: Vice President
                                                    -------------------------

                                      Address:
                                      115 Perimeter Center Place, N.E.
                                      Suite 500
                                      Atlanta, Georgia 30346
                                      Attention: Mr. David Rich
                                      Telecopier No.: (770) 393-4166

                                      LENDERS:

                                      CONGRESS FINANCIAL CORPORATION
                                      (SOUTHERN), a Lender


Revolving Commitment: $42,000,000     By: /s/ Virginia Kiseljack
                                          -----------------------------------
Term Loan Commitment: $13,000,000            Title: Vice President
                                                    -------------------------

                                      LIBOR Lending Office:
                                      200 Galleria Parkway
                                      Suite 1500
                                      Atlanta, Georgia  30339
                                      Attention: Office Head
                                      Telecopier No.:  (770) 956-8120

                                      BANKBOSTON, N.A.,
                                      a Lender


Revolving Commitment: $42,000,000     By: /s/ David Rich
                                          -----------------------------------
Term Loan Commitment: $13,000,000          Title: Vice President
                                                  ---------------------------

                                      LIBOR Lending Office:

                                      115 Perimeter Center Place, N.E.
                                      Suite 500
                                      Atlanta, Georgia 30346
                                      Attention: Mr. David Rich
                                      Telecopier No.: (770) 393-4166

                                    EXHIBIT A

                             FORM OF REVOLVING NOTE
                                                                 August __, 1999
U.S. $__________.__                                             Atlanta, Georgia


         FOR VALUE RECEIVED, the undersigned, DYERSBURG CORPORATION, a Tennessee corporation, DYERSBURG FABRICS LIMITED PARTNERSHIP, I, a Tennessee limited partnership, DYERSBURG FABRICS INC., a Tennessee corporation, UNITED KNITTING, INC., a Tennessee corporation, UNITED KNITTING LIMITED PARTNERSHIP, I, a Tennessee limited partnership, IQUE, INC., a Tennessee corporation, IQUE LIMITED PARTNERSHIP, I, a Tennessee limited partnership, ALAMAC KNIT FABRICS, INC., a Delaware corporation, and AIH INC., a Delaware corporation (the foregoing individually referred to hereinafter as a "Borrower" and collectively as "Borrowers"), hereby unconditionally jointly and severally promise to pay to the order of ________________ (herein, together with any subsequent holder hereof, called the "Holder") the principal sum of $_______________ or such lesser sum as may constitute Holder's Pro Rata share of the outstanding principal amount of all Revolving Loans pursuant to the terms of the Loan Agreement (as defined below) on the date on which such outstanding principal amounts become due and payable pursuant to SECTION 2.1 of the Loan Agreement, in strict accordance with the terms thereof. Borrowers likewise unconditionally jointly and severally promise to pay to Holder interest from and after the date hereof on Holder's Pro Rata share of the outstanding principal amount of Revolving Loans at such interest rates, payable at such times, and computed in such manner as are specified in SECTION 3.1 of the Loan Agreement, in strict accordance with the terms thereof.

         This Revolving Note ("Note") is issued pursuant to, and is one of the "Revolving Notes" referred to in, the Loan and Security Agreement dated August 17, 1999 (as the same may be amended from time to time, the "Loan Agreement"), among Borrowers, Congress Financial Corporation (Southern), as administrative agent for the financial institutions from time to time parties thereto as lenders ("Lenders"), BankBoston, N.A. ("Collateral Agent"), as collateral agent for Lenders and such Lenders, and Holder is and shall be entitled to all benefits thereof and of all Financing Agreements executed and delivered in connection therewith. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

         The repayment of the principal balance of this Note is subject to the provisions of SECTION 2.1 of the Loan Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the termination of the Commitments and the Loan Agreement as set forth in the Loan Agreement.

         All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Loan Agreement.

         Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared due and payable in the manner and with the effect provided in the Loan Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in the Loan Agreement. Borrowers jointly and severally agree to pay, and save Holder harmless against any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys' fees, if this Note is collected by or through an attorney-at-law.

         All principal amounts of Revolving Loans made by Holder to Borrowers pursuant to the Loan Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrowers until paid in accordance with the terms of this Note and the Loan Agreement.

         In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrowers or inadvertently received by Holder, such excess sum shall be, at Borrowers' option, returned to Borrowers forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrowers not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

         Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

         Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Agents, at their option, may enforce their rights against any Collateral securing this Note without Agents or Holder enforcing their rights against any Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to any Borrower. Each Borrower agrees that, without releasing or impairing such Borrower's liability hereunder, Holder or Agents may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         The rights of Holder and obligations of Borrowers hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia. This Note is intended to take effect as an instrument under seal under Georgia law.

         IN WITNESS WHEREOF, Borrowers have caused this Note to be executed under seal and delivered by their duly authorized officers on the date first above written.

ATTEST:                             DYERSBURG CORPORATION


_____________________________       By:_______________________________________
PAUL L. HALLOCK,                       WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                 Executive Vice President,
and Assistant Secretary                Chief Financial Officer, Secretary
                                       and Treasurer
[CORPORATE SEAL]

                                    DYERSBURG FABRICS LIMITED
ATTEST:                             PARTNERSHIP, I

                                    By: DYERSBURG FABRICS INC., its sole General
                                        Partner

_____________________________       By:_____________________________________
PAUL L. HALLOCK,                       WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                 Executive Vice President,
and Assistant Secretary                Chief Financial Officer, Secretary
                                       and Treasurer
[CORPORATE SEAL]
ATTEST:                             DYERSBURG FABRICS INC.


_____________________________       By:_______________________________________
PAUL L. HALLOCK,                       WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                 Executive Vice President,
and Assistant Secretary                Chief Financial Officer, Secretary
                                       and Treasurer
[CORPORATE SEAL]

ATTEST:                             UNITED KNITTING, INC.


_____________________________       By:_______________________________________
PAUL L. HALLOCK,                       WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                 Executive Vice President,
and Assistant Secretary                Chief Financial Officer, Secretary
                                       and Treasurer

[CORPORATE SEAL]

ATTEST:                              IQUE, INC.


_____________________________        By:_______________________________________
PAUL L. HALLOCK,                        WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                  Executive Vice President,
and Assistant Secretary                 Chief Financial Officer, Secretary
                                        and Treasurer
[CORPORATE SEAL]
ATTEST:                              UNITED KNITTING LIMITED PARTNERSHIP, I

                                     By: UNITED KNITTING, INC., its sole General
                                         Partner

_____________________________        By:_____________________________________
PAUL L. HALLOCK,                        WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                  Executive Vice President,
and Assistant Secretary                 Chief Financial Officer, Secretary
                                        and Treasurer
[CORPORATE SEAL]
ATTEST:                              IQUE LIMITED PARTNERSHIP, I

                                     By: IQUE, INC., its sole General Partner

_____________________________        By:_____________________________________
PAUL L. HALLOCK,                        WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                  Executive Vice President,
and Assistant Secretary                 Chief Financial Officer, Secretary
                                        and Treasurer
[CORPORATE SEAL]

ATTEST:                               ALAMAC KNIT FABRICS, INC.


_____________________________         By:_______________________________________
PAUL L. HALLOCK,                         WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                   Executive Vice President,
and Assistant Secretary                  Chief Financial Officer, Secretary
                                         and Treasurer
[CORPORATE SEAL]

ATTEST:                               AIH INC.


_____________________________         By:_______________________________________
PAUL L. HALLOCK,                         WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                   Executive Vice President,
and Assistant Secretary                  Chief Financial Officer, Secretary
                                         and Treasurer
[CORPORATE SEAL]

                                    EXHIBIT B

                                FORM OF TERM NOTE


U.S. $______________                                            August ___, 1999
                                                                Atlanta, Georgia

         FOR VALUE RECEIVED, the undersigned, DYERSBURG CORPORATION, a Tennessee corporation, DYERSBURG FABRICS LIMITED PARTNERSHIP, I, a Tennessee limited partnership, DYERSBURG FABRICS INC., a Tennessee corporation, UNITED KNITTING, INC., a Tennessee corporation, UNITED KNITTING LIMITED PARTNERSHIP, I, a Tennessee limited partnership, IQUE, INC., a Tennessee corporation, IQUE LIMITED PARTNERSHIP, I, a Tennessee limited partnership, ALAMAC KNIT FABRICS, INC., a Delaware corporation, and AIH INC., a Delaware corporation (the foregoing individually referred to hereinafter as a "Borrower" and collectively as "Borrowers"), hereby promise to jointly and severally pay to the order of _______________________________ (herein, together with any subsequent holder hereof, called the "Holder"), the principal sum of $_________, or so much thereof as represents Holder's Pro Rata share of the outstanding principal amount of all Term Loan Advances pursuant to the terms of the Loan Agreement (as defined below), on the dates on which such outstanding principal amounts become due and payable pursuant to SECTION 2.3 of the Loan Agreement, in strict accordance with the terms thereof. Borrowers likewise unconditionally jointly and severally promise to pay to Holder interest from and after the date hereof on the unpaid principal balance hereof at such interest rates, payable at such times and computed in such manner as are specified in SECTION 3.1 of the Loan Agreement, in strict accordance with the terms thereof.

         This Term Note ("Note") is issued pursuant to, and is one of the "Term Notes" referred to in, the Loan and Security Agreement, dated August 17, 1999 (as at any time amended, the "Loan Agreement"), among Borrowers, Congress Financial Corporation (Southern), as administrative agent for itself and the other financial institutions from time to time parties thereto ("Lenders"), BankBoston, N.A. ("Collateral Agent"), as collateral agent for the Lenders and such Lenders, and Holder is and shall be entitled to all benefits thereof and of all Financing Agreements executed and delivered in connection therewith. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

         This Note is subject to mandatory prepayment in accordance with the provisions of SECTION 6.7 of the Loan Agreement and to prepayment premiums in accordance with the provisions of SECTION 6.7 of the Loan Agreement. Notwithstanding anything to the contrary contained herein, the entire unpaid principal balance of and accrued interest on this Note shall be due and payable immediately upon the termination of this Agreement as set forth in SECTION 14 of the Loan Agreement.

         All payments of principal and interest shall be made in Dollars and in immediately available funds to Collateral Agent for Holder's benefit as specified in the Loan Agreement.

         Upon or after the occurrence of an Event of Default, the principal balance and all accrued interest of this Note may be declared (or shall become) due and payable in the manner and with the effect provided in the Loan Agreement. If this Note is collected by or through an attorney at law, then Borrowers shall be obligated to pay, in addition the principal balance and accrued interest hereof, reasonable attorneys' fees, expenses and court costs. From and after the occurrence of an Event of Default, the outstanding principal amount hereof shall bear interest at the Default Rate.

         In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrowers or inadvertently received by Holder, such excess sum shall be, at Borrowers' option, returned to Borrowers forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrowers not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

         Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

         Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Holder, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against any Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrowers. Each Borrower agree that, without releasing or impairing such Borrower's liability hereunder, Holder may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         The rights and obligations of Holder and Borrowers hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia. This Note is intended to take effect as an instrument under seal under Georgia law.

         IN WITNESS WHEREOF, Borrowers have caused this Note to be executed under seal and delivered by their duly authorized officers, on the date first above written.

                                    BORROWERS:

ATTEST:                             DYERSBURG CORPORATION


_____________________________       By:_______________________________________
PAUL L. HALLOCK,                       WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                 Executive Vice President,
and Assistant Secretary                Chief Financial Officer, Secretary
                                       and Treasurer
[CORPORATE SEAL]

                                    DYERSBURG FABRICS LIMITED
ATTEST:                             PARTNERSHIP, I

                                    By: DYERSBURG FABRICS INC., its sole General
                                        Partner

_____________________________       By:_____________________________________
PAUL L. HALLOCK,                       WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                 Executive Vice President,
and Assistant Secretary                Chief Financial Officer, Secretary
                                       and Treasurer
[CORPORATE SEAL]
ATTEST:                             DYERSBURG FABRICS INC.


_____________________________       By:_______________________________________
PAUL L. HALLOCK,                       WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                 Executive Vice President,
and Assistant Secretary                Chief Financial Officer, Secretary
                                       and Treasurer
[CORPORATE SEAL]

ATTEST:                             UNITED KNITTING, INC.


_____________________________       By:_______________________________________
PAUL L. HALLOCK,                       WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                 Executive Vice President,
and Assistant Secretary                Chief Financial Officer, Secretary
                                       and Treasurer

[CORPORATE SEAL]

ATTEST:                              IQUE, INC.


_____________________________        By:_______________________________________
PAUL L. HALLOCK,                        WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                  Executive Vice President,
and Assistant Secretary                 Chief Financial Officer, Secretary
                                        and Treasurer
[CORPORATE SEAL]
ATTEST:                              UNITED KNITTING LIMITED PARTNERSHIP, I

                                     By: UNITED KNITTING, INC., its sole General
                                         Partner

_____________________________        By:_____________________________________
PAUL L. HALLOCK,                        WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                  Executive Vice President,
and Assistant Secretary                 Chief Financial Officer, Secretary
                                        and Treasurer
[CORPORATE SEAL]
ATTEST:                              IQUE LIMITED PARTNERSHIP, I

                                     By: IQUE, INC., its sole General Partner

_____________________________        By:_____________________________________
PAUL L. HALLOCK,                        WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                  Executive Vice President,
and Assistant Secretary                 Chief Financial Officer, Secretary
                                        and Treasurer
[CORPORATE SEAL]


ATTEST:                               ALAMAC KNIT FABRICS, INC.


_____________________________         By:_______________________________________
PAUL L. HALLOCK,                         WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                   Executive Vice President,
and Assistant Secretary                  Chief Financial Officer, Secretary
                                         and Treasurer
[CORPORATE SEAL]

ATTEST:                               AIH INC.


_____________________________         By:_______________________________________
PAUL L. HALLOCK,                         WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                   Executive Vice President,
and Assistant Secretary                  Chief Financial Officer, Secretary
                                         and Treasurer
[CORPORATE SEAL]

                                    EXHIBIT C

                             FORM OF SETTLEMENT NOTE

                                                                August ___, 1999
U.S. $__________.__                                             Atlanta, Georgia



         FOR VALUE RECEIVED, the undersigned, DYERSBURG CORPORATION, a Tennessee corporation, DYERSBURG FABRICS LIMITED PARTNERSHIP, I, a Tennessee limited partnership, DYERSBURG FABRICS INC., a Tennessee corporation, UNITED KNITTING, INC., a Tennessee corporation, UNITED KNITTING LIMITED PARTNERSHIP, I, a Tennessee limited partnership, IQUE, INC., a Tennessee corporation, IQUE LIMITED PARTNERSHIP, I, a Tennessee limited partnership, ALAMAC KNIT FABRICS, INC., a Delaware corporation, and AIH INC., a Delaware corporation (the foregoing individually referred to hereinafter as a "Borrower" and collectively as "Borrowers"), hereby unconditionally jointly and severally promise to pay to the order of ______________________________ (herein, together with any subsequent holder hereof, called "Holder") the principal sum of $_______________ or such lesser sum as may constitute the outstanding principal amount of all Settlement Loans pursuant to the terms of the Loan Agreement (as defined below) on the date on which such outstanding principal amounts become due and payable pursuant to the Loan Agreement, in strict accordance with the terms thereof. Borrowers likewise unconditionally jointly and severally promise to pay to Holder interest from and after the date hereof on the outstanding principal amount of Settlement Loans at such interest rates, payable at such times, and computed in such manner as are specified in SECTION 3.1 of the Loan Agreement, in strict accordance with the terms thereof.

         This Settlement Note ("Note") is issued pursuant to, and is the "Settlement Note" referred to in, the Loan and Security Agreement dated August 17, 1999 (as the same may be amended from time to time, the "Loan Agreement"), among Borrower, Congress Financial Corporation (Southern), as administrative agent for the financial institutions from time to time parties thereto as lenders ("Lenders"), BankBoston, N.A. ("Collateral Agent"), as collateral agent for Lenders and such Lenders, and Holder is and shall be entitled to all benefits thereof and of all Financing Agreements executed and delivered in connection therewith. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

         The repayment of the principal balance of this Note shall be made in the manner and to the extent stated in SECTION 6.1 of the Loan Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the Commitment Termination Date.

         All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Loan Agreement.

         Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared due and payable in the manner and with the effect provided in the Loan Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in SECTION 3.1 of the Loan Agreement. Borrowers jointly and severally agree to pay, and save Holder harmless against any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys' fees, if this Note is collected by or through an attorney-at-law.

         All principal amounts of Settlement Loans made by Holder to Borrowers pursuant to the Loan Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrowers until paid in accordance with the terms of this Note and the Loan Agreement.

         In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrowers or inadvertently received by Holder, such excess sum shall be, at Borrowers' option, returned to Borrowers forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrowers not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

         Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, Borrowers, for themselves and their legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

         Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Agents may, at their option, enforce their rights against any Collateral securing this Note without enforcing its rights against Borrowers, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrowers. Borrowers agree that, without releasing or impairing Borrowers' liability hereunder, Agents or Holder may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         The rights of Holder and obligations of Borrowers hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia. This Note is intended to take effect as an instrument under seal under Georgia law.

         IN WITNESS WHEREOF, Borrowers have caused this Note to be executed under seal and delivered by their duly authorized officers on the date first above written.

                                    BORROWERS:

ATTEST:                             DYERSBURG CORPORATION


_____________________________       By:_______________________________________
PAUL L. HALLOCK,                       WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                 Executive Vice President,
and Assistant Secretary                Chief Financial Officer, Secretary
                                       and Treasurer
[CORPORATE SEAL]

                                    DYERSBURG FABRICS LIMITED
ATTEST:                             PARTNERSHIP, I

                                    By: DYERSBURG FABRICS INC., its sole General
                                        Partner

_____________________________       By:_____________________________________
PAUL L. HALLOCK,                       WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                 Executive Vice President,
and Assistant Secretary                Chief Financial Officer, Secretary
                                       and Treasurer
[CORPORATE SEAL]
ATTEST:                             DYERSBURG FABRICS INC.


_____________________________       By:_______________________________________
PAUL L. HALLOCK,                       WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                 Executive Vice President,
and Assistant Secretary                Chief Financial Officer, Secretary
                                       and Treasurer
[CORPORATE SEAL]

ATTEST:                             UNITED KNITTING, INC.


_____________________________       By:_______________________________________
PAUL L. HALLOCK,                       WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                 Executive Vice President,
and Assistant Secretary                Chief Financial Officer, Secretary
                                       and Treasurer

[CORPORATE SEAL]

ATTEST:                              IQUE, INC.


_____________________________        By:_______________________________________
PAUL L. HALLOCK,                        WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                  Executive Vice President,
and Assistant Secretary                 Chief Financial Officer, Secretary
                                        and Treasurer
[CORPORATE SEAL]
ATTEST:                              UNITED KNITTING LIMITED PARTNERSHIP, I

                                     By: UNITED KNITTING, INC., its sole General
                                         Partner

_____________________________        By:_____________________________________
PAUL L. HALLOCK,                        WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                  Executive Vice President,
and Assistant Secretary                 Chief Financial Officer, Secretary
                                        and Treasurer
[CORPORATE SEAL]
ATTEST:                              IQUE LIMITED PARTNERSHIP, I

                                     By: IQUE, INC., its sole General Partner

_____________________________        By:_____________________________________
PAUL L. HALLOCK,                        WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                  Executive Vice President,
and Assistant Secretary                 Chief Financial Officer, Secretary
                                        and Treasurer
[CORPORATE SEAL]


ATTEST:                               ALAMAC KNIT FABRICS, INC.


_____________________________         By:_______________________________________
PAUL L. HALLOCK,                         WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                   Executive Vice President,
and Assistant Secretary                  Chief Financial Officer, Secretary
                                         and Treasurer
[CORPORATE SEAL]

ATTEST:                               AIH INC.


_____________________________         By:_______________________________________
PAUL L. HALLOCK,                         WILLIAM S. SHROPSHIRE, JR.,
Vice President-Finance                   Executive Vice President,
and Assistant Secretary                  Chief Financial Officer, Secretary
                                         and Treasurer
[CORPORATE SEAL]

                                    EXHIBIT D

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                           Date ______________,______


Congress Financial Corporation (Southern), as Administrative Agent 200 Galleria Parkway
Suite 1500
Atlanta, Georgia  30339
Attention: Office Head

BankBoston, N.A., as Collateral Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attention: Mr. David Rich

         Re: Loan and Security Agreement dated August 17, 1999, by and among Dyersburg Corporation, Dyersburg Fabrics Limited Partnership, I, Dyersburg Fabrics Inc., United Knitting, Inc., United Knitting Limited Partnership, I, IQUE, Inc., IQUE Limited Partnership, I, Alamac Knit Fabrics, Inc., AIH Inc., Congress Financial Corporation (Southern), as administrative agent for certain Lenders from time to time parties thereto, BankBoston, N.A., as collateral agent for the Lenders, and such Lenders (as at any time amended, the "Loan Agreement")

Gentlemen:

         This Notice of Conversion/Continuation is delivered to you pursuant to
SECTION 3.1(C) of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Loan Agreement.
Borrowers hereby give notice of their request as follows:

Check as applicable:

         [ ] A conversion of Loans from one Type to another, as follows:

                  (i) The requested date of the proposed conversion is ______________, 19__ (the "Conversion Date");

                  (ii) The Type of Loans to be converted pursuant hereto are presently __________________ [select either LIBOR Rate Loans or Base Rate Loans] in the principal amount of $_____________ outstanding as of the Conversion Date;

                  (iii) The portion of the aforesaid Loans to be converted on the Conversion Date is $_____________ (the "Conversion Amount");

                  (iv) The Conversion Amount is to be converted into a ____________ [select either a LIBOR Rate Loan or a Base Rate Loan] (the "Converted Loan") on the Conversion Date.

                  (v) [In the event Borrowers selects a LIBOR Rate Loan:] Borrowers hereby request that the Interest Period for such Converted Loan be for a duration of _____ [insert length of Interest Period].

         [ ] A continuation of LIBOR Rate Loans for new Interest Period, as follows:

                  (i) The requested date of the proposed continuation is _______________, 19__ (the "Continuation Date");

                  (ii) The aggregate amount of the LIBOR Rate Loans subject to such continuation is $__________________;

                  (iii) The duration of the selected Interest Period for the LIBOR Rate Loans which are the subject of such continuation is: _____________ [select duration of applicable Interest Period];

         Borrowers hereby ratify and reaffirm all of their respective liabilities and obligations under the Financing Agreements and certify that no Default or Event of Default exists on the date hereof.

         Borrowers have caused this Notice of Conversion/Continuation to be executed and delivered by their duly authorized officer, this _______ day of ______________, 19__.


                                   DYERSBURG CORPORATION, as Borrowing Agent


                                   By:__________________________________________

                                      Title:____________________________________

                                    EXHIBIT E

                           FORM OF NOTICE OF BORROWING

                           Date ______________, ______

Congress Financial Corporation (Southern), as Administrative Agent 200 Galleria Parkway
Suite 1500
Atlanta, Georgia  30339
Attention: Office Head

BankBoston, N.A., as Collateral Agent 115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attention: Mr. David Rich

         Re: Loan and Security Agreement dated August 17, 1999, by and among Dyersburg Corporation, Dyersburg Fabrics Inc., United Knitting, Inc., IQUE, Inc., Alamac Knit Fabrics, Inc., AIH Inc., Congress Financial Corporation (Southern), as administrative agent for certain Lenders from time to time parties thereto, BankBoston, N.A., as collateral agent for the Lenders, and such Lenders (as at any time amended, the "Loan Agreement")

         This Notice of Borrowing is delivered to you pursuant to SECTION 6.1(A) of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Loan Agreement. Borrowers hereby request a Revolving Loan in the aggregate principal amount of $______________ to be made on _____________, _____, and to consist of:

         Check as applicable:   [ ] Base Rate Loans in the aggregate principal
                                amount of $_____________

                                [ ] LIBOR Rate Loans in the aggregate principal amount of $___________, with Interest Periods as follows:

                                    (i)      As to $_____________, an Interest
                                             Period of ______ month(s);

                                    (ii)     As to $_____________, an Interest
                                             Period of ______ months;

                                    (iii)    As to $_____________, an Interest
                                             Period of ______ months.

         Borrowers hereby ratify and reaffirm all of their respective liabilities and obligations under the Financing Agreements, and Borrowers hereby certify that no Default or Event of Default exists on the date hereof.

         Borrowers have caused this Notice of Borrowing to be executed and delivered by their duly authorized officer, this ______ day of _____________,
_____.

                                   DYERSBURG CORPORATION, as Borrowing Agent

                                   By:__________________________________________

                                      Title:____________________________________

                                    EXHIBIT F

                             COMPLIANCE CERTIFICATE

                            [Letterhead of Borrowers]




                                                        __________________, 19__




Congress Financial Corporation (Southern), as Administrative Agent 200 Galleria Parkway
Suite 1500
Atlanta, Georgia  30339
Attention: Office Head

BankBoston, N.A., as Collateral Agent 115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attention: Mr. David Rich

               The undersigned, the chief financial officer of Dyersburg Corporation, Dyersburg Fabrics Limited Partnership, I, Dyersburg Fabrics Inc., United Knitting, Inc., United Knitting Limited Partnership, I, IQUE, Inc., IQUE Limited Partnership, I, Alamac Knit Fabrics, Inc. and AIH Inc. ("Borrowers"), gives this certificate to Agents in accordance with the requirements of SECTION
9.6 of that certain Loan and Security Agreement dated August 17, 1999, among Borrowers, Agents and the Lenders referenced therein ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

                   1. Based upon my review of the balance sheets and statements of income of Borrowers and their Subsidiaries for the [Fiscal Year] [quarterly period] ending __________________, 19__, copies of which are attached hereto, I hereby certify that:

                           (a) Consolidated Minimum Adjusted Tangible Net Worth is $____________;

                           (b)      Consolidated Minimum EBITDA is $___________;

                           (c) Consolidated Fixed Charge Coverage Ratio is ____ to 1;

                           (d)      Excess Availability is $____________;

                           (f) Capital Expenditures during the period and for the Fiscal Year to date total $_________ for Borrowers.

                  2. No Default exists on the date hereof, other than:
__________________ ________________________________________________ [if none, so state]; and

                  3. No Event of Default exists on the date hereof, other than __________ ____________________________________________________ [if none, so state].

                   4. As of the date hereof, Borrowers are current in their payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding any Borrower's failure to pay or delay in payment of any such rent or other charges.

                                            Very truly yours,



                                            ------------------------------------
                                            Chief Financial Officer

                                    EXHIBIT G

                           OPINION LETTER REQUIREMENTS



         With respect to each Borrower, Borrowers' counsel's opinion letter should address the following in a manner satisfactory to Agents:

         Agents and Lenders shall have received from Borrowers' legal counsel in the State of Tennessee and the State of North Carolina, written opinions satisfactory to Agents in which such counsel opine that, among other things: (i) each Borrower is duly incorporated or organized, validly existing and in good standing under the laws of the State of its organization and is duly qualified to transact business in certain other states; (ii) each Borrower has taken all necessary corporate or partnership actions to authorize the execution, delivery and performance of the Financing Agreements and any other documents required to be executed on the closing date pursuant thereto; (iii) the execution and delivery of each Financing Agreement does not, and the consummation of the financing transactions evidenced thereby will not, violate, result in the breach of, be in conflict with or constitute a default under any provision of any law, rule, order, judgment or decree applicable to Borrowers or any agreement (including any agreement evidencing any of the subordinated debt of any Borrower) known to counsel to be applicable to Borrowers or binding on Borrowers' properties; (iv) the Financing Agreements are legal, valid and binding obligations of each Borrower enforceable against each Borrower party thereto in accordance with their respective terms, except as such enforcement may be limited by bankruptcy and other similar laws of general application relating to or affecting the enforcement of creditor's rights generally and by general principles of equity and other customary limitations on enforceability typically included in such opinions; (v) such attorney knows of no litigation, proceeding or investigation, pending or threatened against any Borrower other than that disclosed in the Loan Agreement; (vi) no registration or declaration with any governmental authority is required by or on behalf of Borrowers in connection with the execution and delivery of the Financing Agreements or any other documents contemplated thereby delivered on the closing date; (vii) the Financing Agreements do not violate any applicable law relating to interest or usury and a Tennessee and a North Carolina court would give effect to the choice of Georgia law (including laws regulating interest) under the Financing Agreements (except as to matters of procedure and enforcement of remedies in the States of North Carolina and Tennessee); (viii) the liens granted and conveyed to Collateral Agent with respect to all of the Collateral are legal and valid under Tennessee and North Carolina law and are duly perfected pursuant to applicable provisions of Tennessee and North Carolina law; (x) all documentary stamps, intangibles taxes and fees required to be paid by Lenders in connection with any of the Financing Agreements have been duly paid and no additional stamps, taxes or fees are required to be paid other than recording fees in a nominal amount and franchise and excise taxes, if applicable; (xi) the number of issued and outstanding shares of stock or partnership interests of each Borrower; (xii) absence of violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or Regulations T, U and X of the Board of Governors of the Federal Reserve System, by the transactions contemplated by the Financing Agreements; (xiii) absence of requirement under the laws of applicable states for either or both Agents or any Lender to register or qualify in such states to do business as a prerequisite to their entering into, performing or enforcing the provisions of the Financing Agreements; and (xiv) such other matters as may be reasonably requested by legal counsel to Agents.

                                    EXHIBIT H


                        FORM OF ASSIGNMENT AND ACCEPTANCE


                            Dated as of ______, 19__



         Reference is made to the Loan and Security Agreement dated August 17, 1999 (at any time amended, the "Loan Agreement"), among DYERSBURG CORPORATION, a Tennessee corporation , DYERSBURG FABRICS LIMITED PARTNERSHIP, I, a Tennessee limited partnership, DYERSBURG FABRICS INC., a Tennessee corporation, UNITED KNITTING, INC., a Tennessee corporation, UNITED KNITTING LIMITED PARTNERSHIP, I, a Tennessee limited partnership, IQUE, INC., a Tennessee corporation, IQUE LIMITED PARTNERSHIP, I, a Tennessee limited partnership, ALAMAC KNIT FABRICS, INC., a Delaware corporation, and AIH INC., a Delaware corporation (the foregoing individually referred to hereinafter as "Borrower" and collectively referred to hereinafter as "Borrowers"), CONGRESS FINANCIAL CORPORATION (SOUTHERN), in its capacity as administrative agent ("Administrative Agent") for the financial institutions from time to time party to the Loan Agreement ("Lenders"), BankBoston, N.A., in its capacity as collateral agent ("Collateral Agent") for the Lenders and __________. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

         ______________________________________ (the "Assignor") and
______________________________________ (the "Assignee") agree as follows:

         1. (A) Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (i) a principal amount of $________ of the outstanding Revolving Loans held by Assignor [and $___________ of participations of Assignor in Letter of Credit Accommodations] (which amounts, according to the records of Agent, represent _______% of the total principal amount of outstanding Revolving Loans [and Letter of Credit Accommodations]) and (ii) a principal amount of $__________ of Assignor's Revolving Commitment (which amount includes Assignor's outstanding Revolving Loans being assigned to Assignee pursuant to clause (i) above and which, according to the records of Agent, represents (____%) of the total Revolving Commitments of Lenders under the Loan Agreement); (B) Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (i) a principal amount of $________ of the outstanding Term Loan and (ii) a principal amount of $_________ of Assignor's Term Loan Commitment (which amount includes Assignor's outstanding Term Loan Advance being assigned to Assignee pursuant to clause (i) above and which, according to the records of Agent, represents ________% of the total Term Loan Commitments of the Lenders under the Loan Agreement) (the items described in (A) and (B) above being herein collectively referred to as the "Assigned Interests"), together with an interest in the Financing Agreements corresponding to the Assigned Interest. This Agreement shall be effective from the date (the "Assignment Effective Date") on which Assignor receives both (x) the principal amount of the Assigned Interest in the Loans on the Assignment Effective Date, if any, and (y) a copy of this Agreement duly executed by Assignee. From and after the Assignment Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor's obligations in respect of Assignor's Commitments to the extent, and only to the extent, of Assignee's Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor's account in respect of the Assigned Interest shall be payable to or for Assignee's account, to the extent such amounts have accrued subsequent to the Assignment Effective Date.

         2. Assignor (i) represents that as of the date hereof, the aggregate of its Commitments under the Loan Agreement (without giving effect to assignments thereof, which have not yet become effective) is $__________, and the outstanding balance of its Loans [and participations in Letter of Credit Accommodations] (unreduced by any assignments thereof, which have not yet become effective) is $__________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers, the performance or observance by Borrowers of any of their obligations under the Loan Agreement or any of the Financing Agreements[; and (iv) attaches the Notes held by it and requests that Collateral Agent exchange such Notes for new Notes payable to Assignee and the Assignor in the principal amounts set forth on Schedule A hereto].

         3. Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to SECTION 9.6 thereof, and copies of such other Financing Agreements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(iii) agrees that it shall, independently and without reliance upon the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) confirms that it is eligible to become an Assignee; (v) appoints and authorizes Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Collateral Agent by the terms thereof, together with such powers as are incidental thereto; (vi) agrees that it will strictly observe and perform all the obligations that are required to be performed by it as a "Lender" under the terms of the Loan Agreement and the other Financing Agreements; and (vii) agrees that it will keep confidential all information with respect to Borrowers furnished to them by Borrowers or the Assignor to the extent provided in the Loan Agreement.

         4. Assignor acknowledges and agrees that it will not sell or otherwise dispose of the Assigned Interest or any portion thereof, or grant any participation therein, in a manner which, or take any action in connection therewith which, would violate the terms of any of the Financing Agreements.

         5. This Agreement and all rights and obligations shall be interpreted in accordance with and governed by the laws of the State of Georgia. If any provision hereof would be invalid under Applicable Law, then such provision shall be deemed to be modified to the extent necessary to render it valid while most nearly preserving its original intent; no provision hereof shall be affected by another provision's being held invalid.

         6. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telescope or facsimile transmission or by first-class mail, shall be deemed given when sent and shall be sent as follows:

         If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

                          --------------------------

                          --------------------------

                          --------------------------

         If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

                          --------------------------

                          --------------------------

                          --------------------------

         Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

         If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

                          ---------------------------
                          ABA No.
                                 --------------------

                          ---------------------------
                          Account No.
                                     ----------------
                          Reference:
                                     ----------------

         If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

                          ---------------------------

                          ---------------------------

                          ---------------------------
                          ABA No.
                                 --------------------
                          For Account No.
                                         ------------
                          Reference:
                                     ----------------

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed and delivered by their respective duly authorized officers, as of the date first above written.

                                        ---------------------------------------
                                        ("Assignor")


                                        By:
                                             ----------------------------------
                                                 Title:
                                                         ----------------------


                                        ---------------------------------------
                                        ("Assignee")

                                        By:
                                             ----------------------------------
                                                 Title:
                                                         ----------------------

                                    EXHIBIT I

                                 FORM OF NOTICE


         Reference is made to (i) the Loan and Security Agreement dated August 17, 1999 (as at any time amended, the "Loan Agreement") among DYERSBURG CORPORATION, a Tennessee corporation, DYERSBURG FABRICS LIMITED PARTNERSHIP, I, a Tennessee limited partnership, DYERSBURG FABRICS INC., a Tennessee corporation, UNITED KNITTING, INC., a Tennessee corporation, UNITED KNITTING LIMITED PARTNERSHIP, I, a Tennessee limited partnership, IQUE, INC., a Tennessee corporation, IQUE LIMITED PARTNERSHIP, I, a Tennessee limited partnership, ALAMAC KNIT FABRICS, INC., a Delaware corporation, and AIH INC., a Delaware corporation (the foregoing individually referred to hereinafter as "Borrower" and collectively referred to hereinafter as "Borrowers"), CONGRESS FINANCIAL CORPORATION (SOUTHERN) in its capacity as administrative agent ("Administrative Agent") for the financial institutions from time to time party to the Loan Agreement ("Lenders"), BankBoston, N.A., in its capacity as collateral agent ("Collateral Agent") for the Lenders and ___________, and (ii) the Assignment and Acceptance dated as of ____________, 19__ (the "Assignment Agreement") between __________________ (the "Assignor") and ____________________ (the
"Assignee"). Except as otherwise defined herein, capitalized terms used herein which are defined in the Loan Agreement are used herein with the respective meanings specified therein.

         The Assignor hereby notifies Borrowers and Collateral Agent of Assignor's intent to assign to Assignee pursuant to the Assignment Agreement a principal amount of (i) $________ of the outstanding Revolving Loans [and participations in Letter of Credit Accommodations] held by Assignor, (ii) $___________ of Assignor's Revolving Commitment (which amount includes the Assignor's outstanding Revolving Loans being assigned to Assignee pursuant to clause (i) above), (iii) $_______________ of the outstanding Term Loan Advance held by Assignor, and (iv) $_____________ of Assignor's Term Loan Commitment (which amount includes Assignor's outstanding portion of the Term Loan Advance being assigned to Assignee pursuant to clause (iii) above), together with an interest in the Financing Agreements corresponding to the interest in the Loans and Commitments so assigned. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor's obligations under the Loan Agreement to the extent of the Assigned Interest (as defined in the Assignment Agreement).

         For purposes of the Loan Agreement, Agent shall deem Assignor's share of the Revolving Commitment and Term Loan Commitment to be reduced by $_________ and $__________, respectively, and Assignee's share of the Revolving Commitment and Term Loan Commitment to be increased by $_________ and $___________, respectively.

         The address of the Assignee to which notices, information and payments are to be sent under the terms of the Loan Agreement is:

                           -------------------------

                           -------------------------

                           -------------------------

                           -------------------------

         Assignees LIBOR Lending Office address is as follows:

                           -------------------------

                           -------------------------

                           -------------------------

                           -------------------------

         This Notice is being delivered to the Borrowers and Collateral Agent pursuant to SECTION 13.3 of the Loan Agreement. Please acknowledge your receipt of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

         IN WITNESS WHEREOF, the undersigned have caused the execution of this Notice, as of _________________, 19__.

                                             -----------------------------------
                                             ("Assignor")


                                             By:
                                                --------------------------------
                                                  Title:
                                                        ------------------------


                                             -----------------------------------
                                             ("Assignee")

                                             By:
                                                --------------------------------
                                                  Title:
                                                        ------------------------



ACKNOWLEDGED AND AGREED TO
AS OF THE DATE SET FORTH ABOVE:

[BORROWERS]


By:
   --------------------------------
     Title:
           ------------------------


CONGRESS FINANCIAL
CORPORATION (SOUTHERN),
as Administrative Agent


By:
   --------------------------------
     Title:
           ------------------------

BANKBOSTON, N.A.,
as Collateral Agent


By:
   --------------------------------
     Title:
           ------------------------

                                    EXHIBIT J

                           BORROWING BASE CERTIFICATE

                              DYERSBURG CORPORATION
                        DAILY BORROWING BASE CERTIFICATE
                    (to be submitted daily and at month-end)


1. Accounts Receivable Balance as of ______________(date)

   a. Receivable Balance from previous certificate                                $___________________

   b. Plus:    Gross Sales                     $_________________

               Other Debits *                  $_________________

   c. Total Additions                                                             $___________________

   d. Less Collections                         $_________________

         Credit Memos                          $_________________

         Other Credits *                       $_________________

   e. Total Reductions                                                            $___________________

2. New Accounts Receivable as of this certificate                                 $___________________

3. Less: Ineligible Accounts Receivable per Aging dated   __________              $___________________
     (per attached exclusion form)

4. Eligible Accounts Receivable (Line 2 - Line 3)                                 $___________________

5. Advance Rate                                                          X       85%

6. Accounts Receivable Availability (Line 4 x Line 5)                             $___________________

7. Inventory Availability (From Inventory Designation)                            $___________________
    (Inventory Availability not to Exceed $25 Million)

8. Total Collateral Availability (Line 6 + Line 7)                                $___________________
    Less:
9. Minimum Availability Reserve                                                   $___________________

10. Total Availability (Line 8 - Line 9)                                  $        ___________________

11A. Outstanding Revolving Loan Balance              $___________________

  B. Outstanding Letters of Credit                   $___________________
       (Not to Exceed $16 Million)

  C. Total Outstanding (Not to Exceed $84 Million)                                $___________________

12. Net Availability (Line 10 - Line 11C)                                         $___________________


LOAN RECONCILIATION

13. Current Balance Forward                                                       $___________________

Increases to Loan:

14. Loan Advances Requested                                                       $___________________

15. Other: explain                                                                $___________________

16. Total Loan Increases (Line 14 + Line 15)                                      $___________________

Decreases to Loan:

17. Payments Initiated via Lockbox                                                $___________________

18. Other Payments Reducing Accounts Receivable                                   $___________________

19. Total A/R Effecting Payments (Line 17 + 18)                                   $___________________
       (Must Agree With Line 1D [Collections] - If Not, Please Provide
        Detailed Explanation)

19. Other: explain                                                                $___________________

20. Total Loan Outstanding                                                        $___________________
* If In Excess of $5 Thousand Explain

For value received the undersigned hereby pledges, sells, assigns and transfers to BankBoston N.A. (herein called 'Lenders') the claims or accounts receivable described and set forth on this statement or in the statements attached hereto, together with all monies now due or to become due thereon, all guaranties and security therefor, and all right, title and interest of the undersigned in the merchandise giving rise thereto, including the right of stoppage in transit, with full power to collect and/or compromise the same or otherwise deal with the same in its own name or otherwise as though it were absolute owner thereof for all purposes. Said claims, accounts, money, merchandise and security are assigned as collateral security for INDEBTEDNESS and liabilities of the undersigned to its Lender as more fully provided and pursuant to a plan set forth in a loan agreement dated _________ between the undersigned and its lender and with and subject to all the covenants, terms and provisions thereof.



Client # ________                      By:______________________________________
                                                 Authorized Official

                              DYERSBURG CORPORATION
                   MONTH END EXCLUSIONS TO ACCOUNTS RECEIVABLE

AS OF :____________________(DATE) AGING

ACCOUNTS RECEIVABLE OVER 60 DAYS FROM DUE DATE BUT IN NO EVENT GREATER THAN
120 DAYS PAST INVOICE DATE:                                                             $____________

RE-AGED CREDITS:                                                                        $____________

AFFILIATES (A), SUBSIDIARIES (S), INTERCOMPANY (I) OR OFFICER/EMPLOYEE ACCOUNTS (O), IF ANY:
Name:                           A/R Balance (within 60 days of due date )
____________________(    )                  $______________
____________________(    )                  $______________
____________________(    )                  $______________
____________________(    )                  $______________

TOTAL AFFILIATES, SUBSIDIARIES, INTERCOMPANY OR OFFICER/EMPLOYEE ACCOUNTS:              $____________

CONTRA ACCOUNTS:                      A/R Balance  (Amt.         Amount of Exclusion
Vendor/Manufacturer Rep.  A/P Balance within 60 days past due) (Lessor of A/P or A/R)
_____________________     $_____________    $______________          $________________
_____________________     $_____________    $______________          $________________
_____________________     $_____________    $______________          $________________
TOTAL AMOUNT OF CONTRA ACCOUNTS:                                                        $___________

ACCOUNTS SUBJECT TO "CROSS AGING RULE" (IF BALANCE OF OVER 60 DAYS FROM DUE DATE
IS 50% OR GREATER OF TOTAL BALANCE OF ACCOUNT, THEN DEDUCT AMOUNT WITHIN 60 DAYS
OF DUE DATE): Name Amount within 60 days from due date
________________________  $_____________
________________________  $_____________
________________________  $_____________
TOTAL AMOUNT OF ACCOUNTS SUBJECT TO "CROSS AGING RULE":                                 $___________

ACCOUNTS SUBJECT TO "CONCENTRATION RULE" (IF AGGREGATE BALANCE OF ANY ACCOUNT DEBTOR EXCEEDS
20% OF "ACCEPTABLE ACCOUNTS", THEN DEDUCT AMOUNT OVER 20%):
Name                      Amount
________________________  $_____________
________________________  $_____________
TOTAL AMOUNT OF ACCOUNTS SUBJECT TO "CONCENTRATION RULE":                               $___________

CHARGEBACKS LESS THAN 60 DAYS PAST DUE:                                                 $___________

SAMPLES LESS THAN 60 DAYS PAST DUE:                                                     $___________

RETURNS LESS THAN 60 DAYS PAST DUE:                                                     $___________

FOREIGN ACCOUNTS NOT BACKED BY LETTERS OF CREDIT:
________________________  $_____________
________________________  $_____________
TOTAL FOREIGN ACCOUNTS NOT BACKED BY LETTERS OF CREDIT :                                $___________

FEDERAL GOVERNMENT
________________________  $_____________
________________________  $_____________
TOTAL FEDERAL GOVERNMENT :                                                              $___________

OTHER EXCLUSIONS AS PER LOAN AGREEMENT:
________________________  $_____________
________________________  $_____________
TOTAL OTHER EXCLUSIONS:                                                                 $__________

TOTAL EXCLUSIONS (INELIGIBLE ACCOUNTS RECEIVABLE):                                      $__________

BY:______________________________________
         Authorized Official

CLIENT #________

                           DESIGNATION OF MERCHANDISE
                       (to be submitted on a weekly basis)

                         _______________________ 19_____



The undersigned hereby designates and pledges all merchandise, supplies, materials, and goods in process, including any of such described below or in Exhibit A attached hereto as Merchandise of the undersigned to be subject to a lien of BankBoston N.A., 100 Federal Street, Boston, Massachusetts, pursuant to the loan agreement with the undersigned dated ______________________________ and pursuant to applicable provisions of law.

                                                                                         ADVANCE
                             DYERSBURG       ALAMAC          UNITED          TOTAL         RATE         AVAILABILITY
                             ---------       ------          ------          -----       -------        ------------

RAW MATERIAL
------------

RAW COTTON                  $_________     $_________      $_________     $_________

LESS:
VALUATION RESERVE           $_________     $_________      $_________     $_________
        SUBTOTAL: COTTON    $_________     $_________      $_________     $_________         70%         $_________


OTHER RAW MATERIAL          $_________     $_________      $_________     $_________

LESS INELIGIBLES:
DYES & CHEMICALS            $_________     $_________      $_________     $_________
SUPPLIES                    $_________     $_________      $_________     $_________

OBSOLESCENCE RESERVE        $_________     $_________      $_________     $_________

      SUBTOTAL OTHER RAW    $_________     $_________      $_________     $_________         60%         $_________
 (SYNTHETICS AND YARN)

WORK IN PROCESS             $_________     $_________      $_________     $_________
---------------

LESS INELIGIBLES:
REVALUATION RESERVE         $_________     $_________      $_________     $_________
OUTSIDE PROCESSORS          $_________     $_________      $_________     $_________

 IN PROCESS ABSORPTION      $_________     $_________      $_________     $_________
OBSOLETE GREIGE             $_________     $_________      $_________     $_________

      SUBTOTAL OTHER WIP    $_________                     $_________     $_________         50%         $_________

     SUBTOTAL ALAMAC WIP                   $_________                     $_________         25%         $_________

   LOWER OF TOTAL AVAIL.
        WIP OR $8MILLION                                                                                 $_________

FINISHED GOODS              $_________     $_________      $_________     $_________
--------------

LESS INELIGIBLES:
REVALUATION RESERVE         $_________     $_________      $_________     $_________
OBSOLESCENCE RESERVE        $_________     $_________      $_________     $_________
SECONDS INVENTORY           $_________     $_________      $_________     $_________
IRREGULAR INVENTORY         $_________     $_________      $_________     $_________
OBSOLETE INVENTORY          $_________     $_________      $_________     $_________
FINISHED GOODS

ABSORPTION                  $_________     $_________      $_________     $_________
SUBTOTAL FINISHED GOODS
                            $_________     $_________      $_________     $_________         60%         $_________
         TOTAL              $_________     $_________      $_________     $_________                     $_________


NAME OF BORROWER: DYERSBURG CORPORATION     CLIENT #_____________________

                                            BY:________________________________
                                                     Authorized Official

This Designation is designed for use by each of the lenders named above and relates to transactions under the loan agreement between the within named borrower and the particular lender.

                          MONTHLY RECONCILIATION REPORT



ACCOUNTS RECEIVABLE RECONCILIATION AS OF __________________ (DATE)


ACCOUNTS RECEIVABLE BALANCE AS OF PREVIOUS MONTHS AGING REPORTS:                     $____________



PLUS:    Gross Sales for the month or period                  $_______________

         Other Debits to Accounts Receivable *                $_______________

         TOTAL ADDITIONS TO ACCOUNTS RECEIVABLE:                                     $____________


LESS:    Cash Collections for the month or period             $______________

         Credit Memos                                         $______________

         Other Credits to Accounts Receivable *               $______________

         TOTAL REDUCTIONS TO ACCOUNTS RECEIVABLE:                                    $____________


TOTAL BALANCE OF THIS AGING REPORT AS OF _______________ (DATE):                     $____________


ACCOUNTS RECEIVABLE BALANCE AS PER LENDERS MONTH END STATEMENT:                      $____________


DIFFERENCE (EXPLAIN ON ATTACHED RECONCILIATION REPORT IN DETAIL):                    $____________


* IF IN EXCESS OF $5,000.00 EXPLAIN





COMPANY: DYERSBURG CORPORATION


BY:________________________________
         Authorized Official


CLIENT #

          RECONCILIATION OF LENDERS MONTH END STATEMENT TO AGING REPORT

ACCOUNTS RECEIVABLE BALANCE PER LENDERS MONTH END STATEMENT                     $_____________

IN TRANSIT ITEMS:
Sales:         $_______________ $_______________
               $_______________ $_______________
               $_______________ $_______________
               $_______________ $_______________
               $_______________ $_______________

TOTAL SALES:                                                            +       $_____________

Other Debits:  $_______________ $_______________
               $_______________ $_______________
               $_______________ $_______________

TOTAL OTHER DEBITS:                                                     +       $_____________

Cash Collections:    $_______________ $_______________
                     $_______________ $_______________
                     $_______________ $_______________
                     $_______________ $_______________
                     $_______________ $_______________

TOTAL CASH COLLECTIONS:                                                 -       $_____________

Credit Memos:        $______________  $_______________
                     $_______________ $_______________
                     $_______________ $_______________

TOTAL CREDIT MEMOS:                                                    -        $_____________

Other Credits:       $______________  $_______________
                     $_______________ $_______________
                     $_______________ $_______________

TOTAL OTHER CREDITS:                                                   -        $_____________

CORRECTIONS & ADJUSTMENTS TO LENDERS MONTH END STATEMENT: ______________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

BALANCE MUST AGREE WITH BALANCE OF AGING REPORT BEING SUBMITTED:                $_____________

COMPANY: DYERSBURG CORPORATION


BY:_______________________________________
         Authorized Official


CLIENT #

                                    EXHIBIT K

                            Information Certificates